SECURED SENIOR LENDING AGREEMENT

by and between

Pioneer Financial Services, Inc.,

and Subsidiaries

(“Borrowers”)

UMB Bank, N.A.,

Arvest Bank,

Commerce Bank, N.A.,

First Bank,

Texas Capital Bank, N.A.,

Southwest Bank, an M&I Bank,

SolutionsBank,

BancFirst,

(“Banks”)

and

UMB Bank, N.A.

(“Agent”)

Dated as of June 12, 2009

Page

SECTION 1	DEFINITIONS	2
SECTION 2	EXTENSIONS OF CREDIT	9
2.1.	Term	9
2.2.	Credit Facilities	10
2.3.	Note Pricing	11
2.4.	Credit Facility Letters	12
2.5.	Notes and Other Documents to Continue	12
2.6.	Uncommitted Availability Fee	13
2.7.	Purpose of Senior Debt	14
SECTION 3	CONDITIONS TO EXTENSIONS OF CREDIT	14
SECTION 4	COLLATERAL	17
4.1.	Subsidiary Revolving Grid Notes	17
4.2.	Customer Notes	18
4.3.	Equity Interests of Subsidiaries	18
4.4.	Intellectual Property	19
4.5.	MCFC Guaranty	19
4.6.	Collection of Collateral	19
4.7.	Deposit Accounts/Equipment	19
4.8.	Subsidiary Guaranties	20
SECTION 5	REPRESENTATIONS AND WARRANTIES	20
5.1.	Existence and Authority	20
5.2.	Enforceable Agreement	21
5.3.	Debt Ranking	21
5.4.	Records	21
5.5.	Litigation	21
5.6.	Liens and Encumbrances	22
5.7.	Financial Statements	22
5.8.	Pension and Welfare Plans	23
5.9.	Tax Returns and Payment	23
5.10.	Subsidiaries	24
5.11.	Compliance With Other Instruments	24
5.12.	Other Debt and Guarantees	25
5.13.	Title to Property	25
5.14.	Regulation U	25
5.15.	Patents, Trademarks, Copyrights, etc	26
5.16.	Investment Company Act of 1940	26
5.17.	Environmental, Safety and Health Matters	26
5.18.	No Default	27
5.19.	Disclosure	27
5.20.	Solvency	28
5.21.	Survival of Representations and Warranties	28
SECTION 6	AFFIRMATIVE COVENANTS	28
6.1.	Financial Information	28
6.2.	Payment of Indebtedness, Performance of Obligations	30

i

(continued)

Page

6.3.	Books and Records; Consultations and Inspections	31
6.4.	Payment of Taxes	31
6.5.	Payment of Claims	32
6.6.	Existence	32
6.7.	Maintenance of Property	33
6.8.	Compliance with Laws, Regulations, etc	33
6.9.	Environmental Matters	33
6.10.	ERISA Compliance	34
6.11.	Notices	35
6.12.	Insurance	36
6.13.	Further Assurances	36
6.14.	Accountants	37
6.15.	Financial Covenants.	37
6.16.	Operation	38
6.17.	Pledge of Collateral	38
SECTION 7	NEGATIVE COVENANTS	38
7.1.	Consolidation and Mergers	39
7.2.	Nonconforming Debt	39
7.3.	Permitted Indebtedness	39
7.4.	Redemptions/Guarantees/Advances/Issuance of Stock/Dividends	40
7.5.	Service Charges	41
7.6.	Net Income	41
7.7.	Limitation on Liens	41
7.8.	Changes in Nature of Business	41
7.9.	Fiscal Year	42
7.10.	Pension Plans	42
7.11.	Loan Sale and Master Services Agreement	42
7.12.	New Subsidiaries	42
7.13.	Transactions with Affiliates	42
7.14.	Transfers	43
7.15.	Other Agreements	43
SECTION 8	THE AGENT	43
8.1.	Appointment	43
8.2.	Powers	43
8.3.	General Immunity	43
8.4.	No Responsibility for Loans, Recitals, etc	44
8.5.	Right to Indemnity	44
8.6.	Action Upon Instructions of Required Banks	45
8.7.	Employment of Agents and Counsel	46
8.8.	Reliance on Documents; Counsel	46
8.9.	May Treat Payee as Owner	46
8.10.	Agent’s Reimbursement	46
8.11.	Rights as a Bank	47
8.12.	Independent Credit Decision	47

(continued)

Page

8.13.	Successor Agent	47
8.14.	Delivery of Documents	48
8.15.	Deposit Account	49
8.16.	Agent’s Fee	49
8.17.	Duration of Agency	49
SECTION 9	AGREEMENT AMONG BANKS	49
9.1.	Prior Notice of Intentions	49
9.2.	All Credit to Conform	49
9.3.	Renewal Obligation	50
SECTION 10	EVENTS OF DEFAULT	50
SECTION 11	ACCELERATION AND REMEDIES	54
11.1.	Acceleration	54
11.2.	Collection of Customer Notes and Exercise of Other Remedies.	56
SECTION 12	AMENDMENT AND ADDITION OF OTHER BANKS	61
12.1.	Amendment	61
12.2.	Addition of Other Banks	61
12.3.	Increase of Total Senior Debt	62
SECTION 13	GENERAL	63
13.1.	Notices	63
13.2.	Opinion of Counsel	65
13.3.	No Waivers	65
13.4.	Right of Set-off	65
13.5.	Governing Law	66
13.6.	Consent to Jurisdiction; Waiver of Jury Trial	66
13.7.	Severability	67
13.8.	Expenses	67
13.9.	Counterparts	67
13.10.	Titles and Headings	67
13.11.	Conflicting Documents	67
13.12.	Assignment	68
13.13.	Continuing Documents	68
13.14.	Statutory Statement, Disclosure Required by Mo. Rev. Stat. Section 432.047	68
13.15.	Facsimile Signatures	69
13.16.	U.S.A. Patriot Act Notice	69
13.17.	Joint and Several Obligations	69
13.18.	Authority to Act	69
13.19.	Resurrection of Notes	70
13.20.	Independence of Covenants	70
13.21.	Contribution	70
13.22.	Pioneer as Agent	71

EXHIBITS TO

SECURED SENIOR LENDING AGREEMENT

Dated as of the Effective Date

A	Secured Amortizing Note
B	Negative Pledge Agreement
C	Compliance Certificate
D	Credit Facility Letter
E	Unlimited Continuing Guaranty
F	Liens
G	Quarterly Certificate
H	Subsidiary Unlimited Continuing Guaranty
I	Secured Revolving Grid Note
J	Security Agreement
J-1	Intellectual Property Security Agreement
J-2	Pledge and Security Agreement
J-3	Subsidiaries Security Agreement for Customer Notes and Deposit Accounts
J-4	Opinion of Borrower’s Counsel
K	Secured Single Pay Term Note
L	Subsidiary Listing
M	Secured Subsidiary Revolving Grid Note
N	UCC from Pioneer
O	UCCs from Subsidiaries
P	Subordination Agreement
Q	Electronic Collateral Control Agreement
R	Pension/Welfare Plans
S	Other Debt and Guarantees
T	Intellectual Property
U	Environmental, Safety and Health Matters
V	Loan Sale and Master Services Agreement
W	Amendment to Agreement
X	Deposit Accounts

SECURED SENIOR LENDING AGREEMENT

This Secured Senior Lending Agreement (the “Agreement”) is made and is effective as of this 12th day of June, 2009 (the “Effective Date”) by and between Pioneer Financial Services, Inc., a Missouri corporation (hereinafter referred to as “Pioneer”), Pioneer Military Lending of Nevada, LLC, a Nevada limited liability company (“Nevada”), Pioneer Military Lending of Georgia, LLC, a Georgia limited liability company (“Georgia”), Military Acceptance Corporation, Inc., a Nevada corporation (“Acceptance”) and Pioneer Funding, Inc., a Nevada corporation (“Funding”), UMB Bank, N.A., a national banking association (“UMB”), Arvest Bank, an Oklahoma banking corporation (“Arvest”), Commerce Bank, N.A., a national banking association (“Commerce”), First Bank, a Missouri banking corporation (“FBM”), Texas Capital Bank, N.A., a national banking association (“Texas”), Southwest Bank, an M&I Bank, a Missouri banking corporation (“Southwest”), SolutionsBank, a Kansas banking corporation (“Solutions”) and BancFirst, an Oklahoma banking corporation (“BF”), (All of Pioneer, Nevada, Georgia, Acceptance and Funding, each being referred to individually as a “Borrower” and collectively as the “Borrowers”) and (All of UMB, Arvest, Commerce, FBM, Texas, Southwest, Solutions and BF each being hereinafter referred to individually as a “Bank” and collectively as the “Banks.”( UMB is hereinafter also referred to as “Agent” in its capacity as Agent for the Banks.

WHEREAS, Pioneer and certain of the Banks entered into a Senior Lending Agreement among themselves and certain other banks that are not parties to this Agreement and which have previously elected to not make further advances to the Borrowers (the “Previously Withdrawn Banks”) originally dated as of June 9, 1993, as subsequently amended as of January 1, 2009 (hereinafter referred to, as previously amended, as the “SLA”); and

WHEREAS, Pioneer, the other Borrowers and each of the Banks desire to further amend such SLA in its entirety and replace it with this Secured Senior Lending Agreement (the “Agreement”); and

WHEREAS, Pioneer and the other Borrowers hereby confirm that all notes, documents evidencing or confirming the grant of liens and security interests and all other related documents executed pursuant to the SLA, except as otherwise expressly amended by this Agreement, remain in full force and effect; and

WHEREAS, Pioneer, the other Borrowers and the Banks desire that all existing and future extensions of credit by any of the Banks to the Borrowers be subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

When used in this Agreement, the following words, terms or names shall have the meanings set forth in this section:

“Agent” shall mean UMB Bank, N.A., Kansas City, Missouri, in its capacity as Agent for the Banks hereunder unless changed pursuant to the terms hereof.

“Agreement” shall mean this Secured Senior Lending Agreement and all amendments hereto and renewals and extensions hereof.

“Amortizing Note” shall mean any note in the form of Exhibit A attached hereto.

“Arvest” shall mean Arvest Bank, Oklahoma City, Oklahoma.

“Banks” shall mean UMB, Arvest, FBM, Commerce, Texas, Southwest, Solutions and BF, and “Bank” may refer to any one of the foregoing.

“BF” shall mean BancFirst, Oklahoma City, Oklahoma.

“Borrower” shall mean one of Pioneer, Nevada, Georgia, Acceptance and Funding or any one of the Subsidiaries and “Borrowers” shall mean all of the foregoing collectively.

“Business Day” shall mean any day that is not a Saturday, Sunday or a day on which banks are required or permitted to be closed in the State of Missouri.

“Cash Collateral Account” shall mean a deposit account maintained by the Agent into which all proceeds of Collateral shall be deposited after the declaration of an Event of Default.

“Change of Control” shall mean any date after which either (i) Thomas H. Holcom, Jr. does not serve (for reason other than his death or disability) as Chief Executive Officer, President, Chairman of the Board, or a similar position that constitutes the highest ranking officer position of Pioneer or any successor thereto, (ii) MCFC does not own, directly or indirectly, all of the issued and outstanding capital stock of Pioneer, or (iii) Pioneer does not own, directly or indirectly, all of the outstanding equity interests of the Subsidiaries.

“Collateral” shall mean all assets of each Borrower described in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8 of this Agreement and the Security Agreements pertaining thereto and all additions and accessions to, replacements of, substitutes for and proceeds from the same.

“Commerce” shall mean Commerce Bank, N.A., Kansas City, Missouri.

“Compliance Certificate” shall mean each certificate executed by Pioneer on behalf of itself and the other Borrowers in the form of Exhibit C attached hereto.

“Consolidated Net Receivables” shall mean all receivables due from obligors on Customer Notes, but excluding those receivables which are delinquent by making less than Full Payment for ninety (90) consecutive calendar days or more.

“Consolidated Tangible Net Worth” shall mean (a) the sum of (i) the book value of all common stock less the value of all intangible assets and goodwill plus related deferred income taxes, (ii) the liquidation value of all preferred stock, if any, (iii) the principal amount of all

Subordinated Debt of every class, and (iv) the amount of all loan loss reserves and all dealer loss reserves, less (b) the aggregate amount of all Customer Notes payable to any Borrower which are delinquent by making less than Full Payments for ninety (90) consecutive calendar days or more.

“Consolidated Total Required Capital” shall mean (a) the sum of (i) the book value of all common stock less the value of all intangible assets and goodwill plus related deferred income taxes, (ii) the liquidation value of all preferred stock, if any, and (iii) the principal amount of all Subordinated Debt of every class less (b) (iv) the book value of all treasury stock and (v) the outstanding principal amount of all Customer Notes payable to any Borrower which are delinquent by making less than Full Payments for one hundred eighty (180) consecutive calendar days or more.

“Consolidated” shall, with respect to financial terms and financial statements, have the meaning as used in generally accepted accounting principles in the United States of America in effect from time to time, consistently applied.

“Control Agreement” shall mean the Electronic Collateral Control Agreement substantially in the form attached hereto as Exhibit Q or any other Control Agreement in a form otherwise acceptable to the Agent and the Required Banks.

“Credit Facility Letter” shall mean each letter submitted to the Borrowers by any of the Banks in the form of Exhibit D attached hereto.

“Customer Note(s)” shall mean any Debt Instrument now or at any time hereafter payable, assigned to, transferred to or held by any Borrower, except Debt Instruments payable to Pioneer by another Borrower or affiliate of Pioneer, whether originated by MidCountry Bank or another lender and purchased by any Borrower or originated by any Borrower, including, without limitation, such Debt Instruments evidencing direct cash loans, purchased retail loans and real estate and home improvement loans.

“Debt Instrument” shall mean any note or other instrument of any kind evidencing an obligation to pay money, including, without limitation, negotiable instruments under the Uniform Commercial Code of Missouri and transferable or other electronic records under the Uniform Electronic Transactions Act or the Electronic Signatures in Global and National Commerce Act.

“Effective Date” shall mean the date first stated in this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

“Event of Default” shall have the meaning set forth in Sections 10.1 through 10.17 hereof.

“FBM” shall mean First Bank, Clayton, Missouri.

“Full Payment” shall mean a payment payable on any Customer Note in an amount equal to at least ninety-five percent (95%) of the amount of the payment due and owing.

“Guarantor” shall mean MCFC.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” shall mean this Agreement, all Notes, the MCFC Guaranty, the Security Agreements, the Subsidiary Guaranties, the Negative Pledge Agreement and all other documents in favor of the Agent and/or the Banks related to the Loans or Collateral securing payment thereof issued pursuant to the Agreement.

“Loans” shall mean all loans evidenced by any Note issued pursuant to this Agreement.

“Material Adverse Effect” shall mean any of the following which individually or in the aggregate amounts to more than Five Hundred Thousand Dollars ($500,000): (i) an adverse effect on the properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of any of the Borrowers, (ii) impairment of the ability of any of the Borrowers to perform any of their obligations under this Agreement, the Notes and/or any other Loan Document to which they are a party, or (iii) impairment of the enforceability of the rights of, or benefits available to, the Agent and the Banks under this Agreement, the Notes and/or any other Loan Documents.

“MCFC Guaranty” shall mean the Unlimited Continuing Guaranty in the form of Exhibit E attached hereto.

“MCFC” shall mean MidCountry Financial Corp., a Georgia corporation.

“MidCountry Bank” shall mean MidCountry Bank, a federally chartered savings bank.

“Negative Pledge Agreement” shall mean that certain Negative Pledge Agreement in the form of Exhibit B attached hereto executed by MCFC.

“Notes” shall mean any note in the form of an Amortizing Note, a Revolving Grid Note or a Single Pay Term Note issued pursuant to this Agreement or the SLA.

“Opinion” shall mean the opinion of Borrowers’ counsel substantially in the form of Exhibit J-4 attached hereto.

“Permitted Indebtedness” shall have the meaning such term is given in Section 7.3.

“Permitted Liens” shall mean any of the following:

(i)       Liens in favor of the Agent for the benefit of the Banks;

(ii)       Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Sections 6.2 and/or 6.5;

(iii)      Liens (other than any Liens imposed by ERISA) incidental to the conduct of business or the ownership of properties of the Borrowers (including Liens in connection with worker’s compensation, unemployment insurance and other similar laws, warehousemen’s and attorneys’ liens and statutory landlords’ liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of a similar, general nature incurred in the ordinary course of business of the Borrowers and not in connection with the borrowing of money or the purchase or other acquisition of property; provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been set aside;

(iv)      Liens existing as of the date of this Agreement and listed on Exhibit F attached hereto; and

(v)       Purchase money Liens granted to a Person financing a capital expenditure permitted by Section 7.3 of this Agreement in amounts not to exceed the purchase price of the goods or equipment purchased which are subject to such purchase money Liens.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a governmental entity or agency thereof.

“Pioneer’s Knowledge” or “Borrowers’ Knowledge” and other words and phrases of like import shall mean (i) the actual knowledge of the Designated Persons or (ii) such knowledge as should be held by the Designated Persons in the ordinary course of business as officers of Pioneer and the other Borrowers regarding the matters referred to, in each case without having conducted an independent inquiry into such matter and without any obligation to have done so. As used herein, the term “Designated Persons” shall refer to the Chief Executive Officer and the

Chief Financial Officer, who are both authorized officers of Pioneer and other Borrowers. No Designated Person acting in good faith shall have any personal liability arising out of any representation or warranty made in or pursuant to this Agreement.

“Pioneer” shall mean Pioneer Financial Services, Inc., a Missouri corporation.

“Quarterly Certificate” shall mean the certificate in the form attached hereto as Exhibit G.

“Required Banks” means those Banks which at the time of any action to be taken are parties to this Agreement and which hold at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of all Senior Debt of the Borrowers.

“Revolving Grid Note” shall mean any note in the form of Exhibit I attached hereto.

“Security Agreement” shall mean any security agreement in substantially the form attached hereto as Exhibit J, J-1, J-2 or J-3.

“Senior Debt” means any debt of any Borrower which is not Subordinated Debt and is owed to any Bank or Previously Withdrawn Bank which is a party hereto or to the SLA at the time such debt is incurred and is evidenced by an Amortizing Note, a Revolving Grid Note or a Single Pay Term Note.

“Single Pay Term Note” shall mean any note in the form of Exhibit K attached hereto.

“Solutions” shall mean SolutionsBank, Kansas City, Missouri.

“Southwest” shall mean Southwest Bank, an M&I Bank, St. Louis, Missouri.

“Subordinated Debt” shall mean any unsecured debt of any Borrower, payment of which is subordinated to payment of all Senior Debt and which is evidenced by a note or other instrument in a form approved by the Agent and the Required Banks.

“Subordination Agreement” shall mean that certain Subordination Agreement in the form of Exhibit P attached hereto executed by MCFC.

“Subsidiary Guaranty” shall mean the guaranty to be executed by each Subsidiary in the form of Exhibit H attached hereto whereby each Subsidiary absolutely, unconditionally and jointly and severally guarantees to the Banks full payment and performance of any obligation now or hereafter owing to any Bank by any Borrower in connection with the Loan Documents.

“Subsidiary Revolving Grid Note” shall mean all notes in the form of Exhibit M attached hereto.

“Subsidiary” shall mean any entity now or hereafter created or acquired in which any Borrower directly or indirectly (i) owns at least twenty-five percent (25%) of such entity or (ii) has voting or management control over such entity. All of current Subsidiaries are listed on Exhibit L attached hereto. Notwithstanding the foregoing, Pioneer Military Insurance Company, Pioneer Sales Services GMBH and Armed Services Benefits are expressly excluded from the definition of Subsidiary. Each non-excluded Subsidiary may also be described as a Borrower in this Agreement.

“Texas” shall mean Texas Capital Bank, N.A., Dallas, Texas.

“UMB” shall mean UMB Bank, N.A., Kansas City, Missouri.

SECTION 2

EXTENSIONS OF CREDIT

2.1.      Term. The term of this Agreement shall commence on the Effective Date, and shall terminate on March 31, 2010, unless otherwise extended as provided herein; provided, however, all terms and provisions except Sections 2 and 3 shall remain in full force and effect until all Senior Debt is paid in full. Unless any Bank gives written notice of its objection to the Agent and the other Banks and to the Borrowers prior to March 1 of any calendar year and unless an Event of Default then exists, the term of this Agreement shall be automatically extended to March 31 of the year immediately succeeding the year this Agreement would otherwise terminate. The Agent shall give annual written notices to each Bank at least thirty (30) days prior to March 1 of each calendar year of such Bank’s requirement to give written notice of its objection if it intends to object to the automatic extension. In the event of any such objection, the then-existing term of this Agreement shall terminate on the last day thereof unless reaffirmed in writing by all of the non-objecting Banks and all Senior Debt payable to the objecting Bank shall, subject to Section 2.5 hereof, be payable by the Borrowers in accordance with the stated maturity in the Note or Notes evidencing such Senior Debt and the terms of this Agreement and any amendments hereto to the extent any such amendments applicable to the payment of Notes are no less favorable to the Banks than the terms hereof. In the event all Senior Debt has not been paid in full prior to the termination of this Agreement, all terms and conditions hereof except Sections 2 and 3 hereof shall remain in full force and effect until all Senior Debt is paid in full; provided, however, that after the termination date and through the date all Senior Debt is paid in full, any of the Banks may, in their sole discretion, extend unsecured Subordinated Debt, and only unsecured Subordinated Debt, to the Borrowers on such terms as any of the Banks may determine and, provided, further, that this sentence of this Section 2.1 shall also remain in full force and effect.

The Borrowers shall have the right to terminate this Agreement at any time upon thirty (30) days prior written notice to the Agent and all of the Banks if all Senior Debt is paid in full at the same time on or before the last day of such thirty (30) day notice period.

2.2.      Credit Facilities. From time to time during the term hereof, the Borrowers may submit to any of the Banks a request for extensions of credit to be evidenced by a Revolving Grid Note, an Amortizing Note, or a Single Pay Term Note. Such requests for credit may be made verbally or in writing. Upon receipt of any such request by any of the Banks, the Bank receiving such request shall, if it so desires, submit verbally or in writing an offer to extend credit to the Borrowers. None of the Banks have any commitment to extend any credit requested by Pioneer and any offer by any of the Banks to extend credit to the Borrowers pursuant to a request shall be made in the sole discretion of the Banks. In the event any Bank to which a request for credit is made by the Borrowers fails to submit an offer to extend credit within five (5) Business Days following the date of receipt of such request, the request shall be deemed to be denied. In the event any Bank denies a request for credit from the Borrowers, the Borrowers shall notify the Agent for the benefit of the Banks in writing of such denial within two (2) Business Days of such denial. Upon acceptance by the Borrowers of any offer of an extension of credit, the extension of any such credit, and all terms thereof, shall become a part of and be subject in all respects to all terms and conditions of this Agreement. If requested by the Borrowers in writing, the Banks agree to confirm in writing as of the date of each Quarterly Certificate, the amount and terms of all additional credit which is available to the Borrowers, subject to the absolute discretion of the Banks, pursuant to Credit Facility Letters which have been delivered to the Borrowers by the Banks.

The terms of this Section 2.2 shall not in any way limit the obligation of the Banks pursuant to Section 9.3 hereof to renew certain existing indebtedness of the Borrowers to the Banks.

2.3.      Note Pricing. All Revolving Grid Notes shall bear interest per annum at the prime rate of interest as reported from time to time under “Money Rates” in the Wall Street Journal, adjusted daily; provided, however, notwithstanding the foregoing, the minimum interest rate per annum shall at all times be not less than five percent (5.0%), and, provided, further, that the Borrowers shall have the right from time to time to increase such rate of interest in response to changing market conditions so long as the rate of interest on all existing Senior Debt which is payable to any Bank and which is evidenced by a Revolving Grid Note is also increased to such new rate.

All Amortizing Notes shall bear interest per annum at a rate, calculated by reference to data obtained from Bloomberg (or in the event Bloomberg is unavailable for any reason, an equivalent data service recommended by the Borrowers which is acceptable to the Required Banks), equal to the ninety (90) day moving average rate of Treasury Notes with maturities specified at the time of the extension of credit plus 270 basis points; provided, however, notwithstanding the foregoing, the minimum interest rate per annum shall at all times be not less than six and one-quarter percent (6.25%), and, provided, further, that the Borrowers shall have the right from time to time to increase the number of basis points in response to changing market conditions so long as no increase in the number of basis points is made within thirty (30) days following an extension of credit pursuant hereto by any Bank which is evidenced by an Amortizing Note bearing an interest rate calculated using a lower number of basis points.

Each Single Pay Term Note shall bear interest per annum at such rate as may be agreed upon between the Borrowers and the Bank extending credit to be evidenced by such Single Pay Term Note.

2.4.      Credit Facility Letters. As of March 31 of each calendar year commencing on March 31, 2010, each Bank which is a party hereto shall, at the written request of the Borrowers, deliver to the Borrowers a Credit Facility Letter therein indicating the maximum amount of each type of credit referred to therein which each Bank may, without commitment, be willing to extend to the Borrowers during the next twelve (12) calendar months. Delivery of a Credit Facility Letter to the Borrowers by any Bank shall not obligate or commit such Bank in any way to extend any credit referred to therein to the Borrowers. The Borrowers will provide copies of all current Credit Facility Letters of each Bank to the Agent for the benefit of the Banks.

2.5.      Notes and Other Documents to Continue. Notwithstanding the execution hereof, all Notes and other documents in favor of the Banks executed pursuant or subject to the SLA which have not matured or terminated according to their respective terms on or prior to the Effective Date of this Agreement shall, except to the extent expressly amended by this Agreement, continue in full force and effect beyond such Effective Date and any extensions of the term hereof, if any, until their respective stated maturities and shall be subject to the terms and conditions hereof; provided, however, if any Notes are outstanding as of the Effective Date hereof which are payable to any Previously Withdrawn Bank, any such Note or Notes shall be subject to the terms of the SLA to which such Previously Withdrawn Bank was a party unless the terms of this Agreement are more favorable to such Previously Withdrawn Bank than the terms of the SLA in which case the terms of this Agreement shall control.

When a Bank states or indicates in a Credit Facility Letter by declining a loan request from the Borrowers, or otherwise, that it will not make any future loans to the Borrowers under this Agreement (the “Withdrawing Bank”), the Borrowers, with the prior written consent of the Required Banks not including any Withdrawing Bank, may thereafter pay, without any penalty or premium, all or any portion of the Senior Debt outstanding to the Withdrawing Bank, notwithstanding any requirement to the contrary contained in this Agreement, in any Note, or in any other related instrument, document or agreement.

Subject to all other provisions of this Agreement, payment of all Notes payable to any holder of Senior Debt, including a Previously Withdrawn Bank or Withdrawing Bank, shall not be prepaid prior to the stated maturity thereof without the prior written consent of the Required Banks, not including any Withdrawing Bank. Any Note or Notes payable to a Previously Withdrawn Bank or Withdrawing Bank shall be subject to any amendment hereto which is dated after the date any such Previously Withdrawn Bank or Withdrawing Bank is no longer a party to this Agreement only if the terms of any such amendment applicable to payment of Notes are no less favorable than the terms of this Agreement.

2.6.      Uncommitted Availability Fee. The Borrowers shall pay to the Agent for the benefit of the Banks, on a quarterly basis in arrears, an uncommitted availability fee in the amount of forty (40) basis points per annum multiplied by the average, aggregate outstanding amount of all Amortizing Notes held by the Banks outstanding at any time during the preceding calendar quarter (an “Uncommitted Availability Fee”). Such fee shall be paid in arrears for each calendar quarter beginning on January 1, April 1, July 1 and October 1 of each year, not later than thirty (30) days after the last day of each such calendar quarter; provided, however, that if a Bank notifies the Borrowers that it will no longer extend new credit to the Borrowers under any of the before-described Amortizing Notes, then an Uncommitted Availability Fee will no longer be payable to such Bank for any period unless and until during a complete calendar quarter such Bank has again extended new credit on all the Amortizing Notes presented by Borrowers to such Bank at which time such Uncommitted Availability Fee will again be payable, pursuant to the terms hereof, for and after the calendar quarter during which such new credit was extended.

2.7.      Purpose of Senior Debt. The Borrowers shall use all proceeds of all Senior Debt for funding their purchases or originations of Customer Notes and operations related thereto, including for working capital, consistent with the Borrowers’ business model and the terms of this Agreement.

SECTION 3

CONDITIONS TO EXTENSIONS OF CREDIT

No discretionary extension of credit to the Borrowers pursuant to any Credit Facility Letter which has been accepted by the Borrowers shall be made by any Bank on or after the Effective Date until, except as otherwise provided in Section 3(ii) below, the Agent for all of the Banks has received, contemporaneously, previously or hereafter, in the form hereof or attached hereto, all of the following except as otherwise provided below:

(i)        An originally executed copy of this Agreement and the other Loan Documents duly signed by an authorized officer of each Borrower and an authorized officer of each of the Banks and the Agent, or a photocopy thereof certified by the Agent to be a true and correct copy thereof. The Borrowers shall be required to deliver the documents described in this subparagraph (i) only once to each Bank and the Agreement must be provided by the Agent to each Bank before any extension of credit by the Banks pursuant hereto;

(ii)       A Note for each extension of credit in the form of Exhibit A, I or K attached hereto duly executed by an authorized officer of each of the Borrowers, each such Note to be delivered to the Bank extending Senior Debt to be evidenced thereby before the extension of credit to be evidenced by such Note with a copy thereof to the Agent;

(iii)      The MCFC Guaranty, Negative Pledge Agreement and the Subordination Agreement executed by MCFC and a duly certified resolution of its board of directors authorizing the execution and delivery of such Guaranty;

(iv)      A Subsidiary Guaranty executed by each of the Subsidiaries and a duly certified resolution from each Subsidiary’s board of directors or similar body authorizing the execution and delivery of such Subsidiary Guaranty;

(v)       Security Agreements duly executed by an authorized officer of Pioneer, such Security Agreements granting a security interest to the Agent for the benefit of the Banks in all Customer Notes, and all proceeds thereof, payable now or at any time hereafter to Pioneer, shares of the equity interests of each Subsidiary, except Pioneer Military Insurance Company, all notes payable by each Subsidiary to Pioneer, all of the bank deposits of Pioneer and all Intellectual Property required by Section 4.4 hereof, such Security Agreements to be delivered only once to the Agent unless additional collateral not described in Section 4 hereof is provided by Pioneer after the date hereof; such Security Agreements shall be accompanied by certificates evidencing all shares of the capital stock of each corporate Subsidiary, except Pioneer Military Insurance Company, with attached stock powers endorsed in blank and an acknowledgment of pledge by each Subsidiary which is a limited liability company;

(vi)      Security Agreements duly executed by an authorized officer of each Subsidiary, such Security Agreements granting a security interest to the Agent for the benefit of the Banks in all Customer Notes, and all proceeds thereof, payable now or at any time hereafter to any Subsidiary, and in all of the bank deposits of the Subsidiaries and all Intellectual Property required by Section 4.4 hereof, each such Security Agreement to be delivered only once to the Agent unless additional collateral not described in Section 4 hereof is provided by the Subsidiaries after the date hereof;

(vii)     Confirmation from the Agent that (a) a financing statement in the form of Exhibit N attached hereto has been filed with the Missouri Secretary of State naming Pioneer as the debtor, (b) a financing statement in the form of Exhibit O naming each Borrower, except Pioneer, as a debtor have been filed with the Secretary of State of their respective state of incorporation, and (c) Control Agreements, as necessary, have been executed with third parties acting as intermediaries for the purpose of perfecting security interests in Customer Notes payable to any Borrower and bank deposits of any Borrower;

(viii)    A duly certified resolution of the board of directors of each Borrower (which may be relied upon until delivery to all of the Banks of a subsequent resolution prospectively revoking the authority set forth in such earlier resolution, if any), authorizing the execution and delivery of this Agreement and all Notes, Subsidiary Revolving Grid Notes, Security Agreements and other Loan Documents to be executed pursuant hereto or in connection herewith, such resolutions designating the officers of each Borrower, authorized to execute the same. Each Borrower shall be required to deliver the documents described in this subparagraph (viii) only once to each Bank;

(ix)      A copy of the organizational documents of each Borrower certified by its secretary and a Certificate of Good Standing of each Borrower issued not more than ten (10) days prior to the date of this Agreement by the Secretary of State of the state of organization of each thereof. Each Borrower shall be required to deliver the documents described in this subparagraph (ix) only once to each Bank except to the extent any of such organizational documents are amended;

(x)	The Opinion;

(xi)      Satisfactory copies of policies of fire and extended coverage insurance at full insurable value, business interruption insurance and public liability insurance with premiums prepaid and designations as additional insureds in favor of the Agent for the benefit of the Banks and such additional Persons as the Agent may reasonably require;

(xii)     Current financial statements for the Borrowers and such other information, documents and instruments concerning the Borrowers and the Collateral, as the Agent may reasonably request;

(xiii)    Written confirmation from the Borrowers that no order, writ or injunction of any court or administrative agency is in effect or is being sought prohibiting the transactions contemplated by this Agreement or the other Loan Documents;

(xiv)    Any consents of third parties to the transactions contemplated by this Agreement which may be required under any other agreements binding on the Borrowers; and

(xv)     All executed Loan Documents not otherwise described in Sections 3(i) through 3(xiv) above, all in form and substance satisfactory to the Agent.

SECTION 4

COLLATERAL

4.1.      Subsidiary Revolving Grid Notes. Pioneer hereby grants to the Agent for the benefit of the Banks and other holders of Notes a security interest in all notes payable to Pioneer by any and all of its Subsidiaries now or at any time hereafter in the form of the Subsidiary

Revolving Grid Note or otherwise and will execute and deliver a Security Agreement in the form of Exhibit J attached hereto to further evidence such security interest.

Upon execution hereof, Pioneer will deliver to the Agent, upon execution hereof, possession of all existing notes payable by any and all of its Subsidiaries to it and within three (3) Business Days after the future execution of any note payable by any Subsidiary to Pioneer it will deliver possession of the same to the Agent. All notes payable to Pioneer by its Subsidiaries shall be endorsed in blank when delivered to the Agent by Pioneer. The Banks agree that they will not, prior to the declaration of an Event of Default hereunder, demand payment, except as otherwise expressly provided in this Agreement, of any note in the possession of the Agent which is payable to Pioneer by any of its Subsidiaries solely for the reason any such note is payable on demand.

4.2.      Customer Notes. Each Borrower hereby grants to the Agent for the benefit of the Banks and other holders of Notes a security interest in all Customer Notes payable to it now or at any time hereafter and will execute and deliver to the Agent a Security Agreement in the form of Exhibit J-3 attached hereto further evidencing such security interest and, as necessary, will execute a Control Agreement in a form mutually acceptable with a third party intermediary and the Agent to perfect such security interest to the extent any such Customer Notes are in electronic form.

4.3.      Equity Interests of Subsidiaries. Pioneer hereby grants to the Agent for the benefit of the Banks and other holders of Notes a security interest in all shares of the equity interests, whether now or hereafter issued and outstanding, of each of its Subsidiaries listed on Exhibit L attached hereto and all other Subsidiaries, except Pioneer Military Insurance Company, now existing or which may hereafter be acquired or come into existence and agrees to execute and deliver a Security Agreement in the form of Exhibit J-2 attached hereto to further evidence such security interest. Pioneer further agrees to deliver, upon execution hereof, to the Agent all stock certificates evidencing all such shares of capital stock of such Subsidiaries with stock powers attached endorsed in blank for the Subsidiaries which are corporations and an acknowledgment of pledge for the Subsidiaries which are limited liability companies.

4.4.      Intellectual Property. The Borrowers hereby grant to the Agent for the benefit of the Banks and other holders of Notes a security interest in all patents, trademarks, copyrights and other intellectual property and processing systems now owned or hereafter acquired, or rights therein, material to the operation of the business conducted by any Borrower (“Intellectual Property”) and will execute and deliver a Security Agreement in the form of Exhibit J-1 attached hereto to further evidence such security interest.

4.5.      MCFC Guaranty. The MCFC Guaranty shall exist and continue to be in force at all times while any Senior Debt is outstanding.

4.6.      Collection of Collateral. In the event the Agent, for the benefit of Banks and other holders of Notes, is entitled to collect payment of Customer Notes payable to any Borrower, the Agent agrees that it will exercise good faith and commercially reasonable efforts to collect payment of such notes; provided, however, the Agent shall have no obligation to pursue collection of any Customer Note which is delinquent by making less than Full Payments for one hundred eighty (180) consecutive calendar days or more.

4.7.      Deposit Accounts/Equipment. The Borrowers each hereby grant to the Agent for the benefit of the Banks and other holders of Notes a security interest in all equipment now owned or hereafter acquired and in all deposit accounts (including all funds on deposit therein and all proceeds thereof) now or hereafter maintained with the Agent, any of the Banks and any other financial institution, except such deposit accounts which are required by a governmental authority to be maintained free of any encumbrance, and will execute a Control Agreement with any such Bank and any other depository financial institution for deposit accounts not held by the

Agent now or at any time hereafter. For purposes of this Section 4.7, all funds transferred to or by the Agent from any deposit account of any Borrower to any Bank shall be deemed funds in a deposit account of the Borrowers until such time as such funds are credited by any Bank which has received such funds to payment of Senior Debt held by such Bank. As of the date hereof, all deposit accounts maintained by any of the Borrowers are listed on Exhibit X. The Borrowers will promptly advise the Agent in writing of any additions to or deletions from Exhibit X and, upon Agent’s receipt of such notice, Exhibit X shall be deemed to be amended.

4.8.      Subsidiary Guaranties. Each Subsidiary hereby agrees to execute and continue in force at all times while any Senior Debt is outstanding, a Subsidiary Guaranty.

SECTION 5

REPRESENTATIONS AND WARRANTIES

In order to induce the Banks to enter into this Agreement and receive requests for extensions of credit subject to this Agreement, the Borrowers hereby jointly and severally represent, warrant and confirm to the Agent and the Banks on the date of this Agreement and throughout the term hereof:

5.1.      Existence and Authority. Each Borrower is duly organized and is in good standing under the laws of its respective state of organization; has all necessary permits, licenses and franchises to enable it to conduct its respective business; and is qualified to do business as a foreign entity in every jurisdiction where the ownership of its respective property or the nature of its respective business requires qualification except where there would be no Material Adverse Effect if any Borrower were not so qualified. Each Borrower is duly authorized by all required legal action to execute and deliver this Agreement, and each Borrower is authorized to borrow monies from the Banks and to execute and deliver Notes evidencing such borrowings. The execution, delivery and performance of this Agreement and any Notes evidencing any borrowings from the Banks or any other Loan Documents do not and will not conflict with (i)

any provision of law or any order of any court or government agency applicable to any Borrower, as the case may be, to the extent a conflict with any such law or order would have a Material Adverse Effect on any Borrower’s ability to perform its obligations under this Agreement, the Notes or any other Loan Document, (ii) the charter or bylaws of each Borrower or (iii) any material agreement binding upon any Borrower or upon any of their properties and do not or will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of their properties, except as contemplated by this Agreement.

5.2.      Enforceable Agreement. The Loan Documents, when executed and delivered to the Agent, will constitute the valid and legally binding obligations of each Borrower to which it is a party, enforceable against the Borrower in accordance with the respective terms thereof, subject, however, to the provisions of all laws governing bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by the unavailability of specific performance or other equitable remedies.

5.3.      Debt Ranking. Each Borrower’s obligations under this Agreement and under all Notes executed by the Borrowers in favor of the Banks, whether now or hereafter existing, are superior in rank to all Subordinated Debt of any Borrower and to the rights pertaining to all capital stock of each Borrower.

5.4.      Records. The books and records of the Borrowers are located at Pioneer’s business offices, the current address of which is 4700 Belleview, Suite 300, Kansas City, Missouri 64112. The Borrowers will give the Agent written notice of any change in the location at which records pertaining to the Collateral are kept.

5.5.      Litigation. Except as previously disclosed in writing to the Agent and the Banks, there is no pending or, to each Borrower’s Knowledge, threatened Action, suit or proceeding (i) in any tribunal, whether at law or in equity, or (ii) by or before any governmental instrumentality or other agency, against any Borrower or affecting any Borrower, or any of its assets or property which, if adversely determined, would have a Material Adverse Effect on its financial condition or would otherwise adversely affect its ability to perform its obligations under this Agreement in a materially adverse manner.

5.6.      Liens and Encumbrances. None of the property of any Borrower is subject to any Lien or encumbrance except in favor of the Agent for the benefit of the Banks except for current taxes not delinquent, involuntary Liens, if any, on tangible personal property which have been adequately reserved for by the Borrowers in accordance with the terms of this Agreement and Liens required by any governmental entity in the ordinary course of conduct of business by any Borrower. Notwithstanding anything contained herein to the contrary, the Borrowers own good and marketable title to the Collateral, free and clear of all Liens except for Liens in favor of the Agent for the benefit of the Banks.

5.7.      Financial Statements. The Borrowers have furnished the Agent and the Banks with the following consolidated financial statements including unqualified audited balance sheets and statements of income, retained earnings and cash flows of each Borrower as of and for the fiscal year ended September 30, 2008, prepared by the Borrowers’ independent certified public accountants, Deloitte & Touche LLP, which financial statements have been prepared in accordance with GAAP, consistently applied. (i) Said balance sheets and their accompanying notes fairly present the condition of the Borrowers as of the date thereof, (ii) there has been no material adverse change in the condition or operation, financial or otherwise, of the Borrowers since September 30, 2008, and (iii) the Borrowers do not have any material debt, liability or obligation of any nature (whether direct, indirect, or contingent or otherwise) which were not clearly and accurately disclosed on and accounted for in said financial statements or the notes thereto to the extent such disclosure is required by GAAP.

5.8.      Pension and Welfare Plans. The Borrowers have no pension plans or welfare plans other than those listed on Exhibit R. Each welfare plan, as such term is defined in Section 3.1 of ERISA, complies in all material respects with ERISA and all other applicable statutes and governmental and regulatory rules and regulations; no reportable event has occurred and is continuing with respect to any welfare plan; no Borrower nor any ERISA affiliate has withdrawn from any multi-employer plan in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 or 4205 of ERISA, respectively; no Borrower nor any ERISA affiliate has entered into an agreement pursuant to Section 4204 of ERISA; no Borrower nor any ERISA affiliate has in the past contributed to or currently contributes to a multi-employer plan; no Borrower nor any ERISA affiliate has any withdrawal liability with respect to a multi-employer plan; no steps have been instituted by any Borrower or any ERISA affiliate to terminate any welfare plan; no condition exists or event or transaction has occurred in connection with any multi-employer plan or welfare plan which could result in the incurrence by any Borrower or any ERISA affiliate of any material liability, fine or penalty; and no Borrower nor any ERISA affiliate is a “contributing sponsor” as defined in Section 4001(a)(13) of ERISA of a “single-employer plan” as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on the consolidated financial statements of the Borrowers heretofore delivered by the Borrowers to the Banks, no Borrower nor any ERISA affiliate has any liability with respect to any welfare plan.

5.9.      Tax Returns and Payment. The Borrowers have filed all Federal, state, foreign and local income and other tax returns which are required to be filed and have paid all taxes which have become due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon the Borrowers and/or upon their respective properties, assets, income and franchises which have become due and payable by the Borrowers and the Guarantor except those wherein the amount, applicability or validity are being contested by the Borrowers or the

Guarantor by appropriate proceedings being diligently conducted in good faith and in respect of which adequate reserves in accordance with GAAP have been established. There is no asserted, assessed or proposed tax deficiency against any Borrower or the Guarantor which, if determined adversely against any Borrower or the Guarantor, could reasonably be expected to have a Material Adverse Effect.

5.10.    Subsidiaries. All Subsidiaries of each Borrower are listed on Exhibit L.

5.11.    Compliance With Other Instruments. No Borrower is a party to any contract or agreement or subject to any charter or other legal restriction which could reasonably be expected to have a Material Adverse Effect and which is not disclosed on the Borrowers’ consolidated financial statements heretofore submitted to the Banks; none of the execution and delivery by the Borrowers of the Loan Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower, or any of the provisions of the organizational documents of any Borrower or any of the provisions of any indenture, agreement, document, instrument or undertaking to which any Borrower is a party or subject, or by which any Borrower or any property of any Borrower is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than in favor of the Banks pursuant to the Loan Documents). No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

5.12.    Other Debt and Guarantees. Except as disclosed on Exhibit S attached hereto, no Borrower is a borrower, guarantor or obligor with respect to any indebtedness for borrowed money or any guarantees not authorized under this Agreement. The Borrowers may at any time amend, modify or supplement Exhibit S by notifying the Agent for the Banks in writing of (i) any material changes thereto, and thereby the representations and warranties contained in this Section 5.12 shall be deemed amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and (ii) that such changes reflect transactions that are permitted under this Agreement.

5.13.    Title to Property. Each Borrower is the sole and absolute owner or lessee of, or has the legal right to use and occupy, all property it claims to own or lease or which is necessary for such Borrower to conduct its business, and all of such owned property is free and clear of all Liens other than Permitted Liens. Each Borrower (i) enjoys peaceful and undisturbed possession in all material respects under all leases under which it is operating as a lessee and (ii) is in compliance with all material terms of such leases.

5.14.    Regulation U. The Borrowers are not engaged principally, or as one of their material activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Senior Debt facility will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended. If requested by the Agent, the

Borrowers shall furnish to the Banks a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

5.15.    Patents, Trademarks, Copyrights, etc. The Borrowers own or have a license to use all patents, trademarks, copyrights, licenses, other intellectual property and processing systems (including but not limited to the licensed “DayBreak” system), material to the operation of the business of the Borrowers (together, the “Intellectual Property”). No claim regarding the validity, enforceability, use or ownership of the Intellectual Property is currently outstanding or threatened and there is no reasonable basis for such claim in the future. The Borrowers have not received any notice (and do not have knowledge) of any reasonable basis for a claim of infringement, misappropriation or conflict with respect to such Intellectual Property. The Borrowers have not infringed, misappropriated or otherwise compromised any intellectual property rights of third parties. Such patents, other intellectual property and processing systems that are material to the operation of the Borrowers’ business are listed on Exhibit T attached hereto.

5.16.    Investment Company Act of 1940. No Borrower is an “investment company” as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

5.17.    Environmental, Safety and Health Matters. Except as disclosed on Exhibit U attached hereto, the Borrowers do not have any material liability in connection with any unsafe or unhealthful condition at any premises owned, leased or operated by any Borrower. (i) The operations of the Borrowers materially comply with all applicable Environmental Laws and all applicable Occupational Safety and Health Laws, the violation or noncompliance with which could reasonably be expected to have a Material Adverse Effect; (ii) none of the operations of the Borrowers are subject to any environmental claim or any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Occupational Safety and Health Law, which, if determined adversely against any Borrower, could reasonably be expected to have a Material Adverse Effect; (iii) none of the operations of the Borrowers are the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to any release of hazardous substances or any unsafe or unhealthful condition at any premises owned, leased or operated by any Borrower, which, if determined adversely to any Borrower, could reasonably be expected to have a Material Adverse Effect.

5.18.    No Default. No Event of Default under this Agreement has occurred and is continuing. There is no existing event of default under or with respect to any indenture, contract, agreement, lease or other instrument to which any Borrower is a party or by which any property of any Borrower is bound or affected, which could reasonably be expected to have a Material Adverse Effect. Each Borrower has and is in material compliance with and is in good standing with respect to all governmental and/or regulatory permits, licenses, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its properties as now owned or leased by it, the failure to have or noncompliance with which could reasonably be expected to have a Material Adverse Effect, and, to the Borrowers’ Knowledge, none of said permits, certificates, consents or franchises contain any term, provision, condition or limitation materially more burdensome than such as are generally applicable to Persons engaged in the same or similar business as any Borrower. The Borrowers are not in violation of any applicable statute, law, rule, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, a violation of which could reasonably be expected to have a Material Adverse Effect.

5.19.    Disclosure. Neither this Agreement nor any of the Exhibits attached hereto nor any certificate or other information furnished to the Agent and the Banks in writing by or on behalf of the Borrowers in connection with the transactions contemplated by this Agreement contain any untrue or incorrect statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

5.20.    Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by the Borrowers and the consummation of the transactions contemplated hereby, each of the Borrowers will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar laws) individually and collectively.

5.21.    Survival of Representations and Warranties. All representations and warranties made by the Borrowers herein will survive the delivery of the Loan Documents and the making of the Loans evidenced thereby, and any investigation at any time made by or on behalf of the Agent or the Banks will not diminish the Agent’s and the Banks’ right to rely thereon. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrowers under or pursuant to this Agreement or in connection with the transactions contemplated hereby will constitute representations and warranties made by the Borrowers hereunder.

SECTION 6

AFFIRMATIVE COVENANTS

The Borrowers jointly and severally covenant and agree that, so long as any of Senior Debt remains unpaid:

6.1.    Financial Information. The Borrowers will deliver to the Agent:

(i)        As soon as available and in any event within ninety (90) days after the end of each fiscal year of each Borrower, consolidated balance sheets of the Borrowers as of the end of each such year and the consolidated related statements of income, retained earnings and cash flows for each such period, all such financial statements to be prepared in accordance with GAAP, consistently applied, and audited by and accompanied by the unqualified opinion of Deloitte & Touche, LLP or other independent certified public accountants selected by the Borrowers and reasonably acceptable to the Agent; and as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, consolidated balance sheets of the Borrowers as of the end of each such quarter and the related consolidated statements of income and cash flows for such quarter, all such financial statements to be prepared in accordance with GAAP, consistently applied, and certified by the Chief Financial Officer of Pioneer. Such quarterly financial statements shall be used to test compliance with the financial covenants set forth in Sections 6.15(i), (ii), (iii) and (iv) and Section 7.6 hereof. Such quarterly financial statements shall also be accompanied by a Quarterly Certificate executed by the Chief Financial Officer of Pioneer. The Borrowers shall also provide within twenty (20) days after the end of each calendar month a statement of compliance accompanied by supporting financial work sheets evidencing the Borrowers’ compliance with Section 6.15(iii) hereof.

(ii)       Simultaneously with the delivery of each set of financial statements referred to in Section 6.1(i) above, a Compliance Certificate of the Chief Financial Officer of Pioneer accompanied by supporting financial work sheets where appropriate, (a) evidencing the Borrowers’ compliance with the financial covenants contained in Sections 6.15(i), (ii), (iii) and (iv) and Section 7.6 of this Agreement, (b) stating whether there exists on the date of such certificate any Event of Default and, if any Event of Default then exists, setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto and (c) certifying that all of the representations and warranties made by the Borrowers in this Agreement and/or in any other Loan Document are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate;

(iii)      Projected financial statements for each fiscal year not later than thirty (30) calendar days following the first Business Day of each fiscal year.

(iv)      promptly upon receipt thereof, any reports submitted to the Borrowers by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrowers; and

(v)       with reasonable promptness, such further information which is reasonably available regarding the business, affairs and financial condition of the Borrowers as the Agent, on behalf of the Banks, may from time to time reasonably request.

6.2.      Payment of Indebtedness, Performance of Obligations. The Borrowers will (i) pay and discharge any and all indebtedness payable or guaranteed by the Borrowers and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement, document or instrument relating to such indebtedness or guarantee; provided, however, that the Borrowers shall not be required to pay any such indebtedness or guarantee which does not constitute indebtedness for borrowed money or guarantee the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that the Borrowers shall pay or cause to be paid all such indebtedness or guarantee promptly upon the commencement of proceedings to foreclose any Lien which has attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to the Agent and (ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon the Borrowers by any and all agreements, documents, instruments and indentures evidencing, securing or otherwise relating to any such indebtedness or guarantee. The Borrowers will pay and perform all of their obligations under the Loan Documents. The

Borrowers will perform all of their obligations under all material contracts and agreements relating to the Borrowers’ business and will enforce the performance of the other parties thereto to the extent reasonably possible.

6.3.      Books and Records; Consultations and Inspections. The Borrowers will maintain books and records sufficient to permit the preparation of financial statements in accordance with GAAP and in which true, correct and complete entries shall be made of all dealings and transactions material to their business. The Borrowers authorize the Agent and the Banks (and any Person appointed by the Agent and the Banks to whom the Borrowers do not reasonably object) to discuss the affairs, finances and accounts of the Borrowers with the managers and officers of the Borrowers and, upon oral or written notice to the Borrowers, with their independent public accountants, all at such reasonable times upon reasonable request and as often as the Banks may from time to time reasonably request. The Borrowers will also permit the inspection, audit, examination and copying of their properties, books and records by the Agent and the Banks or their representatives during normal business hours and at other reasonable times, with reasonable notice to the Borrowers. The Borrowers will reimburse the Agent and the Banks upon demand for all reasonable costs and expenses incurred by the Agent and the Banks in connection with any such inspection, audit and/or examination conducted by the Agent and the Banks while any Event of Default under this Agreement has occurred and is continuing.

6.4.      Payment of Taxes. The Borrowers will duly file when due all Federal, state, foreign and local income tax returns and all other tax returns and reports of the Borrowers which are required to be filed and duly pay and discharge when due all taxes, assessments and other governmental charges imposed upon them or any of their property; provided, however, that the

Borrowers shall not be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that the Borrowers shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to the Agent.

6.5.      Payment of Claims. The Borrowers will promptly pay and discharge when due (i) all trade accounts payable and normal accruals in accordance with their usual and customary business practices as in effect on the date of this Agreement and (ii) all claims for work, labor or materials; provided, however, that the Borrowers shall not be required to pay any such trade account payable, accrual or claim the payment of which the Borrowers contest in good faith and by appropriate proceedings being diligently conducted, except that the Borrowers shall pay or cause to be paid all such trade accounts payable, accruals and claims forthwith upon the commencement of proceedings to foreclose any Lien which has attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond.

6.6.      Existence. The Borrowers will do all things necessary to (i) preserve and keep in full force and effect at all times their corporate existence and all Intellectual Property, permits, licenses, franchises and other rights material to their business and (ii) be duly qualified to do business and be in good standing in all jurisdictions where the nature of their business or their ownership of property requires such qualification except for those jurisdictions in which the failure to qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.

6.7.      Maintenance of Property. The Borrowers will at all times, preserve and maintain all of the property, owned or leased, used or useful in the conduct of their business in good condition, working order and repair, ordinary wear and tear excepted.

6.8.      Compliance with Laws, Regulations, etc. The Borrowers will comply with any and all federal, state and local laws, ordinances and governmental and regulatory rules and regulations to which the Borrowers are subject (including, without limitation, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Soldiers’ and Sailors’ Civil Relief Act of 1940, and any other federal, state, and local laws relating to interest, usury, consumer credit, equal credit opportunity, fair credit reporting, privacy, consumer protection, false or deceptive trade practices and disclosure, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of their properties or to the conduct of their business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

6.9.      Environmental Matters. The Borrowers shall give the Agent prompt written notice of (i) any Environmental Claim or any other action or investigation with respect to the existence or potential existence of any hazardous substances instituted or threatened with respect to any Borrower or any of the properties or facilities owned, leased or operated by any Borrower which, if determined adversely to any Borrower, could reasonably be expected to have a Material

Adverse Effect and (ii) any condition or occurrence on any of the properties or facilities owned, leased or operated by any Borrower which constitutes a violation of any environmental laws or which gives rise to a reporting obligation or requires removal or remediation under any environmental laws, to the extent the Borrowers reasonably believe (after due investigation) the cost of such removal or remediation could have a Material Adverse Effect on any Borrower or all of the Borrowers as a whole.

6.10.    ERISA Compliance. If the Borrowers or any ERISA affiliate have any pension plan, the Borrowers or such ERISA affiliate, as the case may be, shall comply with all requirements of ERISA relating to such pension plan. Without limiting the generality of the foregoing, the Borrowers will not, and they will not cause or permit any ERISA affiliate to: (i) permit any pension plan maintained by the Borrowers or any ERISA affiliate to engage in any nonexempt “prohibited transaction,” as such term is defined in Section 4975 of the Code; (ii) permit any pension plan maintained by the Borrowers or any ERISA affiliate to incur any “accumulated funding deficiency”, as such term is defined in Section 302 of ERISA, 29 U.S.C. §1082, whether or not waived; (iii) terminate any pension plan in a manner which could result in the imposition of a Lien on any property of the Borrowers or any ERISA affiliate pursuant to Section 4068 of ERISA, 29 U.S.C. §1368; or (iv) take any action which would constitute a complete or partial withdrawal from a multi-employer Plan within the meaning of Sections 4203 or 4205 of Title IV of ERISA. Notwithstanding any provision contained in this Section 6.10 to the contrary, an act by the Borrowers shall not be deemed to constitute a violation of this Section 6.10 unless the Agent determines in good faith that said action, individually or cumulatively with other acts of the Borrowers has or could reasonably be expected to have a Material Adverse Effect.

6.11.    Notices. The Borrowers will promptly notify the Agent in writing of any of the following within five (5) Business Days after any Borrower’s Knowledge thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)	the occurrence of any Event of Default;

(ii)       the occurrence of any material event of default by any Borrower under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other agreement, document or instrument to which such Borrower is a party or by which it is bound or to which it is subject other than this Agreement or any other Loan Document which could be reasonably expected to have a Material Adverse Effect;

(iii)      the occurrence of a reportable event with respect to any pension plan; the filing of a notice of intent to terminate a pension plan by the Borrowers or any ERISA affiliate; the institution of proceedings to terminate a pension plan by the Pension Benefit Guaranty Corporation or any other Person; the withdrawal in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 and 4205, respectively, of ERISA by the Borrowers or any ERISA affiliate from any multi-employer plan; or the incurrence of any material increase in the contingent liability of the Borrowers with respect to any “employee welfare benefit plan” as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

(iv)      the occurrence of any Material Adverse Effect;

(v)      any change in the name of any Borrower;

(vi)      any material change in any Borrower’s line(s) of business;

(vii)	the occurrence of any Change of Control;

(viii)    any notices reasonably required to be provided pursuant to other provisions of this Agreement;

(ix)      the receipt of any demand, notice of claim or institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting any Borrower or the Collateral, whether or not covered by insurance, in which the prayer or claim for relief seeks recovery of an amount in excess of Five Hundred Thousand Dollars ($500,000) or, if no dollar amount is specified in the prayer or claim for relief, in which there is a reasonable likelihood of recovery of an amount in excess of Five Hundred Thousand Dollars ($500,000) or any form of equitable relief for an order which has a reasonable likelihood, if issued, of causing a Material Adverse Effect; and

(x)       any material change in the ability of the Borrowers to perform the obligations, warranties, covenants and conditions of the Loan Documents.

The Borrowers will also immediately notify the Agent in writing if, for any reason, the Master Services Agreement, as defined in Section 7.11 below, is terminated or is not otherwise enforceable in accordance with its terms.

6.12.    Insurance. The Borrowers will insure all of their property of the character usually insured by Persons engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such Persons, and carry adequate liability insurance and other insurance of a kind and in an amount generally carried by Persons engaged in the same or similar businesses similarly situated and approved by the Agent. All such insurance may be subject to reasonable deductible amounts. The insurance policies will name the Agent for the benefit of the Banks as loss payee or additional insured. The Borrowers will furnish the Agent with copies of all insurance policies in effect and evidence of payment of the premium for each policy.

6.13.    Further Assurances. The Borrowers will execute and deliver to the Agent, at any time and from time to time, such other documents and instruments, and take any and all further actions which may be required under any changes in applicable law, or which the Agent for itself or on behalf of the Banks may from time to time reasonably request, in order to effectuate or further confirm or evidence the transactions contemplated by this Agreement.

6.14.    Accountants. The Borrowers will give the Agent prompt notice of any change of the Borrowers’ independent certified public accountants and a statement of the reasons for such change. The Borrowers shall at all times utilize independent certified public accountants reasonably acceptable to the Agent and the Required Banks.

615.	Financial Covenants.

(i)        Senior Debt/Tangible Net Worth Ratio. The Borrowers will at no time permit their Senior Debt to exceed 4.0 times their Consolidated Tangible Net Worth, based on the Borrowers’ then-outstanding Senior Debt and their Consolidated Tangible Net Worth set forth in the latest quarterly financial statements delivered by the Borrowers in accordance with the terms of this Agreement.

(ii)       Total Required Capital. At all times the Borrowers will maintain Consolidated Total Required Capital of at least Seventy-Five Million Dollars ($75,000,000) plus fifty percent (50%) of the cumulative positive net income earned by the Borrowers for each of their fiscal years ending subsequent to September 30, 2008. Any part of the fifty percent (50%) of positive net income not distributed by Pioneer pursuant to Section 7.4 hereof as a dividend for any fiscal year within one hundred twenty (120) days after the last day of such fiscal year shall also automatically be added to and become a permanent part of Consolidated Total Required Capital. At no time may any portion of Consolidated Total Required Capital be distributed as a dividend or otherwise and, notwithstanding anything stated herein to the contrary, no portion of the Borrowers’ capital existing as of the date hereof may be distributed as a dividend or otherwise.

(iii)      Senior Debt/Net Receivable Ratio. The Borrowers will at no time permit the ratio of Senior Debt to all Consolidated Net Receivables to exceed .80 to 1 based on the Borrowers’ then-outstanding Senior Debt and their Consolidated Net Receivables set forth in the latest quarterly financial statements delivered by the Borrowers in accordance with the terms of this Agreement or as set forth in the Borrowers’ internally prepared monthly financial statements, as required in either case by Section 6.1(i).

(iv)      Loan Loss Reserve. Unless required to conform to generally accepted accounting practices, the Borrowers will maintain at all times, tested as of the end of each fiscal quarter of the Borrowers, a loan loss reserve in an amount which is equal to or greater than the loan loss reserve shown on their audited financial statements as of the end of their most recent fiscal year, provided that at no time shall the loan loss reserve be less than five and one-quarter percent (5.25%) of the Consolidated Net Receivables.

6.16.    Operation. The Borrowers agree to operate their businesses in a prudent efficient and profitable manner consistent with past business practices.

6.17.    Pledge of Collateral. The Borrowers further agree to grant to the Agent for the benefit of the Banks a first perfected security interest covering all of the Collateral, and to promptly deliver to the Agent such security documents and other instruments as might be required by the Agent to subject such properties to Liens in favor of the Agent for the benefit of the Banks. Notwithstanding anything contained in this Agreement to the contrary, the Borrowers will maintain and defend good and marketable title to the Collateral free and clear of all claims, liens or encumbrances except those in favor of the Agent for the benefit of the Banks.

SECTION 7

NEGATIVE COVENANTS

The Borrowers covenant and agree that, so long as any Senior Debt remains unpaid:

7.1.      Consolidation and Mergers. No Borrower will, without the prior written consent of the Agent and the Required Banks, be a party to any merger, consolidation or other combination of any kind with any other Person or business entity nor will any Borrower, without the prior written consent of the Agent and the Required Banks, acquire all or any significant portion of all of the assets of any other Person or business entity nor will any Borrower, without the prior written consent of the Agent and the Required Banks, dispose of all or any significant portion of its respective assets; provided, however, this provision shall not prohibit any Borrower from merging any one or all into one or more of the others nor shall it prohibit any Borrower from selling to or acquiring from third parties substantial blocks of Customer Notes in a manner consistent with past practices.

7.2.      Nonconforming Debt. No Borrower will incur, create or permit to exist any indebtedness except (i) Senior Debt, (ii) those specific unsecured debt obligations listed in Exhibit S attached hereto, (iii) Subordinated Debt, (iv) trade payables and leases incurred in the ordinary course of business and (v) indebtedness and obligations described in Section 7.3 hereof.

7.3.      Permitted Indebtedness. No Subsidiary will incur, create or permit to exist indebtedness to any person or entity other than Pioneer and the Banks except only the following permitted indebtedness incurred in the ordinary course of each of such Subsidiary’s respective business (the “Permitted Indebtedness”) (i) current trade payables not more than ninety (90) days past due, (ii) lease obligations for real estate, fixtures and equipment, and (iii) purchase money obligations for capital expenditures. The aggregate amount of all such Subsidiary Permitted Indebtedness, excluding real property lease obligations for each Subsidiary, shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for all Subsidiaries at any time. Pioneer will not incur, create or permit to exist indebtedness to any Person other than the

Banks except only the following permitted indebtedness incurred in the ordinary course of Pioneer’s business (the “Pioneer Permitted Indebtedness”) (i) current trade payables not more than ninety (90) days past due, (ii) lease obligations for real estate, fixtures and equipment, and (iii) purchase money obligations for capital expenditures. The aggregate amount of all such Pioneer Permitted Indebtedness, excluding real property lease obligations, shall not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate for Pioneer at any time.

7.4.      Redemptions/Guarantees/Advances/Issuance of Stock/Dividends. The Borrowers will not (a) without the prior written consent of the Required Banks, make any distribution of assets to MCFC except (a) payments of dividends declared in the ordinary course of business which do not create the occurrence of an Event of Default hereunder and are in compliance with the following limitations as of the date of payment of any such dividends: (x) no dividends, cash or noncash, may be paid if the Senior Debt / Net Receivable Ratio is eighty percent (80%) or more; (y) if the Senior Debt / Net Receivable Ratio is less than seventy-seven and one-half percent (77.5%) cash dividends, subject to the fifty percent (50%) limitation set forth in Section 6.15(ii) hereof may be paid; and (z) if the Senior Debt / Net Receivable Ratio is seventy-seven and one-half percent (77.5%) or more but less than eighty percent (80%), dividends may only be paid, subject to the fifty percent (50%) limitation set forth in Section 6.15(ii) hereof, and which are, immediately upon payment thereof, loaned to Pioneer as Subordinated Debt; and (b) payments of interest on Subordinated Debt payable to MCFC prior to the declaration of an Event of Default by the Agent nor will they purchase, redeem, retire or otherwise acquire any shares of their equity interests or issue any shares of their equity interests or (ii) authorize or make any other distribution to any stockholder, equity owner, subsidiary, affiliate or Person of any of the assets or business of the Borrowers. The Borrowers will not directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any of the equity interests of the Borrowers or any subsidiary of any Borrower (whether such interests are now or hereafter issued, outstanding or created. No Borrower will (iii) enter into any management agreement with any other Borrower or affiliate or (iv) make or guarantee any loan or advance to any Person except to another Borrower in an amount not exceeding Fifty Thousand Dollars ($50,000) in the aggregate except for reasonable compensation for services performed or expenses incurred in the ordinary course of the Borrowers’ business.

7.5.      Service Charges. The Borrowers will not make any payment to MCFC in any fiscal year for services performed or reasonable expenses incurred in an aggregate amount greater than Seven Hundred Thirty-Five Thousand Dollars ($735,000) plus reimbursable expenses; provided, however, such amount may be increased on each anniversary of this Agreement by a percentage amount equal to the percentage increase in the Consumer Price Index published by the United States Bureau of Labor for the calendar year then most recently ended.

7.6.      Net Income. The Borrowers shall not have a negative consolidated net income for any fiscal year, such net income to be tested as of September 30 of each year for the twelve (12) month period then ended.

7.7.      Limitation on Liens. No Borrower will create, incur or assume, or suffer to be incurred or to exist, any Lien on any of its property or affecting the Collateral, whether now owned or hereafter acquired, or upon any income or profits therefrom, except for Permitted Liens.

7.8.      Changes in Nature of Business. No Borrower will engage in any business if, as a result, the general nature of its respective business which would then be engaged in by it would be substantially changed from the general nature of the business engaged in by it as of the date of this Agreement. Additionally, no Borrower will (i) make any expenditure or commitment or incur any obligation or enter into any transaction except in the ordinary course of business or (ii) make any acquisition of or contribution to or other investments in any Person or entity.

7.9.    Fiscal Year. The Borrowers will not change their fiscal year.

7.10.    Pension Plans. The Borrowers and any ERISA affiliate will not (i) permit any condition to exist in connection with any pension plan which might constitute grounds for the Pension Benefit Guaranty Corporation to institute proceedings to have such pension plan terminated or a trustee appointed to administer such pension plan or (ii) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any pension plan which could result in the incurrence by the Borrowers or any ERISA affiliate of any material liability, fine or penalty.

7.11.    Loan Sale and Master Services Agreement. The Borrowers will not amend or terminate the Loan Sale and Master Services Agreement dated June 12, 2009, a copy of which is attached hereto as Exhibit V, or any successor thereto (the “Master Services Agreement”), without the prior written consent of the Agent and the Required Banks.

7.12.    New Subsidiaries. No Borrower shall create any new subsidiary or affiliate without the prior written consent of the Agent and the Required Banks, which consent shall not be unreasonably withheld. If any new subsidiary is created, it shall become a party to this Agreement as a Borrower.

7.13.    Transactions with Affiliates. The Borrowers will not enter into or be a party to any material transaction or arrangement with any affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any affiliate), except in the ordinary course of business and pursuant to the reasonable requirements of any such affiliate’s business and upon fair and reasonable terms no less favorable to such Borrower or such affiliate than would be obtained in a comparable arm’s-length transaction with a Person not an affiliate.

7.14.    Transfers. The Borrowers will not sell, transfer or permit to be transferred voluntarily or by operation of law any interest in the Collateral without the consent of the Agent and the Required Banks. The Borrowers will not sell, transfer or otherwise dispose of or create, assume or suffer to exist any pledge, lien, security interest, charge or encumbrance on any interest in the Borrowers except an existing negative pledge on the capital stock of Pioneer.

7.15.    Other Agreements. The Borrowers will not enter into any agreement that limits or restricts the ability of the Borrowers to comply with the terms of the Loan Documents.

SECTION 8

THE AGENT

8.1.      Appointment. UMB is hereby appointed by the Banks as the authorized Agent to act on behalf of the Banks under this Agreement, the Notes and the other Loan Documents. The Agent agrees to act as such upon the express conditions contained in this Agreement.

8.2.      Powers. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto. The Agent shall have no obligation or implied duty to take any action under this Agreement or any of the other Loan Documents, except any action specifically provided by this Agreement or any of the other Loan Documents to be taken by the Agent and in no event shall the Agent have any fiduciary responsibilities to any Bank.

8.3.      General Immunity. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall be liable to any Bank for any action taken or not taken by it in connection with this Agreement or any of the other Loan Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order.

8.4.      No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall (i) be responsible for or have any duty to ascertain, inquire into or verify any recitals, reports, statements, representations or warranties contained in this Agreement or any of the other Loan Documents or furnished pursuant hereto or thereto, (ii) be responsible for any Loans hereunder, (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any of the other Loan Documents, (iv) be responsible for the satisfaction of any condition specified in Section 3, except receipt of items required to be delivered to the Agent, (v) be responsible for the validity, effectiveness, genuineness or enforceability of this Agreement or any of the other Loan Documents or (vi) be responsible for the creation, attachment, perfection or priority of any security interests or liens purported to be granted to Agent or any Bank pursuant to this Agreement or any of the other Loan Documents.

8.5.      Right to Indemnity. Notwithstanding any other provision contained in this Agreement to the contrary, to the extent the Borrowers fail to reimburse the Agent pursuant to Sections 13.8, and 8.10 or if any Event of Default shall occur under this Agreement, the Banks shall ratably in accordance with their respective pro rata shares of the aggregate principal amount of outstanding Senior Debt indemnify the Agent and hold it harmless from and against any and all liabilities, losses (except losses occasioned by failure of the Borrowers or the Guarantor to make any payments or to perform any obligations required by this Agreement (excepting those described in Sections 13.8 and 8.10), the Notes or any of the other Loan Documents), costs and/or expenses, including, without limitation, reasonable attorneys’ fees and expenses, which the Agent may incur, directly or indirectly, in connection with the preparation, execution and delivery of this Agreement, the Notes or any of the other Loan Documents, or in connection with the collection and enforcement of this Agreement and the other Loan Documents; provided only that the Agent shall not be entitled to such indemnification for any losses, liabilities, costs and/or expenses resulting from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order. Any Bank failing to perform its obligations hereunder hereby agrees to indemnify the Agent for all liabilities, losses, costs and/or expenses, including reasonable attorneys’ fees which the Agent may incur, directly or indirectly, as a result of such Bank’s nonperformance. These indemnities shall be a continuing indemnity and shall survive the satisfaction and payment of the Notes and the termination of this Agreement.

8.6.      Action Upon Instructions of Required Banks. The Agent agrees, upon the written request of the Required Banks, to take any action of the type specified in this Agreement or any of the other Loan Documents as being within the Agent’s rights, duties, powers or discretion. Notwithstanding the foregoing, the Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) which may be incurred by it by reason of taking or continuing to take any such action, other than any liability resulting from the Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all Banks. In the absence of a request by the Required Banks, the Agent shall have the authority, in its good faith discretion, to take or not to take any action, unless this Agreement or any of the other Loan Documents specifically requires the consent of the Required Banks.

8.7.      Employment of Agents and Counsel. The Agent may execute any of its duties as the Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. The Agent shall be entitled to rely upon the advice and opinion of legal counsel concerning all matters pertaining to the duties of the agency hereby created.

8.8.      Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of legal counsel selected by the Agent.

8.9.      May Treat Payee as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

8.10.    Agent’s Reimbursement. Each Bank agrees to reimburse the Agent pro rata in accordance with its pro rata share of the aggregate principal amount of outstanding Senior Debt for (i) any out-of-pocket costs and expenses not reimbursed by the Borrowers for which the

Agent is entitled to reimbursement by the Borrowers under this Agreement or any of the other Loan Documents and (ii) for any out-of-pocket costs and expenses incurred by the Agent on behalf of the Banks in connection with the preparation, execution, delivery, amendment, modification, extension, renewal, administration and/or enforcement of this Agreement and/or any of the other Loan Documents.

8.11.    Rights as a Bank. With respect to the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the terms “Bank” and “Banks” shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, issue letters of credit for the account of and generally engage in any kind of banking or trust business with the Borrowers and their Subsidiaries and affiliates as if it were not the Agent.

8.12.    Independent Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent and based on the financial statements referred to in Section 5.7 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions with respect to this Agreement and the other Loan Documents.

8.13.    Successor Agent. The Agent may resign as the Agent for the Banks under this Agreement and the other Loan Documents at any time upon thirty (30) days’ notice in writing to the Banks and the Borrowers. The Agent may also be removed at any time without cause by unanimous vote of the Banks and with cause by the Required Banks. Such resignation shall take effect upon the earlier of the appointment of such successor to the Agent or the expiration of such thirty (30) day period. Subject to the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed, and which consent shall not be required at anytime that an Event of Default has occurred and is continuing), the Required Banks shall have the right to appoint a successor Agent and who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under this Agreement and the other Loan Documents. In the event a successor Agent shall not have been appointed within the thirty (30) day period following the giving of notice by the Agent, the Required Banks shall assume the duties of the Agent hereunder until a new Agent is appointed pursuant to the terms of this Agreement. Resignation by the Agent shall not affect or impair the rights of the Agent under Section 8.5 hereof with respect to all matters preceding such resignation. Any successor Agent must be a national banking association or a Bank chartered in any State of the United States having a combined capital and surplus of at least $500,000,000.

8.14.    Delivery of Documents. The Agent agrees to promptly provide each Bank with copies of (i) this Agreement and the other Loan Documents (including any amendments thereto), (ii) any default notices sent by the Agent to the Borrowers with respect to this Agreement or any of the other Loan Documents, (iii) any waivers or consents signed by the Agent or otherwise sent by the Agent to the Borrowers with respect to this Agreement or any of the other Loan Documents, (iv) any notices of default sent by the Borrowers to the Agent with respect to this Agreement or any of the other Loan Documents, (v) any requests for any amendments, waivers or consents sent to the Agent by the Borrowers with respect to this Agreement or any of the other Loan Documents and (vi) all other documents delivered to the Agent by the Borrowers as required under the terms of this Agreement. The Agent agrees to provide each Bank, within ten (10) Business Days after Agent’s receipt thereof, a copy of such other information, reports, certificates and/or other materials prepared by the Borrowers or otherwise required by the Loan Documents which are reasonably requested by such Bank in writing and which are in the Agent’s possession.

8.15.    Deposit Account. The Agent shall establish and maintain a Cash Collateral Account to be used for the deposit of proceeds of Collateral for the ratable benefit of all of the Banks following the declaration of an Event of Default.

8.16.    Agent’s Fee. On the date hereof and on each anniversary date hereof thereafter, the Borrowers shall pay to the Agent an Agent’s Fee in the amount of Twenty-Five Thousand Dollars ($25,000).

8.17.    Duration of Agency. The agency established by Section 8.1 hereof shall continue, and Sections 8.1 through and including this Section 8.17 shall remain in full force and effect, until all of Notes shall have been paid in full and this Agreement shall have terminated.

SECTION 9

AGREEMENT AMONG BANKS

9.1.      Prior Notice of Intentions. No Bank which is a party to this Agreement will, without the prior written consent of the Agent and all of the Banks which are a party to this Agreement, seek collateral, other than as provided for herein, for all or any part of the Senior Debt; nor will any Bank initiate any legal proceedings against any Borrower or its affiliates without giving ten (10) Business Days prior written notice to the Agent and all other Banks which are a party hereto.

9.2.      All Credit to Conform. All of the Banks which are parties to this Agreement agree not to extend any credit to the Borrowers unless such credit is extended in conformity with and subject to the terms of this Agreement and, if prior to termination hereof, is evidenced by a Note in the form of Exhibit A, I or K attached hereto.

9.3.      Renewal Obligation. All of the Banks agree that in the event they do not advise the Agent and all of the other Banks and the Agent and the Borrowers of their intent not to renew indebtedness of the Borrowers evidenced by any Single Pay Term Note at least ninety (90) Business Days prior to the maturity of any such Note, the outstanding indebtedness evidenced by any such Note will be renewed on substantially the same terms as the existing Note except for the interest rate payable thereon which shall be adjusted to a current rate unless the Agent and all other Banks which are a party to this Agreement and the Borrowers waive in writing, on a case-by-case basis, such ninety (90) day prior notice requirement or unless an Event of Default has occurred and is continuing in which case the ninety (90) day prior notice requirement shall be deemed to be automatically waived.

SECTION 10

EVENTS OF DEFAULT

If any of the following (each an “Event of Default”) shall occur, any Bank may terminate the obligations of such Bank to make any further advances under any Note or the other Loan Documents and the Agent for the benefit of the Banks, may exercise the remedies set forth in Section 11 subject to the procedures set forth in such Section 11 unless a cure period is provided below and then upon expiration of such cure period if such Event of Default is then continuing, upon receipt by the Borrowers of notice thereof by the Agent:

10.1.    The Borrowers (i) fail to make any payment of principal of, or interest on, or fees owing in respect of, any Senior Debt when due and payable, or (ii) fail to pay or reimburse the Agent or the Banks for any expense reimbursable hereunder or under any other Loan Document after Agent’s demand for such payment within five (5) Business Days of the receipt of such demand; provided, however, no five (5) Business Day cure period shall be available if the

Borrowers have already failed to make any payment of such principal, interest or fees when due and payable two (2) or more times in the immediately preceding twelve (12) month period.

10.2.    Any Borrower fails or neglects to materially perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents within ten (10) Business Days after receipt of Agent’s written notice thereof.

10.3.    Any material representation or warranty made by a Borrower in Section 5 of this Agreement being untrue in any material respect now or at any time hereafter; or any schedule, statement, report, notice, information or writing furnished by a Borrower to the Agent and the Banks being untrue or misleading in any material respect as of the date the facts set forth therein are stated or certified;

10.4.    Any failure of a Borrower to make payment when due, or other default or justifiable demand by a creditor other than any of the Banks for accelerated payment by any Borrower under the terms of any debenture, contract or agreement for borrowed money in any amount greater than Five Hundred Thousand Dollars ($500,000) in the aggregate, if such payment is not made, such default is not cured or such demand is not rescinded within any applicable cure or other grace period, if any, under that applicable debenture, contract or agreement; or if there is no applicable cure or other grace period within ten (10) Business Days of the occurrence of such default.

10.5.    Assets of any Borrower, except Customer Notes, with a fair market value of Five Hundred Thousand Dollars ($500,000) or more are attached, seized, levied upon or subjected to a writ or distress warrant, and such condition continues for ten (10) Business Days or more after the Borrowers’ receipt of notice thereof, regardless of the source of such notice. If such notice is not received from the Agent, the Borrowers, upon receipt of such notice, shall give written notice thereof to the Agent.

10.6.    A case or proceeding is commenced against any Borrower or the Guarantor seeking a decree or order in respect of such Borrower or the Guarantor (i) under the Federal Bankruptcy Code, or any other applicable federal, state bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Borrower or the Guarantor or for any substantial part of any such entity’s assets, or (iii) ordering the winding-up or liquidation of the affairs of such Borrower or the Guarantor , and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.

10.7.    Any Borrower or the Guarantor (i) files a petition seeking relief under the Federal Bankruptcy Code, or any other applicable federal, state bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Borrower or the Guarantor or for any substantial part of any such entity’s assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

10.8.    A final judgment or judgments for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) not covered by insurance in the aggregate at any time are outstanding against one or more of the Borrowers and the same are not, within ten (10) Business Days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

10.9.    Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms or any Lien created under any Loan

Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby and such conditions have not been cured within ten (10) Business Days after receipt of Agent’s notice thereof.

10.10.  Any Change of Control occurs.

10.11.  At least one (1) Borrower, for reasons other than complying with applicable regulatory requirements, does not continue to purchase small loans to military personnel or families from MidCountry Bank in the ordinary course of business without first obtaining the prior written consent of the Agent and the Required Banks (which consent shall not be unreasonably withheld, delayed or conditioned), provided, however, that in the event that any Borrower is required due to regulatory requirements to cease purchasing loans originated by MidCountry Bank, the Borrowers shall still be permitted to originate loans directly from consumers or purchase loans from other businesses who originate them directly from consumers using their state licenses in the manner they currently do business without such action being deemed to be an Event of Default hereunder;

10.12.  Any default by the Guarantor or any Subsidiary in performance of the terms and conditions of the MCFC Guaranty or any Subsidiary Guaranty which could reasonably be expected to create a Material Adverse Effect or the MCFC Guaranty or any Subsidiary Guaranty is no longer enforceable for any reason and such default is not cured within ten (10) Business Days after receipt of Agent’s notice thereof;

10.13.  The Master Services Agreement is terminated for any reason without the consent of the Agent and the Required Banks, which shall not be unreasonably withheld, and is not reinstated or replaced with the consent of the Agent and the Required Banks within five (5) Business Days after any such termination.

10.14.  (i) The existence of any Lien, attachment, seizure or levy on the Customer Notes or (ii) following the Agent’s notice thereof to the Borrower, the existence of any Lien on the

Collateral, other than the Customer Notes, for more than ten (10) Business Days which is not adequately covered by insurance, secured by a bond or released to the satisfaction of the Required Banks.

10.15.  `Any Borrower or the Guarantor shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms.

10.16.  Any Borrower suffers a change in its financial condition which could reasonably be expected by the Agent to have a Material Adverse Effect on such Borrower or the Borrowers taken as a whole.

10.17.  In the event the Borrowers or the Guarantor cure or cause to be cured such Event of Default within the cure periods, if any, described above, after receipt of written notice thereof, the parties will be restored to their respective rights and obligations under this Agreement as if no Event of Default had occurred, except that no right to cure will be given as to Events of Default in paragraphs 10.3, 10.6, 10.7, 10.10, 10.11, 10.14(i), 10.15 and 10.16. The Borrower’s opportunity to cure will be applicable as herein set forth, notwithstanding any contrary provisions contained in any of the other Loan Documents.

SECTION 11

ACCELERATION AND REMEDIES

11.1     Acceleration. In the event of the occurrence of any one or more Events of Default (other than an Event of Default described in Sections 10.6 or 10.7), the Agent may following any notice and/or cure period provided in Section 10 (and at the written request of the Required Banks shall) without further notice, declare the occurrence of an Event of Default and declare the entire principal amount of all Senior Debt of the Borrowers, together with interest accrued thereon, to be immediately due and payable; provided, however, that upon the occurrence of any

Event of Default described in Sections 10.6 or 10.7, the entire outstanding principal balance of and all accrued and unpaid interest on all Senior Debt and all of the other obligations of the Borrowers hereunder shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and the Agent and the Banks may exercise any and all rights and remedies which they may have under any of the Loan Documents or under applicable law. Upon the occurrence of an Event of Default if no notice thereof is required to be given to the Borrowers by the Agent or upon the sending of any such notice if required (other than an Event of Default described in Sections 10.6 or 10.7), the Agent shall, subject to the procedures set forth in Section 11.2 below, (i) have the right, on behalf of all holders of Senior Debt, to immediately take possession and control of all Customer Notes, whether evidenced by a paper instrument or are electronically authenticated, by giving a notice of exclusive control pursuant to the Control Agreement to eOriginal, Inc., a Delaware corporation, or otherwise with respect to non-electronic Customer Notes and the right to cause all proceeds of such Customer Notes to be paid or transferred directly to the Cash Collateral Account at the Agent for the ratable benefit of the holders of Senior Debt, (ii) have access to and use of, all computer hardware and software and related records, instructions and manuals used by any Borrower in connection with the documenting, evidencing, listing, reporting and collecting of all Customer Notes and an irrevocable power of attorney therefor is hereby granted to the Agent and (iii) have the right to exercise all legally available collection remedies ratably for the benefit of the holders of Senior Debt against the Borrowers and all Collateral securing payment of the Senior Debt.

Upon the Agent’s giving of notice to the Borrowers, with or without the direction of the Required Banks, of the occurrence of an Event of Default or at the time the Agent first has knowledge of the occurrence of an Event of Default for which no notice is required to be given, the interest rate on all Senior Debt shall automatically be increased to a default rate equal to two percent (2%) above the interest rate otherwise payable on such Senior Debt and such default rate shall remain in effect so long as any Event of Default has not been cured.

11.2.  Collection of Customer Notes and Exercise of Other Remedies.

(i)        In the event the Agent, pursuant to Section 11.1 hereof, declares all Senior Debt immediately due and payable and if the Agent exercises its right to cause all proceeds of Customer Notes to be deposited in or transferred to the Cash Collateral Account for the ratable benefit of the holders of Senior Debt, the Agent shall, except with respect to Events of Default set forth in Sections 10.3, 10.6, 10.7, 10.10, 10.11, 10.14(i), 10.15 or 10.16, for a period of thirty (30) days after the exercise of such right, release to the Borrowers on a weekly basis such amount of funds from the Cash Collateral Account (i) as the Borrowers may certify in writing to the Agent to be reasonably necessary to pay ongoing, ordinary operating expenses of the Borrowers’ business, not including payments for borrowed money, and (ii) as necessary to pay directly to the holders of Senior Debt on a weekly basis the ratable amount payable to each such holder pursuant to Section 11.2(iii) hereof, and if such Event of Default that has been declared by the Agent is not cured within such thirty (30) day period or upon the occurrence of an additional Event of Default during such thirty (30) day period, then and thereafter the Agent shall have the right (but not the obligation unless directed by the Required Banks) to enforce all of the Agent’s and the Banks’ rights and remedies under the Loan Documents at law or in equity in such manner as the Agent may determine, including, without limitation, paying any actual costs to continue utilizing the services of the Borrowers, MidCountry Bank and/or other Persons to collect the Customer Notes or otherwise deal with the disposition of all of the Collateral, making such other payments and performing such acts as may be determined by the Agent to be necessary or appropriate to perform or to cure any default and performance by the Borrowers under all agreements affecting the Collateral and otherwise fully enforce, in its sole discretion and without limitation, all of the Banks’ rights and remedies under the Loan Documents at law or in equity with respect to all of the Collateral. If the Agent exercises any such option, all costs of collection and enforcement will be paid by the Borrowers and the Borrowers hereby authorize the Banks to increase the indebtedness owing by the Borrowers to the holders of Senior Debt by such costs and agree that the Loan Documents will evidence and secure payment of such costs whether or not the total funds advanced exceed the face amount of the Loan Documents.

During such thirty (30) day period or such lesser period if such thirty (30) day period is ended before the expiration of thirty (30) days, the Agent shall forbear from exercising any collection remedies against any Collateral other than the Customer Notes.

In the event the Event or Events of Default which were the basis for the Agent accelerating payment of the Senior Debt are cured by the Borrowers within such thirty (30) day period, the Agent shall, without waiving its right to declare future Events of Default if they occur, release to the Borrowers all proceeds of Customer Notes then on deposit in the Cash Collateral Account and the Borrowers may return to the conduct of their business as if such Events and Events of Default had not been declared with the rate of interest payable on all Senior Debt being returned prospectively to the non-default rate per annum; provided, however, all payments made to holders of Senior Debt directly by the Agent from the Cash Collateral Account shall be retained by such holders and applied first to accrued and unpaid interest and then to payment of principal on the Senior Debt held by them.

(ii)       Following the occurrence and declaration of an Event of Default by the Agent under this Agreement if any Senior Debt shall be outstanding, MidCountry Bank,

for itself and its successors and assigns, if any, has agreed pursuant to the Master Services Agreement that, upon the written request of the Agent, it will:

(a)       perform loan maintenance and collection services, on all Customer Notes securing Senior Debt for the Agent for a service charge equal to one hundred ten percent (110%) of MidCountry Bank’s actual cost of providing such services as the Agent may request, for the period commencing upon the date requested by the Agent and ending on the earlier of (i) when all of the Customer Notes owned by the Borrowers have been collected; (ii) collection efforts for such Customer Notes have been terminated at the direction of the Required Banks or (iii) the Agent, at the direction of the Required Banks, gives a written notice of termination to MidCountry Bank. Upon request from time to time by the Agent, but in no event not more than once in every twelve (12) month period commencing upon the date MidCountry Bank begins performing services hereunder for the Agent, MidCountry Bank pursuant to the Master Services Agreement has agreed that it will, upon the request of the Agent, provide the Agent with such information as it may reasonably request to determine the basis upon which MidCountry Bank has calculated its actual cost of providing services to the Agent hereunder.

(b)       transfer possession and use of the Daybreak system, or other system or systems being used by MidCountry Bank if the Daybreak system is not then in use, and all hardware and software associated with it and all documents, instruments and records pertaining to outstanding notes securing payment of Senior Debt to the Agent or its designee at the expense of the Agent, and allow the Agent to employ or otherwise use the services of all of MidCountry Bank’s employees working in the Pioneer Military Lending Division of MidCountry

Bank and which are reasonably necessary, in the judgment of the Agent, to service and collect outstanding notes securing payment of Senior Debt to be employed by the Agent or its designee; and/or

(c)       cooperate with the Agent to the extent reasonably requested in the sale or transfer of all or any part of the outstanding Customer Notes securing payment of Senior Debt to one or more third parties. For purposes of this Section 11.2(ii), the Borrowers hereby agree that any and all rights given to MidCountry Bank in Section 7(a) of the Master Services Agreement shall be given to the Agent, or its designee including MidCountry Bank, for a period extending until all Customer Notes securing payment of Senior Debt have been collected or, in the judgment of the Agent, be deemed to be uncollectible.

If MidCountry Bank performs loan maintenance and collection services at the request of the Agent pursuant to this Section 11.2(ii), MidCountry Bank has agreed that the Agent shall have the same indemnity protection which is provided the Borrowers in Section 6 of the Master Services Agreement and the fees set forth in Exhibit A attached thereto shall not apply. The foregoing provisions shall apply and not be affected by the termination of the Master Services Agreement.

If the Agent elects to proceed pursuant to this Section 11.2(ii), MidCountry Bank shall have no obligation to maintain the Daybreak system, or other system or systems being used by MidCountry Bank if the Daybreak system is not then in use, and hardware, software, documents, or instruments associated with it after such one (1) year period or such shorter period if the Agent selects a shorter period, unless otherwise agreed in writing between MidCountry Bank and the Agent. Pursuant to the Master Services Agreement MidCountry Bank has agreed to cooperate with the Agent to effect a smooth transition of such services and the Daybreak system, or other system or systems being used by MidCountry Bank if the Daybreak system is not then in use and related items described in the immediately preceding sentence to the Agent or its designee at the end of the period described in the immediately preceding sentence.

Pursuant to the Master Services Agreement, MidCountry Bank and the Borrowers have agreed that the Agent may terminate the Master Services Agreement at any time upon written notice thereof to MidCountry Bank and the Borrowers, (i) in the event MidCountry Bank or MCFC is closed for any reason or is made the subject of a bankruptcy, conservatorship, receivership or similar proceeding or control of which is otherwise taken over by any government regulatory authority, (ii) military consumer loans will no longer be purchased by any Borrower from MidCountry Bank or (iii) ownership of MidCountry Bank is transferred to an owner which is not reasonably acceptable to the Agent and the Required Banks.

(iii)      The ratable amount payable to each holder of Senior Debt from funds payable for the benefit of the Banks from the Cash Collateral Account in accordance with the provisions of Section 11.2(ii) hereof shall be calculated by multiplying the total amount payable for the benefit of all holders of Senior Debt by a fraction, the numerator of which shall equal the total outstanding amount of Senior Debt payable to such holder by the Borrowers, regardless of the stated maturity date or dates, evidenced by Revolving Grid Notes, Amortizing Notes and Single Pay Term Notes and the denominator of which shall equal the total outstanding amount of all Senior Debt payable to all such holders by the Borrowers, regardless of the stated maturity date or dates. Such amounts, in collected funds, as may be payable to each holder of Senior Debt shall be distributed to each such holder by the Agent on a weekly basis. In the event any funds so distributed or required for any reason to be repaid by the Agent, any holder receiving any funds so required to be repaid will pay to the Agent within three (3) Business Days following receipt of notice thereof from the Agent the amount required to be repaid by the Agent and if not paid to the Agent by any such holder, such unpaid amount will bear interest until such unpaid amount is paid in full at the rate of seven percent (7%) per annum.

SECTION 12

AMENDMENT AND ADDITION OF OTHER BANKS

12.1.    Amendment. Except as otherwise provided in Section 12.2 hereof no provision hereof may be amended or modified except pursuant to an agreement in writing entered into by the Borrowers and the Required Banks; provided, however, that no such amendment shall:

(i)        change any terms of any Note outstanding pursuant hereto on the date of such amendment;

(ii)	change the definition of “Required Banks;”

(iii)      release any Collateral for payment of Notes issued hereunder or change any provision of Section 4 hereof;

(iv)      change any provision of Sections 6.15(i), (ii), (iii) and (iv) and Section 7.6 hereof; or

(v)      change any provision of Section 10 or 11 hereof,

without the prior written consent of all Banks; provided further, that no such amendment shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent.

12.2.    Addition of Other Banks. The Borrowers shall be entitled to request that other banks or financial institutions become parties to this Agreement but shall not incur Senior Debt with any other bank or financial institution unless such bank or financial institution has become a party hereto. Any bank or financial institution may become a party hereto upon the request of the Borrowers so long as all of the following conditions are met:

(i)        Such new bank or financial institution must agree to all terms and conditions of this Agreement by execution and delivery to the Borrowers of an amendment to this Agreement in the form attached hereto as Exhibit W. In the event any new bank or financial institution desires to receive an opinion of counsel as of the effective date when such new bank or financial institution is made a party hereto, the expense of such opinion must be borne by the new bank or financial institution.

(ii)       The Borrowers must execute any amendment which has been executed by a new bank or other financial institution and deliver an original copy of the same and a statement of the amount of credit which such bank or financial institution has indicated it may make available to the Borrowers, to the Agent and each Bank which is already then a party to this Agreement. Unless Banks holding more than thirty-three and one third percent (33 1/3%) of the outstanding principal amount of all Senior Debt of the Borrowers, which are parties hereto object in a written notice delivered to Pioneer within ten (10) Business Days of the objecting Banks’ receipt of the proposed amendment, the proposed amendment will automatically become effective and the new bank or financial institution will become a party hereto on the eleventh (11th) Business Day following the latest date of delivery of the proposed amendment to any of the Banks already a party hereto. Within three (3) Business Days following the effective date of any proposed amendment, Pioneer agrees to send written notice of such effectiveness to the Agent and all Banks which are then parties to this Agreement.

12.3.    Increase of Total Senior Debt. The aggregate maximum principal amount of Senior Debt set forth in Credit Facility Letters issued annually by all Banks pursuant to Section 2.4 hereof may not be increased by more than twenty percent (20%) annually starting from a base amount of Two Hundred Seventy-Five Million Dollars ($275,000,000) for the year current

Credit Facility letters are in effect without the prior written consent of the Agent and the Required Banks. Approval of the addition of a new bank or financial institution by the Agent and the Required Banks pursuant to Section 12.2 above shall constitute approval of an increase in the principal amount of Senior Debt set forth in the above described Credit Facility Letters by the amount of credit which such new bank or financial institution has indicated it may make available to the Borrowers and which has been disclosed to the Agent and the Banks by the Borrowers pursuant to Section 12.2(ii) hereof.

SECTION 13

GENERAL

13.1.    Notices. Except as otherwise specifically set forth in this Agreement, each notice, request, demand, consent, confirmation or other communication under this Agreement shall be in writing and delivered in person or sent by facsimile, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or facsimile number set forth below, or at such other address or facsimile number as any party hereto may designate as its address for communications under this Agreement by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by facsimile (with answerback confirmation received), on the second (2nd) Business Day after the day on which sent, if sent by recognized overnight courier or on the fifth (5th) Business Day after the day on which mailed, if sent by registered or certified mail.

SolutionsBank 7401 West 135th Street Overland Park, KS 66223 Attention: Norm Messner Facsimile No.: (913) 851-0005

First Bank 11901 Olive Blvd. Creve Coeur, Missouri 63141 Attention: Brenda J. Laux Facsimile No.: (314) 692-6371
Pioneer Financial Services, Inc. 4700 Belleview, Suite 300 Kansas City, Missouri 64112 Attention: Thomas H. Holcom, Jr. Facsimile No.: (816) 561-9333
Southwest Bank, an M&I Bank 2301 South Kingshighway Boulevard St. Louis, Missouri 63110-3498 Attention: Robert W. Sellers Facsimile No.: (314) 776-2146
UMB Bank, N.A. 1010 Grand Boulevard Kansas City, Missouri 64106 Attention: Douglas F. Page Facsimile No.: (816) 860-7143
Commerce Bank, N.A. 1000 Walnut, 17th Floor Kansas City, Missouri 64106 Attention: David Emley Facsimile No.: (816) 234-8648
Texas Capital Bank, N.A. 2100 McKinney Avenue, Suite 900 Dallas, Texas 75201 Attention: W. Reed Allton Facsimile No.: (214) 932-6604
Arvest Bank 2025 N. Sonoma Park Drive Edmond, Oklahoma 73013 Attention: Cindy Nunley Facsimile No.: (405) 419-1770
BancFirst 101 North Broadway Oklahoma City, Oklahoma 73126-0788 Attention: Mark Demos Facsimile No.: (405) 218-4673

A notice given pursuant to this Section 13.1 to Pioneer shall be deemed to have been given to all Borrowers.

13.2.    Opinion of Counsel. If requested by the Agent or the Required Banks, upon (i) any Change of Control at any time hereafter in the ownership of Pioneer; (ii) any material change in the ownership or structure of any other Borrower; (iii) any material change in the lending procedures set forth herein; or (iv) any material change in the collateral for the Senior Debt, the Borrowers agree to furnish to the Agent for the benefit of the Banks an opinion of counsel to the Borrowers in such form as the Agent may reasonably request.

13.3.    No Waivers. No failure or delay by the Agent or any of the other Banks in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial modification or waiver of any provision of this Agreement or of any Note to be executed pursuant hereto or in connection herewith or a single or partial exercise of any such right, power or privilege preclude any other or further exercise of such or of any other right, power of privilege.

13.4.    Right of Set-off. Each Borrower specifically agrees that upon the declaration of an occurrence of an Event of Default, and if such Event of Default is continuing, the Agent and the Banks shall be entitled to exercise any right of setoff or banker’s lien at any time with respect to all Senior Debt and other obligations of the Borrowers under this Agreement, irrespective of the stated maturity of any Note executed pursuant hereto or in connection herewith evidencing any indebtedness of the Borrowers to the Banks; provided, however, that all Banks exercising any right of setoff shall transfer all funds set off to the Agent to be distributed by the Agent ratably for the benefit of all of the Banks.

13.5.    Governing Law. This Agreement and all Notes executed pursuant hereto or in connection herewith shall be deemed to be contracts made under and shall be construed in accordance with the laws of the state of Missouri.

13.6.    CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THE BORROWERS HEREBY IRREVOCABLY (i) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN JACKSON COUNTY, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE WESTERN DISTRICT OF MISSOURI AS THE AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, (ii) AGREE THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (iii) WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE BORROWERS MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (iv) WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (v) WAIVE ALL RIGHTS OF ANY OTHER JURISDICTION WHICH THE BORROWERS MAY NOW OR HEREAFTER HAVE BY REASON OF THEIR PRESENT OR SUBSEQUENT DOMICILES. THE BORROWERS AUTHORIZE THE SERVICE OF PROCESS UPON THE BORROWERS BY REGISTERED MAIL SENT TO THE BORROWERS AT THEIR ADDRESS REFERENCED IN SECTION 13.1.

THE BORROWERS AND THE BANKS HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH THE BORROWERS OR THE BANKS ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

13.7.    Severability. In the event any one or more of the provisions of this Agreement or any Note executed pursuant hereto or in connection herewith shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.8.    Expenses. Each Borrower agrees to pay all reasonable out-of-pocket expenses, including reasonable attorneys fees, incurred by the Agent and the Banks in connection with the preparation of this Agreement and enforcement of the rights of the Agent and the Banks hereunder or any of the Notes executed pursuant hereto or in connection herewith and in connection with any amendment, extension or renewal of any thereof, or waivers thereunder.

13.9.    Counterparts. This Agreement, and any amendment hereto, may be executed in two or more counterparts, each of which shall constitute an original, but when taken together, shall constitute but one agreement.

13.10.  Titles and Headings. All titles and headings which are used in this Agreement are used solely for the convenience of the parties hereto and are not part of the agreement of the parties.

13.11.  Conflicting Documents. In the event of any conflict between the terms of this Agreement and the terms of any Note or other document executed pursuant hereto or in connection herewith, the terms of this Agreement shall control.

13.12.  Assignment. This Agreement and all provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no Borrower may assign any rights or obligations hereunder without the prior written consent of the Agent and the Required Banks; and provided further that each Borrower acknowledges and agrees that the Banks may, in their sole discretion and without notice to the Borrowers, grant one or more participation interests in any of the obligations of the Borrowers hereunder to any other lender.

13.13.  Continuing Documents. All provisions of all documents executed and delivered by any Borrower to or for the benefit of the Banks pursuant or subject to the SLA, except to the extent expressly modified by this Agreement, shall remain in full force and effect and be enforceable in accordance with their respective terms and any reference in any such documents to the SLA shall be deemed to refer to this Agreement and each Borrower shall be deemed to have executed and delivered all such documents to or for the benefit of the Banks as if it had executed or reconfirmed the validity and enforceability thereof in writing and delivered all such documents as originals dated as of the date hereof pursuant to the terms of this Agreement.

13.14.  STATUTORY STATEMENT, DISCLOSURE REQUIRED BY MO. REV. STAT. SECTION 432.047. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THIS SECURED SENIOR LOAN AGREEMENT. TO PROTECT YOU, THE BORROWERS, AND US, THE AGENT AND THE BANKS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY

AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

13.15.  Facsimile Signatures. The exchange of copies of this Agreement and of signature pages by facsimile transmission (“facsimile”) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

13.16.  U.S.A. Patriot Act Notice. The Agent and the Banks hereby notify each Borrower that pursuant to the requirements of the U.S.A. Patriot Act (Title III of Pub. L 107-56 signed into law October 26, 2001 (the “Act”)), they are required to obtain, verify, and record information that identifies each Borrower which information includes the name and address of each Borrower and other information that will allow the Agent and the Banks to identify each Borrower in accordance with the Act.

13.17.  Joint and Several Obligations. The obligations of each Borrower under this Agreement and the Notes referred to herein are joint and several and absolute and unconditional.

13.18.  Authority to Act. The Agent and the Banks shall be entitled to act on any notices and instructions (telephonic or written) believed by the Agent and the Banks in good faith to have been sent or delivered by any authorized person, regardless of whether such notice or instruction was in fact delivered by an authorized person, and the Borrowers hereby agree to defend and indemnify the Agent and the Banks and hold the Agent and the Banks harmless from and against any and all losses and expenses, if any, ensuing from any such action.

13.19.  Resurrection of Notes. To the extent that the Banks receive any payment on account of any of the Notes, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any Bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Notes or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Collateral of the Borrowers and theretofore created and/or existing in favor of the Banks as security for the payment of Notes shall be revived and continue in full force and effect, as if such payment(s) had not been received by the Banks and applied on account of the Notes.

13.20.  Independence of Covenants. All of the covenants contained in this Agreement and the other Loan Documents shall be given independent effect so that if a particular action, event or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the provisions of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken, such event occurs or such condition exists.

13.21.  Contribution. Each of the Borrowers acknowledge that each of such companies is part of a consolidated group of companies and that the financial strength of each company is interdependent upon the financial strength of the consolidated group as a whole. Therefore, each Borrower acknowledges and agrees that the Senior Debt is supported by adequate consideration, regardless of the amount of funds or other benefits actually received by each Borrower under the Loans. In the event any Borrower makes any payment on the Senior Debt which exceeds the amount of funds actually received, directly or indirectly, by such Borrower thereunder, such Borrower shall be entitled to contribution and reimbursement from the other Borrowers, pro rata, on the basis of funds actually received and shall be entitled to recover such amounts by available legal means. After (but only after) full payment of the Senior Debt and until such recovery is made, such Borrower shall be deemed subrogated to the rights and interests of the Banks hereunder. Such rights of contribution, reimbursement and subrogation shall be and remain at all times junior, subordinate, inferior and subject to the rights and interests of the Banks and shall not affect or impair in any way the joint, several, personal and unconditional obligation of each Borrower to fully pay.

13.21.  Pioneer as Agent. Each of the Subsidiaries which is a party hereto hereby authorizes and directs Pioneer to act as its agent for all purposes under or in connection with this Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

PIONEER FINANCIAL SERVICES, INC.		ARVEST BANK

By:	/s/ Laura V. Stack	By:	/s/ Cindy Nunley
Name:	Laura V. Stack	Name:	Cindy Nunley
Title:	Treasurer	Title:	SVP

FIRST BANK		SOLUTIONSBANK

By:	/s/ Brenda J. Laux	By:	/s/ Norman L. Messner
Name:	Brenda J. Laux	Name:	Norman L. Messner
Title:	Executive Vice President	Title:	Executive Vice President

BANCFIRST		SOUTHWEST BANK, AN M&I BANK

By:	/s/ Mark C. Demos	By:	/s/ Robert W. Sellers
Name:	Mark C. Demos	Name:	Robert W. Sellers
Title:	Senior Vice President	Title:	Senior Vice President

UMB BANK, N.A., as a Bank and as		COMMERCE BANK, N.A.
Agent

By:	/s/ Douglas F. Page	By:	/s/ R. David Emley, Jr.
Name:	Douglas F. Page	Name:	R. David Emley, Jr.
Title:	Executive Vice President	Title:	Vice President

PIONEER SERVICES LENDING, INC.		TEXAS CAPITAL BANK, N.A.

By:	/s/ Laura V. Stack	By:	/s/ W. Reed Alton
Name:	Laura V. Stack	Name:	W. Reed Alton
Title:	Secretary and Treasurer	Title:	EVP

PIONEER MILITARY LENDING OF		PIONEER MILITARY LENDING OF
NEVADA, LLC		GEORGIA, LLC

By:	/s/ Laura V. Stack	By:	/s/ Laura V. Stack
Name:	Laura V. Stack	Name:	Laura V. Stack
Title:	Secretary and Treasurer	Title:	Secretary and Treasurer

PIONEER FUNDING, INC.		MILITARY ACCEPTANCE CORPORATION, INC.

By:	/s/ Laura V. Stack	By:	/s/ Laura V. Stack
Name:	Laura V. Stack	Name:	Laura V. Stack
Title:	Secretary and Treasurer	Title:	Secretary and Treasurer

EXHIBIT A

SECURED AMORTIZING NOTE

PIONEER FINANCIAL SERVICES, INC.

AND CERTAIN SUBSIDIARIES

SENIOR NOTE

$__________________ and interest	______________, __________

FOR VALUE RECEIVED, each of the undersigned, jointly and severally, promise to pay ________________ (Bank) at its main office, or to its order, the principal sum of __________________________________ Dollars, together with interest on the unpaid principal balance from the date of this note until paid, at the rate of _____ percent per annum. This note shall be payable as follows: (i) For the period commencing with the date of this note and extending to __________, accrued interest only is payable monthly at the above rate, on the 10th day of each month, and (ii) for the period commencing ______________, principal and interest shall be payable, in _________ consecutive monthly installments of _____________________ Dollars ($___________) each, the first to become due on ___________ and on the 10th day of each month thereafter until the indebtedness evidenced by this note is fully paid; provided, however, the final maturity date of this note shall be ______________. Any amount not paid when due shall thereafter bear interest until paid at the rate herein before specified, plus two percent per annum. Unless Bank, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder.

Interest hereunder shall be computed on the basis of days elapsed and assuming a 360-day year.

Unless otherwise defined herein, all terms defined or referenced in that certain Secured Senior Lending Agreement dated as of June 12, 2009 (the “Lending Agreement”) among each of the undersigned, the Banks, and certain other financial institutions, will have the same meanings herein as therein.

This Note is the “Note” referred to in the “Credit Facility Letter” dated __________, _______, and is one of the Amortizing Notes referred to in the Lending Agreement, reference to which is made for a complete statement of all terms and conditions applicable to this Note which are hereby incorporated by reference.

Payment of this Note is secured by the Collateral as defined in the Lending Agreement.

The makers, endorsers, sureties and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party’s liability hereunder.

PIONEER FINANCIAL SERVICES, INC.
a Missouri Corporation (Maker)

By:
Name:
Title:
4700 Belleview, Suite 300
Kansas City, MO 64112
Tax Identification No. 44-0607504

Note No. __________

PIONEER MILITARY LENDING OF NEVADA,	PIONEER MILITARY LENDING OF GEORGIA,
LLC, A Nevada Limited Liability Company	LLC, a Georgia Limited Liability Company

By:	By:
Name:	Name:
Title:	Title:

PIONEER FUNDING, INC., a Nevada	MILITARY ACCEPTANCE CORPORATION,
Corporation	INC., a Nevada Corporation

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT B

NEGATIVE PLEDGE AGREEMENT

THIS NEGATIVE PLEDGE AGREEMENT is made and entered into effective as of the 12th day of June, 2009, by MidCountry Financial Corp., a Georgia corporation (“MCFC”) in favor of UMB Bank, N.A. (“UMB”), as Agent as described below.

PREAMBLE

WHEREAS, reference is made to that certain Secured Senior Lending Agreement dated effective June 12, 2009, by and among Pioneer Financial Services, Inc. and Subsidiaries (“Borrowers”), UMB Bank, N.A., Arvest Bank, Commerce Bank, N.A., First Bank, Texas Capital Bank, N.A., Southwest Bank, an M&I Bank, SolutionsBank and BancFirst (“Banks”), UMB Bank, N.A., (“Agent”) and MidCountry Bank, as the same may be amended, supplemented or modified from time to time (the “Agreement”). Capitalized terms used herein and not defined herein shall have the meanings designated in the Agreement; and

WHEREAS, pursuant to the Agreement, the Banks may, in their sole discretion, extend Loans to the Borrowers; and

WHEREAS, as an inducement to the Banks to extend Loans to the Borrowers and as a condition to the extension of any such Loans, if any, the Agreement requires that MCFC execute this Negative Pledge Agreement in favor of the Agent for the benefit of the Banks.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MCFC (and each of its successors and assigns), intending to be bound legally, hereby agrees as follows:

1.         Until such time as all outstanding Senior Debt is finally and irrevocably paid and performed in full, MCFC represents and warrants that it will not pledge, sell, assign or transfer its ownership of all or any part of the issued and outstanding capital stock of Pioneer Financial Services, Inc., a Missouri corporation (“Pioneer”), and will not otherwise or further encumber any of such capital stock beyond the currently existing negative pledge thereof in favor of BB&T.

2.         Notwithstanding anything else stated in this Negative Pledge Agreement, in the event that the existing negative pledge of all of the issued and outstanding capital stock of Pioneer in favor of BB&T is terminated for any reason as opposed to being assigned or reinstituted in connection with any renewal or refinancing of BB&T or any replacement lender, MCFC hereby agrees to pledge all of such issued and outstanding capital stock of Pioneer to the Agent for the benefit of the Banks to secure payment of all Senior Debt, such pledge to be evidenced in a document reasonably acceptable to the Agent.

3.         This Negative Pledge Agreement is made by MCFC to induce the Banks to execute the above-referenced Agreement and to consider making Loans, without obligation to do so, to the Borrowers under such Agreement.

This Negative Pledge Agreement shall bind the successors and assigns of the undersigned and may only be terminated by a writing duly executed by MCFC and the Agent or upon full and irrevocable payment of all Senior Debt.

IN WITNESS WHEREOF, the undersigned has executed this Negative Pledge Agreement as of the day and year first written above.

MidCountry Financial Corp.

By:
Name:	Robert F. Hatcher
Title:	President and Chief Executive Officer

201 Second Street, Suite 250 Macon, Georgia 31201 (478) 746-8222

EXHIBIT C

PIONEER FINANCIAL SERVICES, INC.

a Missouri corporation

4700 Belleview, Suite 300, Kansas City, Missouri 64112

Compliance Certificate for Secured Senior Lending Agreement

Dated as of June 12, 2009

Calculation Date: ______________________

			ACTUAL	PERMITTED
(1)	Senior Debt/Tangible Net Worth			4.0 to 1
(2)	Senior Debt/Consolidated Net Receivable Ratio			80.00%
(3)	Loans or advances to stockholders, officers or employees	$		$50,000
(4)	Other Debt Over $250,000	$		$250,000

CAPITAL/RESERVE CALCULATIONS
REQUIRED
(1)	Book value of common stock less intangible assets and	$
goodwill, plus related deferred income taxes
(2)	Liquidation value of preferred stock	$
(3)	Subordinated Debt	$
(4)	SUBTOTAL	$
(5)	Less: Book value of treasury stock	$
(6)	Unpaid balance on “180-day” delinquent accounts	$
(7)	Consolidated Total Required Capital	$		$

(8)	SUBTOTAL from line (4)	$

(9)	Loan loss reserve	$
(10)	Dealer loss reserves	$
(11)	Less: “90-day” recency delinquent accounts	$
(12)	Consolidated Tangible Net Worth	$

(13)	Loan Loss Reserve/Consolidated Net Receivables Ratio			5.25%

DEBT CALCULATION
(1)	Short Term Notes due Banks	$
(2)	Short Term Notes due Affiliates	$
(3)	Short Term Notes due Others	$
(4)	Senior Term Notes	$

TOTAL SENIOR DEBT	$
TOTAL DEBT	$

I, the undersigned Chief Financial Officer of Pioneer Financial Services, Inc., hereby state that the above information is true and correct. I am not aware of any Event of Default under the Secured Senior Lending Agreement that exists on the date this Certificate of Compliance is signed.

Dated:
Laura Stack, Chief Financial Officer

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EXHIBIT D

CREDIT FACILITY LETTER

The undersigned bank, as of the date hereof, expects to offer a maximum aggregate credit facility of_____________________ ($____________) during the next twelve (12) months to Pioneer Financial Services, Inc., a Missouri corporation, and certain subsidiaries which shall be subject to all terms and conditions of that certain Secured Senior Lending Agreement dated as of June 12, 2009 (the “Agreement”). The terms hereof are hereby incorporated by reference into the Agreement, reference to which is made for a full statement of all terms thereof. The specific terms of the Credit Facility are as follows:

Lender:

(the “Bank”)

Borrower:	Pioneer Financial Services, Inc.
4700 Belleview, Suite 300
Kansas City, Missouri 64112
And certain Subsidiaries listed on Exhibit L to the Agreement (the “Borrower”)

Drawings:	This Credit Facility is available through _______________, 20___ unless terminated earlier pursuant to the terms of the Agreement. All proceeds will be transmitted to a specified bank and account number for the Borrower and initially that will be UMB Bank, N.A., in Account No. 9801049275.

Facility:	Revolving Grid Note:
Revolving Grid Note Pricing:
Revolving Grid Note Maturity:
Amortizing Note(s) Funded:
Amortizing Note(s) Unfunded:
Amortizing Note(s) Pricing:
Single Pay Term Note Amount:
Single Pay Term Note Expiry Date:

We appreciate this opportunity to provide this statement of present expectations in support of your financial requirements. Your acceptance of any credit which may be extended by the undersigned constitutes a certification that all warranties and representations in Section 5 of the Agreement are true as of the date of the extension of any such credit and that no Borrower, as of such date, is in default under the terms of such Agreement. By delivery of this Credit Facility Letter to you, the undersigned does not commit or otherwise obligate itself to extend to you any credit described in the Credit Facility.

Bank Name

Dated:	By:
Name:
Title:

EXHIBIT E

UNLIMITED CONTINUING GUARANTY

TO:	UMB Bank, N.A., as Agent for the Banks
under that certain Secured Senior Lending Agreement dated as of June 12, 2009
1010 Grand Boulevard
Kansas City, Missouri 64106

1.         UNLIMITED, UNCONDITIONAL GUARANTY OF LIABILITIES. The undersigned (hereinafter “Guarantor”) hereby requests UMB Bank, N.A., Commerce Bank, N.A., Arvest Bank, First Bank, Texas Capital Bank, N.A., Southwest Bank, an M&I Bank, SolutionsBank and BancFirst and all other lenders which may at any time hereafter become a Bank (as defined in the Agreement, hereafter defined) (collectively, the “Banks”) to extend and continue to extend credit from time to time pursuant to a Secured Senior Lending Agreement dated June 12, 2009, and all amendments thereto, replacements therefore, and extensions and renewals thereof, if any (the “Agreement”) to Pioneer Financial Services, Inc., Pioneer Military Lending of Nevada, LLC, Pioneer Military Lending of Georgia, LLC, Military Acceptance Corporation, Inc., and Pioneer Funding, Inc. (collectively, the “Borrowers”); and to permit the foregoing and other financial accommodations to remain outstanding, be extended, renewed, or replaced, to the Borrowers. To induce the Banks to do so and in consideration of any credit that the Banks may otherwise in their discretion extend, and for value received the sufficiency of which is hereby acknowledged, the Guarantor hereby absolutely and unconditionally guarantees and agrees to promptly perform and pay to UMB Bank, N.A., as Agent for the Banks (the “Agent”), when due (whether at the stated maturity, by declaration, acceleration or otherwise) (i) all of the Borrowers’ Senior Debt and accrued interest thereon which is at any time payable to the Banks and all of the Borrowers’ other obligations set forth in the Agreement and (ii) any and all other obligations of every kind and character now or hereafter existing of the Borrowers to the Banks or the Agent under the Agreement or other Loan Documents regardless of any collateral now held by the Banks or the Agent for the benefit of the Banks or which may hereafter be acquired by the Banks or the Agent for the benefit of the Banks as security for the payment of any and all Senior Debt, accrued interest thereon and other obligations of the Borrowers to the

Banks or the Agent under the Agreement and Loan Documents (all of the foregoing being hereinafter referred to in the aggregate as the “Liabilities”).

2.         GUARANTY TO CONTINUE. This Unlimited Continuing Guaranty (herein, the “Guaranty”) is a continuing promise and agreement and shall apply to and cover any and all Liabilities, now or hereafter existing. Termination hereof shall have no effect upon, and this Guaranty shall remain in full force and effect with respect to, all Liabilities (irrespective of whether contingent, not yet mature or otherwise) existing before the Agent’s receipt from the Guarantor of any written notice of termination. The obligations of the Guarantor under this Agreement will be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of all or any part of the Liabilities are rescinded or must be otherwise restored by any holder of such Liabilities, whether as a result of any proceedings in bankruptcy, reorganization or otherwise, and the Guarantor agrees that the Guarantor will indemnify the Banks and the Agent on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Banks and the Agent in connection with such rescission or restoration.

3.         EXTENT OF GUARANTOR’S OBLIGATION: UNLIMITED AND UNCONDITIONAL. The Guaranty is a guaranty of payment, and not of collection. The Agent, for the benefit of the Banks, may when any or all of the Liabilities mature or when the Banks or the Agent, for the benefit of the Banks, have accelerated the maturity thereof, demand that the Guarantor, upon written notice pay and expiration or other termination of the thirty (30) day period provided for in Section 11.2 of the Agreement, and the Guarantor shall upon such demand immediately pay such Liabilities. The obligations of the Guarantor hereunder are independent of the obligations of the Borrowers. To the extent the Guarantor makes any payment to the Agent for the benefit of the Banks on behalf of the Borrowers for any of the Liabilities, then once the Banks have been paid in full for all Liabilities, the Agent and the Banks agree to assign without recourse all of the Senior Debt, security interests, collateral and other rights against the Borrowers with respect to the Liabilities to the Guarantor.

4.         GUARANTOR’S OBLIGATIONS NOT AFFECTED. The Guarantor’s liability under this Guaranty shall not be affected, modified or impaired upon the happening of

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any of the following at any time or from time to time, irrespective or whether the Guarantor has not received notice thereof or consented therein:

Changes in Liabilities. Any renewal, collection, settlement, release, modification, waiver, acceleration, extension or increase in any of the Liabilities or any terms thereof (including, without limitation, any change in the rate of interest);

Changes in Documents. Any change (whether material or otherwise) in any provision of the Loan Documents or any other document or instrument evidencing, securing, governing or otherwise relating to the Liabilities; or the acceptance of amendments or substitute or additional documents, instruments or agreements relative to the Liabilities;

Changes Regarding Collateral. Any disposition, impairment, acceptance, substitution, release (by operation of law or otherwise), transfer or waiver of, or any other action relating to, any collateral security for the Liabilities or any guarantee thereof; any termination, release, modification, subordination or change of rights to or liens in such collateral security or failures to obtain or perfect (or continue to obtain and perfect) any liens or rights to such collateral security; any sale, foreclosure or other action taken with respect to any such collateral security, including any use, transfer or release of any proceeds thereof; any consent to the transfer of any such collateral security to any person or entity whomsoever or any sale or disposition of such collateral security; or any other action which affects, alters or impairs any of the Banks’, the Agent’s, the Guarantor’s, the Borrowers’ or any other person’s or entity’s rights in and to such collateral security or any proceeds;

Payments or Default. The acceptance of partial payments with respect to the Liabilities; any direction for application of payment by the Borrowers or any other person or entity; or the taking of or the failure to take any actions referred to in this Guaranty or any of the Loan Documents;

Failure to First Collect From Others. The Banks’ or the Agent’s failure to have first initiated reasonable collection action following maturity or acceleration of the Liabilities with respect to any collateral security securing the Liabilities or following maturity or acceleration of the Liabilities to have first proceeded against the Borrowers or any other person or entity for the Liabilities; and

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Changes in Rights. Any enforcement, amendment, release, waiver, variation or impairment of any of the Banks’ or the Agent’s rights against the Borrowers or the Guarantor or any other person or entity liable for the Liabilities or having an interest in any collateral; anything done or omitted or neglected to be done by the Banks or the Agent in exercising any of their rights and remedies; the granting of time, credit or any other indulgence or concession or any power, discretion, option or right whatsoever (whether or not exercised) to the Borrowers or the Guarantor or any other person or entity liable for the Liabilities; the lack of genuineness, validity or enforceability or any document evidencing or relating to the Liabilities; the failure by the Agent or the Banks to give any notice to the Guarantor or any other person or entity whatsoever; or any of any Bank’s other dealings or any other matter or thing.

5.         OTHER WAIVERS, CONSENTS AND AGREEMENTS OF GUARANTOR. The Guarantor hereby waives and agrees not to claim, assert or take advantage of (i) the incapacity or lack of authority of any of the Borrowers or the Guarantor or any other person or entity, (ii) any defense arising from the failure of the Agent or the Banks to file or enforce a claim against any of the Borrowers, the Guarantor or any other person or entity (whether in bankruptcy or otherwise) or from any election of remedies; or (iii) the lack of diligence, presentment, demand for payment, protest for non-payment, notice of discharge, dishonor, protest, notice of acceptance of this Guaranty or any document evidencing or relating to the Liabilities or any of the Liabilities or any other indulgences. Except as otherwise expressly provided herein, it is the intent hereof that the Guarantor shall remain liable until the payment in full of all Liabilities, notwithstanding any liquidation or insolvency or bankruptcy proceeding filed by or against any of the Borrowers or any other person or entity liable for the Liabilities. If all or any part of any payment at any time applied by the Agent or the Banks to any of the Liabilities is or must be rescinded or returned by the Agent or the Banks for any reason (including, without limitation, the bankruptcy of any Borrower, the Guarantor or any other person or entity), the Guarantor will (notwithstanding the revocation or termination of this Guaranty or any document evidencing or relating to the Liabilities), remain liable for the full amount so rescinded or returned as if such amount had never been received by the Agent and/or the Banks.

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6.         INFORMATION REGARDING THE BORROWERS AND OTHERS. The Guarantor represents and warrants to the Agent and the Banks that this Guaranty is executed at the Borrowers’ request, that the Guarantor has determined that it is in its best interest to issue such Guaranty, and that the Guarantor has received adequate consideration therefore. The Guarantor further represents and warrants that the Guarantor has established adequate means of obtaining from the Borrowers, on a continuing basis, information pertaining to the Liabilities, including, without limitation, a copy of the Agreement and each of the Loan Documents, and all other matters relating to the Borrowers that are relevant to the Guarantor’s obligations hereunder, that the Guarantor is now and will continue to be completely familiar with the operations of the Borrowers; and that the Guarantor is not relying upon the Agent or any Bank to supply, now or in the future, any such information or any other information bearing on the risk of nonpayment of any of the Liabilities or of any guarantee thereof or otherwise relating to the Borrowers or the Liabilities. The Guarantor hereby waives and relinquishes any duty, if any, on the part of the Agent and any Bank to disclose to the Guarantor, any matter, fact or thing now or hereafter known to the Agent or any Bank relating to the business, operation, condition or assets of, or otherwise pertaining to, the Borrowers or any other person or entity, irrespective of whether the Agent or any Bank has reason to believe that such facts materially increase the risk beyond that which the Guarantor intended to assume, or are beyond the Guarantor’s knowledge. The Agent and the Banks need not inquire into the powers of the Borrowers or their officers, employees, representatives, owners, partners, agents or other persons acting or purporting to act on the Borrowers’ behalf, and any Liabilities made or created in reliance upon the professed exercise of such power shall be guaranteed hereunder. The Guarantor hereby consents and approves of the documents evidencing or related to the Liabilities and all terms and agreements previously or hereafter made by the Agent and the Banks with the Borrowers or any other person liable for the payment of any of the Liabilities.

7.         CARE OF COLLATERAL. No Bank nor the Agent shall be liable for any failure to collect or realize upon any Liabilities or any collateral which is security therefore or for any guarantee thereof or collateral which is security for such guarantee, or for any delay in so doing; nor shall the Agent and the Banks be under any obligation to take any action with regard

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thereto unless otherwise expressly provided herein. The Agent and the Banks shall use reasonable care in the custody and preservation of any collateral security of the Guarantor in their possession, but need not take any steps to preserve rights against prior parties or to keep any collateral security identifiable. The Agent and the Banks shall not have any obligation to comply with any recording, re-recording, filing, re-filing or other legal requirement necessary to establish or maintain the validity, priority, perfection or enforceability of the Banks’ liens, claims and rights in and to, any collateral security.

8.         REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into the Agreement and receive requests for extensions of credit subject to the Agreement from the Borrowers, the Guarantor hereby represents, warrants and confirms to the Agent and the Banks on the date of this Guaranty and throughout the term hereof:

Existence and Authority. The Guarantor is duly organized and is in good standing under the laws the State of Georgia; has all necessary permits, licenses and franchises to enable it to conduct its business; and is qualified to do business as a foreign entity in every jurisdiction where the ownership of its property or the nature of its business requires qualification except where there would be no Material Adverse Effect (as defined below) if the Guarantor were not so qualified. The Guarantor is duly authorized by all required legal action to execute and deliver this Agreement. The execution, delivery and performance of this Guaranty does not and will not conflict with (i) any provision of law or any order of any court or government agency applicable to the Guarantor to the extent a conflict with any such law or order would have a Material Adverse Effect on the Guarantor’s ability to perform its obligations under this Guaranty, (ii) the charter or bylaws of the Guarantor, or (iii) any material agreement binding upon the Guarantor or upon any of its properties and does not or will not result in or require the creation of any Lien, as defined in the Agreement, upon or with respect to any of their properties, except as contemplated by this Guaranty.

Enforceable Guaranty. This Guaranty, when executed and delivered to the Agent, will constitute the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with the terms hereof, subject, however, to the provisions of all laws

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governing bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by the unavailability of specific performance or other equitable remedies.

Litigation. Except as previously disclosed in writing to the Agent and the Banks, there is no pending or, to the Guarantor’s knowledge, threatened action, suit or proceeding (i) in any tribunal, whether at law or in equity, or (ii) by or before any governmental instrumentality or other agency, against the Guarantor or affecting the Guarantor, or any of its assets or property which, if adversely determined, would have a Material Adverse Effect on its financial condition or would otherwise adversely affect its ability to perform its obligations under this Guaranty in a materially adverse manner.

Pension and Welfare Plans. The Guarantor has no pension plans or welfare plans other than as previously disclosed to the Agent in writing. Each welfare plan, as such term is defined in Section 3.1 of ERISA, complies in all material respects with ERISA and all other applicable statutes and governmental and regulatory rules and regulations; no reportable event has occurred and is continuing with respect to any welfare plan; neither the Guarantor nor any ERISA affiliate has withdrawn from any multi-employer plan in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 or 4205 of ERISA, respectively; neither the Guarantor nor any ERISA affiliate has entered into an agreement pursuant to Section 4204 of ERISA; neither the Guarantor nor any ERISA affiliate has in the past contributed to or currently contributes to a multi-employer plan; neither the Guarantor nor any ERISA affiliate has any withdrawal liability with respect to a multi-employer plan; no steps have been instituted by the Guarantor or any ERISA affiliate to terminate any welfare plan; no condition exists or event or transaction has occurred in connection with any multi-employer plan or welfare plan which could result in the incurrence by neither the Guarantor nor any ERISA affiliate of any material liability, fine or penalty; and neither the Guarantor nor any ERISA affiliate is a “contributing sponsor” as defined in Section 4001(a)(13) of ERISA of a “single-employer plan” as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on the consolidated financial statements of the Guarantor heretofore delivered by the Guarantor to the Agent, neither the Guarantor nor any ERISA affiliate has any liability with respect to any welfare plan.

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Tax Returns and Payment. The Guarantor has filed all Federal, state, foreign and local income and other tax returns which are required to be filed and has paid all taxes which have become due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon the Guarantor and/or upon its properties, assets, income and franchises which have become due and payable by the Guarantor except those wherein the amount, applicability or validity are being contested by the Guarantor by appropriate proceedings being diligently conducted in good faith and in respect of which adequate reserves in accordance with GAAP have been established. There is no asserted, assessed or proposed tax deficiency against the Guarantor which, if determined adversely against the Guarantor, could reasonably be expected to have a Material Adverse Effect.

Compliance With Other Instruments. The Guarantor is not a party to any contract or agreement or subject to any charter or other legal restriction which could reasonably be expected to have a Material Adverse Effect and which is not disclosed on the Guarantor’s financial statements heretofore submitted to the Agent; none of the execution and delivery by the Guarantor of this Guaranty, the consummation of the transactions herein contemplated or the compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Guarantor, or any of the provisions of the organizational documents of the Guarantor or any of the provisions of any indenture, agreement, document, instrument or undertaking to which the Guarantor is a party or subject, or by which the Guarantor or any of its property is bound, or conflict with or constitute a default thereunder. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, or any other Person, as defined in this Agreement, is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of this Guaranty.

Material Adverse Effect. “Material Adverse Effect” shall mean any of the following which individually or in the aggregate amounts to more than $500,000: (i) a material adverse effect on the properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of the Guarantor, (ii) material impairment of the ability of the Guarantor

8

to perform any of its obligations under this Guaranty, or (iii) material impairment of the enforceability of the rights of, or benefits available to, the Agent and the Banks under this Guaranty.

9.         GOVERNING LAW; JURISDICTION, VENUE. This Guaranty shall be governed and construed by the laws of the State of Missouri without regard to such state’s choice of law rules.

The Guarantor hereby irrevocably and unconditionally consents that any legal suit, action or proceeding arising under or in respect of this Guaranty or any of the Guarantor’s obligations hereunder may be submitted to the non-exclusive jurisdiction of any court in the State of Missouri or any federal court situated in such state, as the party commencing such suit, action or proceeding may elect. The Guarantor irrevocably waives any objection which it may now or hereafter have to the selecting or laying of venue of any such suit, action or proceeding in any such court, submits to the personal jurisdiction of such court and hereby further irrevocably waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

10.       WAIVER OF TRIAL BY JURY. The Guarantor hereby irrevocably waives the right to trial by jury with respect to any action in which the Guarantor or the Banks are parties relating to or arising out of or in connection with this Agreement or any of the other Loan Documents.

11.       ASSIGNMENT AND PARTICIPATIONS. This Guaranty is for the benefit of the Agent and the Banks and shall inure to the benefit of the Agent and the Banks, their successors and assigns, including the assignees of or participants in any of the Liabilities, and shall bind the heirs, executors, administrators, successors and assigns of the Guarantor. This Guaranty is assignable by the Agent for the benefit of the Banks, in whole or in part, without further consent, upon prior notice to the Guarantor and the Borrowers, with respect to all or any portion of the Liabilities, and when so assigned, the Guarantor shall be liable to any assignee under this Guaranty without in any manner affecting the liability of the Guarantor hereunder with respect to any Liabilities retained by any Bank, if any.

9

12.       COST AND ATTORNEYS’ FEES. To the full extent permitted by applicable law, the Guarantor agrees to pay all costs and expenses (including, without limitation, the reasonable fees of attorneys employed by the Agent) in the collection, realization upon, or enforcement of this Guaranty whether or not suit is brought.

13.       FINANCIAL STATEMENTS AND OTHER MATERIALS. Except as otherwise expressly provided herein, so long as any part of the Liabilities remain unpaid, the Guarantor agrees to furnish the Agent, upon demand, financial statements of the Guarantor, including, at a minimum, a balance sheet and an income statement for the Guarantor’s most recent fiscal quarter. The Guarantor shall also furnish to the Agent, its audited financial statements as of the end of each fiscal year within thirty (30) days of the date such audited financial statements are received by the Guarantor.

14.       BORROWERS’ OBLIGATIONS UNDER THE AGREEMENT. The Guarantor agrees that at all times while (i) any Liabilities are outstanding or (ii) the Agreement remains in effect, it will cause the Borrowers to comply with their obligations under the Agreement.

15.       ENTIRE AGREEMENT: ADDITION. No executory agreement, course of dealing or performance, trade usage or parole evidence of any nature, shall be used to supplement or modify the terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

16.       MISCELLANEOUS. The execution and delivery hereafter to the Agent for the benefit of the Banks by the Guarantor of a new instrument of guarantee shall not terminate, supersede or cancel this Guaranty, and all rights and remedies of the Banks hereunder or under any instrument of guarantee or other document hereafter executed and delivered to the Banks by the Guarantor shall be cumulative and may be exercised singly or concurrently. If any provision of this Guaranty is invalid or unenforceable under any law or for any reason, such provision is and will be totally ineffective to the extent thereof, but the remaining provisions will be unaffected. No change, modification or waiver of any of the provisions hereof, or any waiver of any rights or powers of the Agent and the Banks, or any consent by the Agent for the benefit of the Banks, shall be valid or effective unless in writing and signed by an authorized officer of the

10

Agent. No waiver shall be applicable except in the specific instance or manner for which given. No delay on the part of the Agent or the Banks in exercising any rights hereunder or failure to exercise such rights shall operate as a waiver of such rights. No notice to or demand upon the Guarantor shall be deemed to be a waiver of any obligation of the Guarantor or of any right the Agent and the Banks may have hereunder to take other or further action without notice or demand. The headings on this Guaranty are for convenience of reference only and shall not alter or otherwise affect the meaning of any provisions hereof. Capitalized terms used herein shall have the meaning stated in the Agreement.

17.       ADDITIONAL TERMS: To the extent any terms hereof are inconsistent with the terms of the Agreement, the terms of the Agreement will control.

______________________________________________________________________________

THE GUARANTOR ACKNOWLEDGES THAT THE GUARANTOR HAS READ, UNDERSTANDS, AND AGREES TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. THE GUARANTOR HAS EXECUTED THIS AGREEMENT WITH THE INTENT TO BE LEGALLY BOUND HEREBY. THE GUARANTOR ACKNOWLEDGES RECEIPT OF AN EXACT COPY OF THIS AGREEMENT.

Dated:	June 12, 2009

Guarantor:	MidCountry Financial Corp.

By:
	Name:	Robert F. Hatcher
	Title:	President and Chief Executive Officer

Address:	201 Second Street, Suite 250
Macon, Georgia 31201
Fax No.:	(478) 746-8222

11

EXHIBIT F

LIENS

None

EXHIBIT G

QUARTERLY CERTIFICATE

FOR THE CALENDAR QUARTER ENDED: _____________________

1. EXECUTED REVOLVING GRID NOTES
Bank		Maximum Amount Authorized $__________	Principal Amount Outstanding $__________	Note Numbers
2. EXECUTED AMORTIZING NOTES
Bank	Note No/Date	Original Principal Amount $__________	Outstanding Principal Amount $__________	Note Maturity Date
3. AMORTIZING NOTES B UNFUNDED EXPECTED AVAILABILITY
Bank		Unfunded Amounts $__________	Schedule
4. EXECUTED SINGLE PAY TERM NOTES B UNFUNDED EXPECTED AVAILABILITY
Bank	Note No/Date	Principal Amount $__________	Maturity Date	Amount of Unfunded Expected Availability $__________
5. UNCOMMITTED AVAILABILITY FEE CALCULATION
Bank	Average outstanding principal amount of all Notes during calendar quarter ended _____________ $____________		x ______% =	Fee Payable $__________

This certificate is executed this __________ day of ________________________, _________ pursuant to paragraphs III(6) and VIII(8) of that certain Amended and Restated Senior Lending Agreement dated as of May 31, 2007, as amended.

PIONEER FINANCIAL SERVICES, INC. a Missouri corporation for itself and certain Subsidiaries

By:
Name:
Title:

EXHIBIT H

SUBSIDIARY

UNLIMITED CONTINUING GUARANTY

TO:	UMB Bank, N.A., as Agent for the Banks
under that certain Secured Senior Lending Agreement dated as of June 12, 2009
1010 Grand Boulevard
Kansas City, Missouri 64106

1.         UNLIMITED, UNCONDITIONAL GUARANTY OF LIABILITIES. The undersigned (hereinafter “Guarantor”) hereby requests UMB Bank, N.A., Commerce Bank, N.A., Arvest Bank, First Bank, Texas Capital Bank, N.A., Southwest Bank, an M&I Bank, SolutionsBank and BancFirst and all other lenders which may at any time hereafter become a Bank (as defined in the Secured Senior Lending Agreement hereafter defined) (the “Banks”) to extend and continue to extend credit from time to time pursuant to a Secured Senior Lending Agreement dated June 12, 2009, and all amendments thereto, replacements therefore, and extensions and renewals thereof, if any (the “Agreement”) to Pioneer Financial Services, Inc., Pioneer Military Lending of Nevada, LLC, Pioneer Military Lending of Georgia, LLC, Military Acceptance Corporation, Inc., and Pioneer Funding, Inc. (the “Borrowers”); and to permit the foregoing and other financial accommodations to remain outstanding, be extended, renewed, or replaced, to the Borrowers. To induce the Banks to do so and in consideration of any credit that the Banks may otherwise in their discretion extend, and for value received the sufficiency of which is hereby acknowledged, the Guarantor hereby absolutely and unconditionally guarantees and agrees to promptly perform and pay to UMB Bank, N.A., as Agent for the Banks (the “Agent”), when due (whether at the stated maturity, by declaration, acceleration or otherwise) (i) all of the Borrowers’ Senior Debt and accrued interest thereon which is at any time payable to the Banks and all of the Borrowers’ other obligations set forth in the Agreement and (ii) any and all other obligations of every kind and character now or hereafter existing of the Borrowers to the Banks or the Agent under the Agreement or other Loan Documents regardless of any collateral now held by the Banks or the Agent for the benefit of the Banks or which may hereafter be acquired by the Banks or the Agent for the benefit of the Banks as security for the payment of any and all Senior Debt, accrued interest thereon and other obligations of the Borrowers to the Banks or the Agent under the Agreement and Loan Documents (all of the foregoing being hereinafter referred to in the aggregate as the “Liabilities”).

2.         GUARANTY TO CONTINUE. This Unlimited Continuing Guaranty (herein “Guaranty”) is a continuing promise and agreement and shall apply to and cover any and all Liabilities, now or hereafter existing. Termination hereof shall have no effect upon, and this Guaranty shall remain in full force and effect with respect to, all Liabilities (irrespective of whether contingent, not yet mature or otherwise) existing before the Agent’s receipt from the Guarantor of any written notice of termination. The obligations of the Guarantor under this Agreement will be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of all or any part of the Liabilities are rescinded or must be otherwise restored by any holder of such Liabilities, whether as a result of any proceedings in bankruptcy, reorganization or otherwise, and the Guarantor agrees that the Guarantor will indemnify the Banks and the Agent on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Banks and the Agent in connection with such rescission or restoration.

3.         EXTENT OF GUARANTOR’S OBLIGATION: UNLIMITED AND UNCONDITIONAL. The Guaranty is a guaranty of payment, and not of collection. The Agent, for the benefit of the Banks, may when any or all of the Liabilities mature or when the Banks or the Agent, for the benefit of the Banks, have accelerated the maturity thereof, demand that the Guarantor, upon written notice and expiration or other termination of the thirty (30) day period provided for in Section 11.2 of the Agreement, pay and the Guarantor shall upon such demand immediately pay such Liabilities. The obligations of the Guarantor hereunder are independent of the obligations of the Borrowers.

4.         GUARANTOR’S OBLIGATIONS NOT AFFECTED. The Guarantor’s liability under this Guaranty shall not be affected, modified or impaired upon the happening of any of the following at any time or from time to time, irrespective or whether the Guarantor has not received notice thereof or consented therein:

2

Changes in Liabilities. Any renewal, collection, settlement, release, modification, waiver, acceleration, extension or increase in any of the Liabilities or any terms thereof (including, without limitation, any change in the rate of interest);

Changes in Documents. Any change (whether material or otherwise) in any provision of the Loan Documents or any other document or instrument evidencing, securing, governing or otherwise relating to the Liabilities; or the acceptance of amendments or substitute or additional documents, instruments or agreements relative to the Liabilities;

Changes Regarding Collateral. Any disposition, impairment, acceptance, substitution, release (by operation of law or otherwise), transfer or waiver of, or any other action relating to, any collateral security for the Liabilities or any guarantee thereof; any termination, release, modification, subordination or change of rights to or liens in such collateral security or failures to obtain or perfect (or continue to obtain and perfect) any liens or rights to such collateral security; any sale, foreclosure or other action taken with respect to any such collateral security, including any use, transfer or release of any proceeds thereof; any consent to the transfer of any such collateral security to any person or entity whomsoever or any sale or disposition of such collateral security; or any other action which affects, alters or impairs any of the Banks’, the Agent’s, the Guarantor’s, the Borrowers’ or any other party’s rights in and to such collateral security or any proceeds;

Payments or Default. The acceptance of partial payments with respect to the Liabilities; any direction for application of payment by the Borrowers or any other party; or the taking of or the failure to take any actions referred to in this Guaranty or any of the Loan Documents;

Failure to First Collect From Others. The Banks’ or the Agent’s failure to have first initiated reasonable collection action following maturity or acceleration of the Liabilities with respect to any collateral security securing the Liabilities or following maturity or acceleration of the Liabilities to have first proceeded against the Borrowers or any other person or entity liable for the Liabilities; and

Changes in Rights. Any enforcement, amendment, release, waiver, variation or impairment of any of the Banks’ or the Agent’s rights against the Borrowers or any other person or entity liable for the Liabilities or having an interest in any collateral; anything done or omitted

3

or neglected to be done by the Banks or the Agent in exercising any of their rights and remedies; the granting of time, credit or any other indulgence or concession or any power, discretion, option or right whatsoever (whether or not exercised) to the Borrowers or any other person liable for the Liabilities; the lack of genuineness, validity or enforceability or any document evidencing or relating to the Liabilities; the failure by the Agent or the Banks to give any notice to the Guarantor or any other person or entity whatsoever; or any of any Bank’s other dealings or any other matter or thing.

5.         OTHER WAIVERS, CONSENTS AND AGREEMENTS OF GUARANTOR. The Guarantor hereby waives and agrees not to claim, assert or take advantage of (i) the incapacity or lack of authority of any of the Borrowers or any other person or entity, (ii) any defense arising from the failure of the Agent or the Banks to file or enforce a claim against any of the Borrowers or any other person (whether in bankruptcy or otherwise) or from any election of remedies; or (iii) the lack of diligence, presentment, demand for payment, protest for non-payment, notice of discharge, dishonor, protest, notice of acceptance of this Guaranty or any document evidencing or relating to the Liabilities or any of the Liabilities or any other indulgences. Except as otherwise expressly provided herein, it is the intent hereof that the Guarantor shall remain liable until the payment in full of all Liabilities, notwithstanding any liquidation or insolvency or bankruptcy proceeding filed by or against any of the Borrowers or any other person or entity liable for the Liabilities. If all or any part of any payment at any time applied by the Agent or the Banks to any of the Liabilities is or must be rescinded or returned by the Agent or the Banks for any reason (including, without limitation, the bankruptcy of any Borrower or any other person or entity), the Guarantor will (notwithstanding the revocation or termination of this Guaranty or any document evidencing or relating to the Liabilities), remain liable for the full amount so rescinded or returned as if such amount had never been received by the Agent and/or the Banks.

6.         INFORMATION REGARDING THE BORROWERS AND OTHERS. The Guarantor represents and warrants to the Agent and the Banks that this Guaranty is executed at the Borrowers’ request, that the Guarantor has determined that it is in its best interest to issue such Guaranty, and that the Guarantor has received adequate consideration therefore. The

4

Guarantor further represents and warrants that the Guarantor has established adequate means of obtaining from the Borrowers, on a continuing basis, information pertaining to the Liabilities, and all other matters relating to the Borrowers that are relevant to the Guarantor’s obligations hereunder, that the Guarantor is now and will continue to be completely familiar with the operations of the Borrowers; and that the Guarantor is not relying upon the Agent or any Bank to supply, now or in the future, any such information or any other information bearing on the risk of nonpayment of any of the Liabilities or of any guarantee thereof or otherwise relating to the Borrowers or the Liabilities. The Guarantor hereby waives and relinquishes any duty, if any, on the part of the Agent and any Bank to disclose to the Guarantor, any matter, fact or thing now or hereafter known to the Agent or any Bank relating to the business, operation, condition or assets of, or otherwise pertaining to, the Borrowers or any other person or entity, irrespective of whether the Agent or any Bank has reason to believe that such facts materially increase the risk beyond that which the Guarantor intended to assume, or are beyond the Guarantor’s knowledge. The Agent and the Banks need not inquire into the powers of the Borrowers or their officers, employees, representatives, owners, partners, agents or other persons acting or purporting to act on the Borrowers’ behalf, and any Liabilities made or created in reliance upon the professed exercise of such power shall be guaranteed hereunder. The Guarantor hereby consents and approves of the documents evidencing or related to the Liabilities and all terms and agreements previously or hereafter made by the Agent and the Banks with the Borrowers or any other person liable for the payment of any of the Liabilities.

7.         CARE OF COLLATERAL. No Bank nor the Agent shall be liable for any failure to collect or realize upon any Liabilities or any collateral which is security therefore or for any guarantee thereof or collateral which is security for such guarantee, or for any delay in so doing; nor shall the Agent and the Banks be under any obligation to take any action with regard thereto unless otherwise expressly provided herein. The Agent and the Banks shall use reasonable care in the custody and preservation of any collateral security of the Guarantor in their possession, but need not take any steps to preserve rights against prior parties or to keep any collateral security identifiable. The Agent and the Banks shall not have any obligation to comply with any recording, re-recording, filing, re-filing or other legal requirement necessary to

5

establish or maintain the validity, priority, perfection or enforceability of the Banks’ liens, claims and rights in and to, any collateral security.

8.         GOVERNING LAW; JURISDICTION, VENUE. This Guaranty shall be governed and construed by the laws of the State of Missouri without regard to such state’s choice of law rules.

The Guarantor hereby irrevocably and unconditionally consents that any legal suit, action or proceeding arising under or in respect of this Guaranty or any of the Guarantor’s obligations hereunder may be submitted to the non-exclusive jurisdiction of any court in the State of Missouri or any federal court situated in such state, as the party commencing such suit, action or proceeding may elect. The Guarantor irrevocably waives any objection which it may now or hereafter have to the selecting or laying of venue of any such suit, action or proceeding in any such court, submits to the personal jurisdiction of such court and hereby further irrevocably waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

9.         WAIVER OF TRIAL BY JURY. The Guarantor and the Banks hereby irrevocably waive the right to trial by jury with respect to any action in which the Guarantor or the Banks are parties relating to or arising out of or in connection with this Agreement or any of the other Loan Documents.

10.       ASSIGNMENT AND PARTICIPATIONS. This Guaranty is for the benefit of the Agent and the Banks and shall inure to the benefit of the Agent and the Banks, their successors and assigns, including the assignees of or participants in any of the Liabilities, and shall bind the heirs, executors, administrators, successors and assigns of the Guarantor. This Guaranty is assignable by the Agent for the benefit of the Banks, in whole or in part, without further consent, upon prior notice to the Guarantor and the Borrowers, with respect to all or any portion of the Liabilities, and when so assigned, the Guarantor shall be liable to any assignee under this Guaranty without in any manner affecting the liability of the Guarantor hereunder with respect to any Liabilities retained by any Bank, if any.

11.       COST AND ATTORNEYS’ FEES. To the full extent permitted by applicable law, the Guarantor agrees to pay all costs and expenses (including, without limitation, the

6

reasonable fees of attorneys employed by the Agent) in the collection, realization upon, or enforcement of this Guaranty whether or not suit is brought.

12.       FINANCIAL STATEMENTS AND OTHER MATERIALS. Except as otherwise expressly provided herein, so long as any part of the Liabilities remain unpaid, the Guarantor agrees to furnish the Agent the financial statements of the Guarantor as required in the Agreement.

13.       BORROWERS’ OBLIGATIONS UNDER THE AGREEMENT. The Guarantor agrees that at all times while (i) any Liabilities are outstanding or (ii) the Agreement remains in effect, it will cause the Borrowers to comply with their obligations under the Agreement.

14.       ENTIRE AGREEMENT: ADDITION. No executory agreement, course of dealing or performance, trade usage or parole evidence of any nature, shall be used to supplement or modify the terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

15.       MISCELLANEOUS. The execution and delivery hereafter to the Agent for the benefit of the Banks by the Guarantor of a new instrument of guarantee shall not terminate, supersede or cancel this Guaranty, and all rights and remedies of the Agent and the Banks hereunder or under any instrument of guarantee or other document hereafter executed and delivered to the Agent by the Guarantor shall be cumulative and may be exercised singly or concurrently. If any provision of this Guaranty is invalid or unenforceable under any law or for any reason, such provision is and will be totally ineffective to the extent thereof, but the remaining provisions will be unaffected. No change, modification or waiver of any of the provisions hereof, or any waiver of any rights or powers of the Agent and the Banks, or any consent by the Agent for the benefit of the Banks, shall be valid or effective unless in writing and signed by an authorized officer of the Agent. No waiver shall be applicable except in the specific instance or manner for which given. No delay on the part of the Agent or the Banks in exercising any rights hereunder or failure to exercise such rights shall operate as a waiver of such rights. No notice to or demand upon the Guarantor shall be deemed to be a waiver of any obligation of the Guarantor or of any right the Agent and the Banks may have hereunder to take

7

other or further action without notice or demand. The headings on this Guaranty are for convenience of reference only and shall not alter or otherwise affect the meaning of any provisions hereof. Capitalized terms used herein shall have the meaning stated in the Agreement.

16.       ADDITIONAL TERMS: To the extent any terms hereof are inconsistent with the terms of the Agreement, the terms of the Agreement will control.

____________________________________________________________________________

THE GUARANTOR ACKNOWLEDGES THAT THE GUARANTOR HAS READ, UNDERSTANDS, AND AGREES TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. THE GUARANTOR HAS EXECUTED THIS AGREEMENT WITH THE INTENT TO BE LEGALLY BOUND HEREBY. THE GUARANTOR ACKNOWLEDGES RECEIPT OF AN EXACT COPY OF THIS AGREEMENT.

Dated:	June 12, 2009

Guarantor:	[ ]

By:
Name:
Title:

Address:

Fax No.:		( )

8

EXHIBIT I

SECURED REVOLVING GRID NOTE

PIONEER FINANCIAL SERVICES, INC.

AND CERTAIN SUBSIDIARIES

SENIOR NOTE

$ ____________________ and interest	______________________, _________

ON DEMAND, for value received, each of the undersigned jointly and severally, promise to pay to _____________________________ (hereinafter called “Bank”) or to its order at its main office, the principal amount of _______________________________ Dollars ($______________) or such other lesser amount as shall be noted on the Schedule of Disbursements and Payments of Principal included herein or attached hereto pursuant to the authority set forth herein, together with interest on the unpaid principal balance hereof from time to time outstanding from date(s) of disbursement(s) until paid, at the prime rate of interest as reported from time to time under Money Rates in The Wall Street Journal, adjusted daily; provided, however, notwithstanding the foregoing, the minimum interest rate per annum shall at all times be not less than Five Percent (5.00%) with all interest calculated and payable monthly in arrears on the tenth (10th) day of each month, based on the prior month-end balance. Unless Bank, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal amount due hereunder. This note shall bear interest after maturity, whether by reason of acceleration or otherwise, at a rate of interest equal to two percent (2%) in excess of the rate stated above until paid in full, and such interest shall be compounded annually if not paid annually. Any part of the outstanding principal balance hereof may be paid prior to maturity and if less than the full amount due hereunder is paid, the undersigned may from time to time until maturity receive, but the Bank has no commitment to make, further disbursements hereunder; provided, however, the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount of this Note; and provided further, that each and every disbursement made under this Secured Revolving Grid Note shall be at the Bank’s sole discretion. In the event the undersigned pays any part of the principal balance hereof prior to maturity or, in accordance with the terms hereof and receives any additional disbursements of principal hereunder, the principal amount due hereunder shall presumptively be the last amount stated to be the Unpaid Principal Balance of Note on the Schedule of Disbursements and Payments of Principal, and the undersigned hereby authorize(s) the Bank to make notations on the Schedule of Disbursements and Payments of Principal (or Bank’s computer-generated grid) from time to time to evidence payments and disbursements hereunder.

Interest hereunder shall be computed on the basis of days elapsed and assuming a 360-day year.

Unless otherwise defined herein, all terms defined or referenced in that certain Secured Senior Lending Agreement dated as of June 12, 2009 (the “Lending Agreement”) among each of the undersigned, the Banks, and certain other financial institutions, will have the same meanings herein as therein.

If any of said installments, or any part thereof, is not paid when due and remains unpaid after proper notice thereof, as required by the Lending Agreement, is given by Bank to each of the undersigned and any applicable cure period has expired, then the entire indebtedness then remaining unpaid shall, at the option of the holder hereof, and without further notice of demand, become immediately due and payable, subject to the terms of the Lending Agreement described above. Any amount not so paid or after the occurrence of an Event of Default as defined in the Lending Agreement described below shall thereafter bear interest until paid at the rate hereinbefore specified, plus two percent per annum. Unless Bank, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder. Any part of the outstanding principal balance hereof may be paid prior to Demand without penalty, and if less than the principal sum stated above is outstanding, the undersigned, may from time to time until Demand receive, but the Bank has no commitment to make, further disbursements hereunder; provided, however, the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount of this Note; and provided further, that each and every disbursement made under this Revolving Grid Note shall be at the Bank’s sole discretion. All advances made by Bank to the undersigned and all principal and interest payments thereon shall be recorded on the Schedule of Disbursements and Payments of Principal attached hereto; provided, however, that the failure to make such notation shall not affect the obligation of each of the undersigned to repay the outstanding principal amount of, together with interest on, any advances made by the Bank to the undersigned pursuant to the Senior Lending Agreement described below; and Bank is hereby unilaterally authorized to make such notations thereon. The amounts recorded shall be presumptive evidence of the outstanding principal balance of this Revolving Grid Note.

This Note is a “Note” referred to in the “Credit Facility Letter” dated _______________, ______, and is one of the Secured Revolving Grid Notes referred to in the Lending Agreement among each of the undersigned, the Bank, and certain other financial institutions reference to which is hereby made for a complete statement of all terms and conditions applicable to this Note which are hereby incorporated by reference.

The makers, endorsers, sureties and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party’s liability hereunder.

PIONEER FINANCIAL SERVICES, INC.
a Missouri Corporation

By:
Name:
Title:
4700 Belleview, Suite 300
Kansas City, MO 64112
Tax Identification No. 44-0607504

Note No. ________

2

PIONEER MILITARY LENDING OF NEVADA, LLC, A Nevada Limited Liability Company	PIONEER MILITARY LENDING OF GEORGIA, LLC, a Georgia Limited Liability Company

By:	By:

PIONEER FUNDING, INC., a Nevada Corporation	MILITARY ACCEPTANCE CORPORATION, INC., a Nevada Corporation

By:	By:

3

SCHEDULE OF DISBURSEMENTS AND PAYMENTS OF PRINCIPAL

PIONEER FINANCIAL SERVICES, INC.

a Missouri corporation

and certain subsidiaries

DATE	DATE INTEREST PAID TO	INTEREST RATE	INTEREST PAID	AMOUNT OF PRINCIPAL DISBURSEMENT	AMOUNT OF PRINCIPAL PAYMENT	UNPAID PRINCIPAL BALANCE	DISBURSEMENT APPROVED BY

EXHIBIT J

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of the 12th day of June, 2009, by Pioneer Financial Services, Inc., a Missouri corporation (“Debtor”) in favor of UMB Bank, N.A., as Agent for the financial institutions (“Banks”) (in such capacity, “Secured Party”) party to the Lending Agreement herein described.

WITNESSETH:

WHEREAS, Debtor, the other Borrowers, Secured Party and Banks are herewith entering into that certain Secured Senior Lending Agreement dated as of the date hereof (as the same may from time to time be amended, modified, extended, renewed or restated, the “Lending Agreement;” all capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Lending Agreement); and

WHEREAS, as a condition precedent to Secured Party and Banks entering into the Lending Agreement, Secured Party and Banks have required that Debtor execute and deliver this Agreement to Secured Party; and

WHEREAS, in order to induce Secured Party and the Banks to enter into the Lending Agreement and the other Loan Documents, Debtor has agreed to execute and deliver this Agreement to Secured Party;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby covenants and agrees with Secured Party, for the benefit of Banks, as follows:

1.         Grant of Security Interest. For value received, Debtor hereby grants Secured Party for the benefit of the Banks and other holders of Notes a security interest in and lien on the following described personal property of Debtor, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

All promissory notes payable to Debtor by any and all of its Subsidiaries whether now existing or hereafter arising, including without limitation those listed on Exhibit A attached hereto and incorporated by reference and all proceeds, products, additions to, replacements of, substitutions for and accessions thereto;

All notes, Accounts, Chattel Paper, Electronic Chattel Paper, General Intangibles, including Payment Intangibles and Instruments payable to Debtor and Records and transferable records pertaining thereto, in each case whether in written or electronic format, whether originated by MCFC or another lender and purchased by Debtor, assigned to Debtor or originated by Debtor, each a “Customer Note” and collectively, “Customer Notes”, and all deposit accounts now or hereafter maintained and all equipment now owned or hereafter acquired, and all proceeds, products, additions to, replacements of, substitutions for and accessions thereto;

(the “Collateral”) to secure the payment of (i) any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, indemnity obligations) of Borrowers to Secured Party or the Banks evidenced by or arising under or in respect of the Lending Agreement, this Agreement or the other Loan Documents, (ii) any and all other indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of any Borrower to Secured Party or Banks arising under or in respect of the Lending Agreement, this Agreement or the other Loan Documents of every kind and character, now existing or hereafter arising, absolute or contingent, joint or several, otherwise secured or unsecured, due or not due, direct or indirect, expressed or implied, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether heretofore, now or hereafter incurred or given by such Borrower as principal, surety, endorser, guarantor or otherwise, and whether created directly or acquired by Secured Party or Banks by assignment or otherwise and (iii) any and all reasonable costs of collection, legal expenses and attorneys’ fees and expenses incurred by Secured Party or Banks upon the occurrence of an Event of Default under this Agreement, in collecting or enforcing payment of any such indebtedness, liabilities or obligations or in preserving, protecting or realizing on the Collateral under this Agreement or in representing Secured Party or Banks in connection with bankruptcy or insolvency proceedings (hereinafter collectively referred to as the “Secured Obligations”). As used herein, (a) “Accounts,” “Chattel Paper,” “Electronic Chattel Paper,” “General Intangibles,” “Instruments” and “Payment Intangibles” have the meanings ascribed thereto in the Missouri Uniform Commercial Code, RSMO §400.9-101, et seq. (“Missouri UCC”) and “Records” and transferable records have the meaning ascribed thereto in the Missouri Uniform Electronic Transaction Act, RSMO §432.200, et seq.

2.         Representations and Covenants of Debtor. Debtor hereby represents and warrants to Secured Party and the Banks, and covenants and agrees with Secured Party and the Banks, that:

(a)       Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Debtor’s exact legal name is as set forth in the preamble of this Agreement and Debtor has not during the past five (5) years conducted business under any other name. Debtor does not now, nor will Debtor at any time during the term of this Agreement, conduct business under any name other than its exact legal name. Debtor’s organizational identification number is 00055239. Debtor will not change its type of organization, its jurisdiction of organization, its name or its organizational identification number unless (i) Debtor gives Secured Party at least thirty (30) days prior written notice of the same, (ii) such change is permitted pursuant to the terms of the Lending Agreement and the other Loan Documents and (iii) prior to making any such change, Debtor executes (if necessary) and/or obtains and delivers to Secured Party any and all additional financing statements and/or amendments thereto and/or other agreements, documents or notices as may be required by Secured Party;

(b)       Debtor has full corporate right, power and authority to execute, deliver and perform its obligations under this Agreement and to grant to Secured Party the security interest in and lien on the Collateral hereby stated to be granted;

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(c)       The individual executing this Agreement on behalf of Debtor has been duly elected and qualified and has been duly authorized and empowered to execute, deliver and perform the terms of this Agreement on behalf of Debtor;

(d)       The execution, delivery and performance of this Agreement by Debtor does not and will not violate any of the terms or provisions of the Articles of Incorporation or Bylaws of Debtor;

(e)       The execution, delivery and performance of this Agreement by Debtor does not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Debtor or the terms of any indenture, agreement, document, instrument or undertaking to which Debtor is a party or by which it or any of its properties is bound;

(f)        Debtor’s chief executive office and all other places of business of Debtor and locations of any of the Collateral owned by Debtor and the locations of all offices where Debtor keeps its books and records respecting the Collateral owned by it are listed on Exhibit A attached hereto and incorporated herein by reference;

(g)       Debtor is, or, as to Collateral acquired by Debtor after the date hereof, will be, the sole and absolute owner of all of the Collateral owned by Debtor, free and clear of any and all liens and claims of any kind or nature whatsoever, and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein;

(h)       Except for filings by Secured Party, no financing statement covering any of the Collateral is or will be on file in any public office at any time during the term of this Agreement other than such of the same as necessary to perfect Secured Party’s security interest in and lien on the Collateral and those of the same, if any, disclosed in the Lending Agreement;

(i)        Debtor will not, without the prior written consent of Secured Party and the Banks, sell, transfer, lease, license or otherwise dispose of or offer to dispose of any of the Collateral or any interest therein;

(j)        Debtor will permit Secured Party to examine and inspect the Collateral or any part thereof, wherever located, at any reasonable time or times; provided that in the exercise of this right, Secured Party agrees to use its best efforts to avoid material interference with each Debtor’s business operations;

(k)       Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction initial financing statements and/or any amendments thereto;

(l)        Debtor will reimburse Secured Party and the Banks upon demand for (i) all reasonable costs and expenses incident to perfecting, maintaining or terminating the security interest granted by this Agreement, including search fees, filing and recording fees, fees and expenses owing to third parties for services provided under any control agreement entered into to perfect the security interest herein granted in Collateral in

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electronic format and all taxes and legal and other out-of-pocket fees and expenses paid or incurred by Secured Party and the Banks in connection with any of the foregoing and (ii) all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by Secured Party and the Banks in seeking to collect or enforce any rights under this Agreement or incurred by Secured Party and the Banks in seeking to collect or enforce any of the Secured Obligations, all of which costs and expenses shall constitute a part of the Secured Obligations and be payable by Debtor to Secured Party and the Banks on demand.

3.         Representations and Covenants of Debtor re: Collateral. Debtor represents and warrants to Secured Party, and covenants and agrees with Secured Party and the Banks, that:

(a)       Debtor represents and warrants to Secured Party that to the knowledge of Debtor after due inquiry, all notes that constitute Collateral hereunder (i) are genuine, in all respects what they purport to be and are not evidenced by a judgment; (ii) represent an undisputed, bona fide transaction completed in accordance with the terms and provisions contained in the documents related thereto; (iii) the amounts thereof shown on the applicable report or other writing are actually and absolutely owing to Debtor and are not contingent for any reason; (iv) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Debtor has not made any agreement with any maker thereof for any deduction therefrom; (v) to the best of Debtor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount thereof as shown on the applicable report or other writing; (vi) to the best of Debtor’s knowledge, all makers thereof have the capacity to contract and are solvent; (vii) Debtor has no knowledge of any fact or circumstance which would impair the validity or collectability thereof, (viii) to the best of Debtor’s knowledge, there are no proceedings or actions which are threatened or pending against any maker thereof which could reasonably be expected to result in any material adverse change in such maker’s financial condition; and (ix) all of the Collateral is subject to a first priority perfected security interest in favor of Secured Party;

(b)       Any officers, employees or agents of Secured Party shall have the right, at any time or times hereafter, in the name of Secured Party or Debtor or in the name of a nominee of Secured Party, to verify the validity, amount or any other matter relating to any Collateral by mail, telephone, telegraph or otherwise. All reasonable costs, fees and expenses relating thereto incurred by Secured Party and the Banks (or for which Secured Party becomes obligated) during the continuation of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default under this Agreement shall become part of the Secured Obligations and be payable by Debtor to Secured Party on demand;

(c)       Debtor will at all times maintain a record of Collateral at its chief executive office, keeping correct and accurate records itemizing and describing the names and addresses of makers of Collateral, due dates, collection histories and account agings, all of which records shall be available during Debtor’s usual business hours at the request of any of Secured Party’s officers, employees or agents. Debtor will cooperate fully with

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Secured Party and its officers, employees and agents who shall have the right at any time or times to inspect the Collateral and the records with respect thereto;

(d)       Debtor will notify Secure Party of the execution and delivery subsequent to the date here of any promissory note payable to Debtor by any of its Subsidiaries, whether now existing or hereafter created or acquired, and will in connection with same execute and deliver to Secured Party a security agreement in form and substance similar to this Agreement granting a lien on and security interest in any such promissory note and deliver the original of such note to Secured Party pursuant to the terms of the Lending Agreement;

(e)       From and after the occurrence of any Event of Default under this Agreement and the expiration of any applicable cure period following notice as required hereby or by the Lending Agreement and so long as such Event of Default is continuing, Secured Party shall have the right, in its sole and absolute discretion, without further notice thereof to Debtor, but subject to the terms of the Lending Agreement: (i) to direct such makers to make all payments due from them to any Debtor upon the Collateral directly to Secured Party; and (ii) to enforce payment of and collect, by legal proceedings or otherwise, the Collateral in the name of Secured Party and/or Debtor.

4.         Additional Actions by Secured Party. Secured Party, at its option, may from time to time perform any agreement of Debtor hereunder which Debtor shall fail to perform and take any other action which Secured Party in good faith deems necessary for the maintenance or preservation of any of the Collateral or its interest therein (including, without limitation, the discharge of taxes or liens of any kind against the Collateral), and Debtor agrees to forthwith reimburse Secured Party for all costs and expenses incurred by Secured Party in connection with the foregoing, together with interest thereon at a rate per annum equal to the lesser of (a) seven percent (7%) and (b) the highest rate of interest allowed by applicable law, from the date incurred until reimbursed by Debtor. Secured Party may for the foregoing purposes act in its own name or that of Debtor and may also so act for the purposes of endorsing any draft received in connection therewith, for all of which purposes each Debtor hereby grants to Secured Party its power of attorney, irrevocable during the term of this Agreement.

5.         Defaults. The occurrence of any of the following events or conditions which continues beyond the expiration of any applicable cure period following notice as required by the Lending Agreement shall constitute an “Event of Default” under this Agreement: (a) Borrowers shall fail to pay any principal of, interest on or other amount due with respect to any of the Secured Obligations as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (b) Debtor shall fail to perform or observe any of the other terms, provisions, covenants or agreements contained in this Agreement: (c) any representation or warranty made by Debtor in this Agreement shall prove to be untrue or incorrect in any material respect; (d) any “Event of Default” (as defined therein) shall occur under or within the meaning of the Lending Agreement or any of the other Loan Documents; or (e) any default or event of default shall occur under or within the meaning of any other agreement, document or instrument heretofore, now or hereafter executed by Debtor with or in favor of Secured Party and/or Banks (or any of them) pursuant to the Lending Agreement which is not cured or waived within any applicable cure or grace period (if any).

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6.         Remedies. Upon the occurrence and during the continuation of any Event of Default under this Agreement beyond any applicable cure or grace period: (a) Secured Party shall have the right to notify any maker with respect to any note payable to the Debtor to make all payments under the accounts directly to Secured Party and demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose and realize on the accounts and all amounts due under the accounts as Secured Party may determine; (b) Secured Party shall have the right to exercise such of the other rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction or jurisdictions and any other applicable law upon default by a debtor as Secured Party may elect; (c) Secured Party shall have the right to enter, with or without process of law and without breach of the peace, any premises where the books and records of any Debtor pertaining to the Collateral may be located, and without charge or liability on the part of Secured Party therefor seize and remove said books and records from said premises or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral and/or for the purpose of identifying and locating any of the Collateral; and (d) Secured Party may declare all or any portion of the Secured Obligations to be immediately due and payable and may proceed to enforce payment of the same, to exercise any or all rights and remedies provided herein, in the other Loan Documents, and by the UCC and otherwise available at law or in equity.

7.         Standards for Exercising Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to obtain third party consents for access to the Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain third party consents for the collection or disposition of the Collateral to be collected or disposed of, (b) to fail to exercise collection remedies against makers obligated on the Collateral or to remove liens or encumbrances on or any adverse claims against the Collateral, (c) to exercise collection remedies against makers obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (d) to advertise dispositions of Collateral through publications or media of general circulation, (e) to contact other Persons, whether or not in the same business as any Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (f) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the same type or that have the reasonable capability of doing so, or that match buyers and sellers of such assets, (g) to dispose of assets in wholesale rather than retail markets, (h) to disclaim disposition warranties, (i) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of the Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of the Collateral or (j) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section 7 is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7. Without limitation upon the foregoing, nothing contained in this Section 7 shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 7.

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8.         Foreclosure. Foreclosure on the Collateral may be had at public or private sale or sales, disposing of such portion or portions of the Collateral at each such sale, for cash or on credit, on such terms, at such place or places, all as Secured Party in its sole and absolute discretion exercised in a commercially reasonable manner shall determine from time to time. In the case of public sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall appear three (3) times in a newspaper published in the City or County wherein the sale is to be held, the first such publication being at least ten (10) days before such sale and the last such publication being not more than three (3) days before such sale. In the case of a private sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall be mailed to Debtor at their last known address provided in or pursuant to the Lending Agreement for the giving of notices ten (10) days before such sale. The enumeration of these methods of notice shall not be deemed or construed to render unreasonable any other method of notice which would otherwise be reasonable under the circumstances. Debtor agrees that Secured Party may, in connection with any such sale, specifically disclaim any warranties of title or the like with respect to all or any portion of the Collateral being sold.

9.         Application of Proceeds and Deficiency. Secured Party will apply the net proceeds of any sale or other disposition of any of the Collateral or of any other collection of any of the Collateral or any proceeds of any of the Collateral, after deducting all costs and expenses of every kind incurred therein or incidental to the retaking, holding, selling or the like of the Collateral or in any way related to Secured Party’s rights hereunder (including, without limitation, reasonable attorneys’ fees and expenses, court costs, bonds and other legal expenses incurred in connection with the holding of the Collateral, advertisements of sale of the Collateral) to the payment, in whole or in part, of the Secured Obligations pursuant to the terms of the Lending Agreement, whether due or not due, absolute or contingent, and only after payment by Secured Party of any other amounts required by any existing or future provision of law (including Section 9-615 of the Missouri Uniform Commercial Code or any comparable statutory provision of any jurisdiction where Debtor or any of the Collateral may at the time be located) and account to Debtor for the surplus, if any. If Secured Party sells any of the Collateral on credit, unless otherwise agreed by Secured Party in writing, the Secured Obligations will be credited only with payments actually received by Secured Party from the purchaser with respect to such credit obligation; and in the event the purchaser fails to pay for the subject Collateral, Secured Party may resell the Collateral and the Secured Obligations will be credited with the proceeds received from such resale. The proceeds of any sale(s) or other disposition(s) of any of the Collateral and/or of any collection(s) of any of the Collateral shall be applied by Secured Party in the following order: (a) first, to the payment of all reasonable costs, expenses, liabilities and advances actually made or incurred by Secured Party and the Banks in connection with the collection and enforcement of the Secured Obligations and the sale or other realization upon the Collateral; provided, however, that nothing herein is intended to relieve Debtor of its obligation to pay such costs, expenses, liabilities and advances; (b) second, subject to the terms of the Lending Agreement, to the payment of the Secured Obligations; and (c) third, to the payment of any surplus remaining after the payment of the amounts mentioned, to Debtor or to whomsoever may be lawfully entitled thereto. Debtor shall remain liable to Secured Party and the Banks for the payment of any deficiency, with interest.

10.       Secured Party’s Obligations and Duties. Notwithstanding any provision contained in this Agreement to the contrary, Debtor shall remain liable under each contract or

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agreement comprised in the Collateral to be observed or performed by Debtor thereunder. Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Secured Party of any payment relating to any of the Collateral, nor shall Secured Party be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any such Collateral, to make inquiry as to the nature or sufficiency of any payment received by Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Secured Party or to which Secured Party may be entitled at any time or times. Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Missouri Uniform Commercial Code, shall be to deal with such Collateral in the same manner as Secured Party deals with similar property for its own account. Debtor hereby acknowledges and agrees that Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto.

11.       Amendments; Waivers; Remedies Cumulative. No delay on the part of Secured Party in the exercise of any right or remedy under this Agreement shall operate as a waiver thereof and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Each and every right and remedy granted to Secured Party under this Agreement, under the Lending Agreement and under the other Loan Documents, or at law or in equity, shall be deemed cumulative and may be exercised from time to time. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under this Agreement and no waiver whatsoever shall be valid unless in writing and signed by Secured Party and then only to the extent therein set forth. A waiver by Secured Party of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any future occasion. This Agreement may not be amended except by a writing duly signed by Debtor and Secured Party. The headings of the paragraphs hereof shall not be considered in the construction or interpretation of this Agreement.

12.       Irrevocable Power of Attorney. Subject to and expressly limited by the provisions of the Lending Agreement, upon the occurrence and during the continuance of an Event of Default after the expiration of any applicable cure period following notice as required by the Lending Agreement, Debtor hereby irrevocably makes, constitutes and appoints Secured Party (and all persons designated by Secured Party) as the true and lawful agent and attorney-in-fact of such Debtor with full power of substitution to (i) demand payment of any note among the Collateral hereunder, (ii) enforce payment of any note among the Collateral hereunder by legal proceedings or otherwise, (iii) exercise all of Debtor’s rights and remedies with respect to proceedings brought to collect any note among the Collateral hereunder, (iv) sell or assign any or all of the Collateral upon such terms, for such amounts and at such time or times as Secured Party and the Banks deem advisable, (v) settle, adjust, compromise, extend or renew any note among the Collateral hereunder, (vi) discharge and release any note among the Collateral hereunder, (vii) prepare, file and sign Debtor’s name on any proof of claim in bankruptcy or other similar document against a maker of a any note among the Collateral hereunder, (viii) notify the postal authorities of any change of the address for delivery of Debtor’s mail to an

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address designated by Secured Party, and open all mail addressed to Debtor for the purpose of collecting accounts and the proceeds of Collateral (with all other mail to be promptly returned to Debtor), (ix) take control in any manner of any item of payment or proceeds of Collateral, (x) have access to any lockbox or postal box into which Debtor’s mail is deposited, (xi) endorse Debtor’s name upon any items of payment or proceeds of the Collateral and deposit the same in the Secured Party’s account on account of the Secured Obligations, (xii) endorse such Debtor’s name upon any chattel paper, document, instrument, invoice or similar document or agreement relating to the Collateral, (xiii) execute in Debtor’s name and on Debtor’s behalf any financing statements and/or continuations thereof and/or amendments thereto under the Uniform Commercial Code or other applicable law in any jurisdiction where Debtor may be located, (xiv) endorse Debtor’s name on any verification of any note among the Collateral hereunder and notices thereof to any maker thereof and (xv) do any and all things necessary and take such actions in the name and on behalf of Debtor to carry out the intent of this Agreement, including, without limitation, the grant of the security interest granted under this Agreement and to perfect and protect the security interest granted to Secured Party in respect to the Collateral and Secured Party’s rights created under this Agreement. Debtor agrees that neither Secured Party, the Banks nor any of their agents, designees or attorneys-in-fact will be liable for any acts of commission or omission (other than for acts of commission or omission which constitute negligence or misconduct as determined by a court of competent jurisdiction), or for any error of judgment or mistake of fact or law in respect to the exercise of the power of attorney granted under this Section. The power of attorney granted under this Section shall be irrevocable during the term of this Agreement.

13.       Marshalling. Secured Party shall not be required to marshal any present or future Collateral security (including, without. limitation, this Agreement and the Collateral) for, or other assurances of payment of, any or all of the Secured Obligations or to resort to such Collateral security or other assurances of payment in any particular order, and all of its rights and remedies under this Agreement and in respect of such Collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent not prohibited by applicable law, Debtor hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of any of Secured Party’s rights and/or remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent not prohibited by applicable law, Debtor hereby irrevocably waives the benefits of all such laws.

14.       Notices. Except as otherwise specified in this Agreement, the giving and receiving of any notice, request, demand, consent or other communication under this Agreement shall be in accordance with Section 13.1 of the Lending Agreement.

15.       Applicable Law and Severability. It is the intention of the parties hereto that this Agreement is entered into pursuant to the provisions of the Missouri UCC. Any applicable provisions of the Missouri UCC, not specifically included herein, shall be deemed a part of this Agreement in the same manner as if set forth herein at length; and any provisions of this Agreement that might in any manner be in conflict with any provision of the Missouri UCC shall be deemed to be modified so as not to be inconsistent with the Missouri UCC. In all respects this

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Agreement and all transactions, assignments and transfers hereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the substantive laws of the State of Missouri (without reference to conflict of law principles); provided, however, that the perfection, the effect of the perfection or non-perfection and the priority of the security interests and liens created by this Agreement shall in all respects be governed, construed, applied and enforced in accordance with the substantive laws of the applicable jurisdiction. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.

16.       Successors and Assigns; Other Secured Obligations; Duration of Security Interest. This Agreement shall be binding upon Debtor and its successors and shall inure to the benefit of Secured Party and its successors and assigns for the benefit of Banks and their successors and assigns. Debtor may not assign any of its rights or delegate any of its obligations under this Agreement. This Agreement shall continue in full force and effect and the security interest and lien granted by this Agreement and all of the representations, warranties, covenants and agreements of Debtor under this Agreement and all of the terms, conditions and provisions of this Agreement relating thereto shall continue to be fully operative until such time as (a) Borrowers shall have paid or caused to be paid, or otherwise discharged, all of the Secured Obligations, (b) there shall be no remaining commitment or obligation of Banks or their successors or assigns to advance funds, make loans or extend credit to, and/or issue letters of credit for the account of, Borrowers under the Lending Agreement, any of the other Loan Documents or otherwise, and (c) the Lending Agreement shall have expired or been terminated in accordance with its terms. If claim is ever made on Secured Party or any of the Banks for repayment or recovery of any amount or amounts received by Secured Party or any of the Banks in payment or on account of any of the Secured Obligations (including payment under a guaranty or from application of Collateral) and Secured Party or the Banks or any of them repay all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Secured Party or the Banks or any of them or any property of any of the foregoing or (b) any settlement or compromise of any such claim effected by Secured Party or the Banks or any of them with any such claimant (including, without limitation, Debtor), then and in each such event Debtor agrees that any such judgment, decree, order, settlement or compromise shall be binding on Debtor, notwithstanding any cancellation of any note or other instrument or agreement evidencing such Secured Obligations or of this Agreement, and this Agreement shall continue to be effective or be reinstated, as the case may be, and shall secure the payment of the amount so repaid or recovered to the same extent as if such amount had never originally been received by Secured Party, the Banks or any of them. This Agreement shall continue to be effective or be reinstated, as the case may be, if (a) at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by Secured Party or Banks or any of them upon the insolvency, bankruptcy or reorganization of any Debtor or otherwise, all as though such payment had not been made or (b) this Agreement is released in consideration of a payment of money or transfer of Property or assets or grant of a lien by Debtor or any other person and such payment, transfer or grant is rescinded or must otherwise be returned by Secured Party or Banks or any of them upon the insolvency, bankruptcy or reorganization of such person or otherwise, all as though such payment, transfer or grant had not been made.

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17.       Consent to Jurisdiction; Waiver of Jury Trial. DEBTOR HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN JACKSON COUNTY, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE WESTERN DISTRICT OF MISSOURI, AS SECURED PARTY MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. DEBTOR AUTHORIZES THE SERVICE OF PROCESS UPON DEBTOR BY REGISTERED MAIL SENT TO DEBTOR AT THE ADDRESS REFERENCED FOR THE GIVING OF NOTICE TO DEBTOR IN THE LENDING AGREEMENT. DEBTOR AND SECURED PARTY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH DEBTOR AND SECURED PARTY ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

18.       Defined Terms. All terms defined in the Missouri UCC and used in this Agreement shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Missouri UCC differently than in another Article of the Missouri UCC, then the term shall have the meaning specified in Article 9 of the Missouri UCC.

19.       Inconsistencies with the Lending Agreement. To the extent any terms hereof are inconsistent with the terms of the Lending Agreement, the terms of the Lending Agreement will control.

IN THE EVENT ANY OF THE SECURED OBLIGATIONS ARE PAYABLE ON DEMAND, NEITHER THIS AGREEMENT NOR ANYTHING CONTAINED HEREIN SHALL BE DEEMED TO ALTER OR IMPINGE UPON THE DEMAND CHARACTER OF SUCH OBLIGATION.

IN WITNESS WHEREOF, Debtor has executed this Security Agreement the day and year first above written.

PIONEER FINANCIAL SERVICES, INC.

By:
Name:
Title:

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EXHIBIT A TO SECURITY AGREEMENT

Promissory Notes

Maker	Date	Original Principal Balance

EXHIBIT J-1

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of June 12, 2009, is made by and between Pioneer Financial Services, Inc., a Missouri corporation (“Pioneer”), Pioneer Military Lending of Nevada, LLC, a Nevada limited liability company (“Nevada”), Pioneer Military Lending of Georgia, LLC, a Georgia limited liability company (“Georgia”), Military Acceptance Corporation, Inc., a Nevada corporation (“Acceptance”) and Pioneer Funding, Inc., a Nevada corporation (“Funding,” and together with Pioneer, Nevada, Georgia and Acceptance herein collectively, “Debtor” or the “Borrowers” and UMB Bank, N.A., a national banking association (“UMB”), in its capacity as Agent for the Banks (in such capacity, “Secured Party”) party to the Lending Agreement (as herein defined).

WHEREAS, the Borrowers, MidCountry Bank, a federally chartered savings bank, Secured Party, UMB, Arvest Bank, an Oklahoma banking corporation (“Arvest”), Commerce Bank, N.A., a national banking association (“Commerce”), First Bank, a Missouri banking corporation (“FBM”), Texas Capital Bank, N.A., a national banking association (“Texas”), Southwest Bank, an M&I Bank, a Missouri banking corporation (“Southwest”), SolutionsBank, a Kansas banking corporation (“Solutions”) and BancFirst, an Oklahoma banking corporation (“BF”), and together with UMB, Arvest, Commerce, FBM, Texas, Southwest and Solutions each herein a “Bank” and collectively, “Banks”) are parties to that certain Secured Senior Lending Agreement (as hereafter modified, amended or restated, herein the “Lending Agreement”) dated of even date herewith and certain Loan Documents, pursuant to which Banks agreed to make extensions of credit to Borrowers (terms used but not defined herein have the meanings ascribed thereto in the Lending Agreement); and

WHEREAS, to induce Banks to make Loans to Borrowers and to enter into the Lending Agreement, Debtor has agreed to grant Secured Party for the benefit of the Banks a security interest in all of Debtor’s patents, trademarks, copyrights and other intellectual property and processing systems;

NOW, THEREFORE, based on these recitals, the mutual covenants, terms, and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.	Definitions; Interpretation.

(a)       Terms Defined in Lending Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Lending Agreement.

(b)       Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Copyright Office” means the United States Copyright Office.

“PTO” means the United States Patent and Trademark Office.

“UCC” means the Uniform Commercial Code as in effect in the State of Missouri.

(c)       Terms Defined in UCC. Where applicable in the context of this Agreement and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d)       Construction. In this Agreement, the following rules of construction and interpretation shall be applicable: (i) no reference to “proceeds” in this Agreement authorizes any sale, transfer, or other disposition of any Collateral by Debtor; (ii) “includes” and “including” are not limiting; (iii) “or” is not exclusive; and (iv) “all” includes “any” and “any” includes “all.” To the extent not inconsistent with the foregoing, the rules of construction and interpretation applicable to the Lending Agreement shall also be applicable to this Agreement and are incorporated herein by this reference.

SECTION 2.	Security Interest.

(a)       Grant of Security Interest. As security for the payment and performance of Borrowers’ obligations to Banks under the Lending Agreement and the other Loan Documents and other holders of Notes, Debtor hereby grants to Secured Party a first perfected security interest in, and a mortgage upon, all of Debtor’s right, title and interest in, to and under the following property, in each case whether now or hereafter existing or arising or in which Debtor now has or hereafter owns, acquires or develops an interest and wherever located (collectively, the “Collateral”):

(i)        all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names (but excluding any application to register any trademark, service mark or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark, service mark or other mark to the extent the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark, service mark or other mark), all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such marks, names and applications as described in Schedule A), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

(ii)       all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents and patent applications as described in Schedule A), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

(iii)      the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets;

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(iv)      All of Debtor’s present and future copyright registrations, including Debtor’s United States copyright registrations listed in Schedule A to this Agreement, all of Debtor’s present and future applications for copyright registrations, including Debtor’s United States applications for copyright registrations listed in Schedule B to this Agreement, and all of Debtor’s present and future copyrights that are not registered in the Copyright Office, including, without limitation, derivative works (collectively, the “Copyrights”), and any and all royalties, payments, and other amounts payable to Debtor in connection with the Copyrights, together with all renewals and extensions of the Copyrights, the right to recover for all past, present, and future infringements of the Copyrights, and all manuscripts, documents, writings, tapes, disks, storage media, computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto;

(v)       All of Debtor’s right, title and interest in and to any and all present and future license agreements with respect to the Copyrights;

(vi)      All present and future accounts and other rights to payment arising from, in connection with or relating to the Copyrights;

(vii)     all general intangibles and all intellectual or other intangible property of Debtor of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and

(viii)    all cash and non-cash proceeds, replacements of, substitutions for and accessions of any and all of the foregoing Collateral (including license royalties, rights to payment, accounts receivable and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral.

Notwithstanding the foregoing in no event shall the Collateral include any application for registration of a Trademark filed with the PTO on an intent-to-use basis until such time (if any) as a Statement of Use or Amendment to Allege Use is filed, at which time such Trademark shall automatically become part of the Collateral and subject to the security interest pledged.

(b)       Continuing Security Interest. Debtor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 11.

SECTION 3.      Supplement to Lending Agreement. This Agreement has been entered into in conjunction with the security interests granted to Secured Party under the Lending Agreement or other Loan Documents referred to therein. The rights and remedies of Secured Party with respect to the security interests granted herein are without prejudice to, and are in addition to those set forth in the Lending Agreement or any other Loan Documents referred to therein, all terms and provisions of which are incorporated herein by reference.

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SECTION 4.      Representations and Warranties re: Collateral. Debtor represents and warrants to Secured Party and the Banks and covenants and agrees with the Secured Party and the Banks, the following:

(a)       Trademarks. A true and correct list of all of the existing Collateral consisting of U.S. trademark registrations or applications owned by Debtor, in whole or in part, is set forth in Schedule A.

(b)       Patents. A true and correct list of all of the existing Collateral consisting of U.S. patents and patent applications or registrations owned by Debtor, in whole or in part, is set forth in Schedule B.

(c)       Copyright Registrations. A true and correct list of all of Debtor’s United States copyright registrations is set forth in Schedule C.

(d)       Applications for Copyright Registration. A true and correct list of all of Debtor’s United States applications for copyright registrations is set forth in Schedule D.

(e)       Verification. Any officers, employees or agents of Secured Party shall have the right, at any time or times hereafter, in the name of Secured Party or Debtor or in the name of a nominee of Secured Party, to verify the validity, amount or any other matter relating to any Collateral by mail, telephone, telegraph or otherwise. All reasonable costs, fees and expenses relating thereto incurred by Secured Party and the Banks (or for which Secured Party becomes obligated) during the continuation of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default under this Agreement shall become part of the Secured Obligations and be payable by Debtor to Secured Party on demand;

(f)        Records. Debtor will at all times maintain a record of Collateral at its chief executive office, keeping correct and accurate records itemizing and describing the Collateral, all of which records shall be available during Debtor’s usual business hours at the request of any of Secured Party’s officers, employees or agents. Debtor will cooperate fully with Secured Party and its officers, employees and agents who shall have the right at any time or times to inspect the Collateral and the records with respect thereto; and

(g)       Priority. All of the Collateral is subject to a first priority perfected security interest in favor of the Secured Party.

SECTION 5.      Representations and Covenants of Debtor. Debtor hereby represents and warrants to Secured Party and the Banks, and covenants and agrees with Secured Party and the Banks, that:

(a)       Debtor is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization. Debtor’s exact legal name is as set forth in the preamble of this Agreement and Debtor has not during the past five (5) years conducted business under any other name. Debtor does not now, nor will Debtor at any time during the term of this Agreement, conduct business under any name other than its exact legal name. Debtor’s organizational identification numbers are Pioneer 00055239, Nevada C14264-1994, Georgia 08074796, Acceptance E0277442007-6, and Funding

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E0277482007-0, Debtor will not change its type of organization, its jurisdiction of organization, its name or its organizational identification number unless (i) Debtor gives Secured Party at least thirty (30) days prior written notice of the same, (ii) such change is permitted pursuant to the terms of the Lending Agreement and the other Loan Documents and (iii) prior to making any such change, Debtor executes (if necessary) and/or obtains and delivers to Secured Party any and all additional financing statements and/or amendments thereto and/or other agreements, documents or notices as may be required by Secured Party;

(b)       Debtor has full corporate right, power and authority to execute, deliver and perform its obligations under this Agreement and to grant to Secured Party the security interest in and lien on the Collateral hereby stated to be granted;

(c)       The individual executing this Agreement on behalf of Debtor has been duly elected and qualified and has been duly authorized and empowered to execute, deliver and perform the terms of this Agreement on behalf of Debtor;

(d)       The execution, delivery and performance of this Agreement by Debtor does not and will not violate any of the terms or provisions of the Articles of Incorporation or Bylaws or Articles of Organization or Operating Agreement of Debtor;

(e)       The execution, delivery and performance of this Agreement by Debtor does not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Debtor or the terms of any indenture, agreement, document, instrument or undertaking to which Debtor is a party or by which it or any of its properties is bound;

(f)        Debtor’s chief executive office and all other places of business of Debtor and locations of any of the Collateral owned by Debtor and the locations of all offices where Debtor keeps its books and records respecting the Collateral owned by it are listed on Exhibit A attached hereto and incorporated herein by reference;

(g)       Debtor is, or, as to Collateral acquired by Debtor after the date hereof, will be, the sole and absolute owner of all of the Collateral owned by Debtor, free and clear of any and all liens and claims of any kind or nature whatsoever, and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein;

(h)       Except for filings by Secured Party, no financing statement covering any of the Collateral is or will be on file in any public office at any time during the term of this Agreement other than such of the same as necessary to perfect Secured Party’s security interest in and lien on the Collateral and those of the same, if any, disclosed in the Lending Agreement;

(i)        Debtor will not, without the prior written consent of Secured Party and the Banks, sell, transfer, lease, license or otherwise dispose of or offer to dispose of any of the Collateral or any interest therein;

(j)        Debtor will permit Secured Party to examine and inspect the Collateral or any part thereof, wherever located, at any reasonable time or times; provided that in the exercise

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of this right, Secured Party agrees to use its best efforts to avoid material interference with each Debtor’s business operations;

(k)       Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction initial financing statements and/or any amendments thereto;

(l)        Debtor will reimburse Secured Party and the Banks upon demand for (i) all reasonable costs and expenses incident to perfecting, maintaining or terminating the security interest granted by this Agreement, including search fees, filing and recording fees, fees and expenses owing to third parties for services provided under any control agreement entered into to perfect the security interest herein granted in Collateral in electronic format and all taxes and legal and other out-of-pocket fees and expenses paid or incurred by Secured Party and the Banks in connection with any of the foregoing and (ii) all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by Secured Party and the Banks in seeking to collect or enforce any rights under this Agreement or incurred by Secured Party and the Banks in seeking to collect or enforce any of the Secured Obligations, all of which costs and expenses shall constitute a part of the Secured Obligations and be payable by Debtor to Secured Party and the Banks on demand.

SECTION 6.      Further Acts. On a continuing basis, Debtor shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be necessary or advisable or may be requested by Secured Party to carry out the intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of the first perfected security interest granted or purported to be granted hereby, to ensure Debtor’s compliance with this Agreement or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the PTO, the Copyright Office or any applicable state office. Secured Party may record this Agreement, an abstract thereof, or any other document describing Secured Party’s interest in the Collateral with the PTO and the Copyright Office, at the expense of Debtor. In addition, Debtor authorizes Secured Party to file financing statements describing the Collateral in any UCC filing office deemed appropriate by Secured Party. If the Debtor shall at any time hold or acquire a commercial tort claim arising with respect to the Collateral, the Debtor shall immediately notify Secured Party in a writing signed by the Debtor of the brief details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

SECTION 7.      Authorization to Supplement. If Debtor shall obtain rights to any new Collateral, the provisions of this Agreement shall automatically apply thereto. Debtor shall give prompt notice in writing to Secured Party with respect to any such new Collateral or renewal or extension of any Collateral registration. Without limiting Debtor’s obligations under this Section 7, Debtor authorizes Secured Party to modify this Agreement by amending Schedules A, B, C and D to include any such new patent, trademark rights, copyrights or applications therefor. Notwithstanding the foregoing, no failure to so modify this Agreement or amend any Schedule shall in any way affect, invalidate or detract from Secured Party’s continuing security interest in all Collateral, whether or not listed on a Schedule hereto.

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SECTION 8.      Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Secured Party for the benefit of Banks and their respective successors and assigns. Debtor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder except as specifically permitted by the Lending Agreement and other Loan Documents.

SECTION 9.      Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Missouri, except as required by mandatory provisions of law or to the extent the validity, perfection or priority of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than Missouri.

SECTION 10.    Entire Agreement; Amendment. This Agreement, the Lending Agreement, and the other Loan Documents, together with the Schedules hereto and thereto, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior drafts and communications relating to such subject matter. Neither this Agreement nor any provision hereof may be modified, amended or waived except by the written agreement of the parties, as provided in the Lending Agreement. Notwithstanding the foregoing, Secured Party unilaterally may re-execute this Agreement or modify, amend or supplement the Schedules hereto as provided in Section 7 hereof. To the extent that any provision of this Agreement conflicts with any provision of the Lending Agreement, the provision giving Secured Party greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Secured Party under the Lending Agreement.

SECTION 11.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart. Any party hereto delivering a counterpart of this Agreement by facsimile shall also deliver a manually executed counterpart, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

SECTION 12.    Termination. Upon payment and performance in full of all Obligations, the security interests created by this Agreement shall terminate and Secured Party (at Debtor’s expense) shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all such security interests given by Debtor to Secured Party hereunder, including cancellation of this Agreement by written notice from Secured Party to the PTO.

SECTION 13.    No Inconsistent Requirements. Debtor acknowledges that this Agreement and the other documents, agreements and instruments entered into or executed in connection herewith may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and Debtor agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

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SECTION 14.    Severability. If one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party, such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party shall, to the fullest extent permitted by applicable law, not invalidate or render illegal or unenforceable any such provision in any other jurisdiction or with respect to any other party, or any other provisions of this Agreement.

SECTION 15.    Notices. All notices and other communications hereunder shall be in writing and shall be mailed, sent or delivered in accordance with the Lending Agreement.

SECTION 16.    Power of Attorney. The Secured Party is hereby fully authorized and empowered (without the necessity of any further consent or authorization from the Debtor) and the right is expressly granted to the Secured Party, and the Debtor hereby constitutes, appoints and makes the Secured Party as the Debtor’s true and law attorney-in-fact and agent for the Debtor and in the Debtor’s name, place and stead with full power of substitution, in the Secured Party’s name or the Debtor’s name or otherwise, for the Secured Party’s sole use and benefit, but at the Debtor’s cost and expense, to exercise, without notice, all or any of the following powers at any time with respect to all or any of the Collateral after the occurrence of any Event of Default under the Lending Agreement or under this Agreement which has not been timely cured: (a) to notify account debtors or the obligors on the Collateral and the related rights to make and deliver payments to the Secured Party; (b) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due by virtue thereof and otherwise deal with proceeds; (c) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Secured Party in connection therewith; (d) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto; (e) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or the relative goods, as fully and effectively as if the Secured Party were the absolute owner thereof; and (f) to extend the time of payment of any or all thereof and to grant waivers and make any allowance or other adjustment with reference thereto; provided, however, the Secured Party will be under no obligation or duty to exercise any of the powers hereby conferred upon it and will be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under, any Collateral.

SECTION 17.    Default; Remedies. On the occurrence of any Event of Default which has not been cured as provided in the Lending Agreement or if the Debtor fails to keep, observe, comply with and perform all of the obligations and undertakings under this Agreement or any of the other Loan Documents or fails to pay any Borrowers’ obligations under the Lending Agreement when due, then, and in any such event, the Secured Party may, at its option and without notice to any party, declare all or any portion of the Secured Indebtedness to be immediately due and payable and may proceed to enforce payment of the same, to exercise any or all rights and remedies provided herein, in the other Loan Documents, and by the UCC and otherwise available at law or in equity. All remedies hereunder are cumulative, and any indulgence or waiver by the Secured Party will not be construed as an abandonment of any other right hereunder or of the power to enforce the same or another right at a later time. Whether the Secured Party elects to exercise any other rights or remedies under this Agreement or applicable law, the Secured Party will be entitled to have a receiver appointed to take possession of the

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Collateral without notice, which notice the Debtor hereby waives, notwithstanding anything contained in this Agreement or any law heretofore or hereafter enacted.

SECTION 18.    Inconsistencies with the Lending Agreement. To the extent any terms hereof are inconsistent with the terms of the Lending Agreement, the terms of the Lending Agreement will control.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

PIONEER FINANCIAL SERVICES, INC., a Missouri corporation

By:
Name:
Title:

PIONEER MILITARY LENDING OF NEVADA, LLC, A Nevada Limited Liability Company	PIONEER MILITARY LENDING OF GEORGIA, LLC, a Georgia Limited Liability Company

By:	By:

PIONEER FUNDING, INC., a Nevada Corporation	MILITARY ACCEPTANCE CORPORATION, INC., a Nevada Corporation

By:	By:

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SCHEDULE A

TO INTELLECTUAL PROPERTY SECURITY AGREEMENT

(UPDATED APRIL 10, 2009)

DEBTOR:	PIONEER FINANCIAL SERVICES, INC.

Word Mark	Registration Number	Status	Status Date	Live/Dead	Use
P Pioneer Military Loans	1995684	This registration has been renewed.	7/22/2006	Live	®
P Pioneer Military Lending	1995683	This registration has been renewed.	7/22/2006	Live	®
C.A.S.H. Customers Are Special Here	2646483	Registered.	11/5/2002	Live	®
You Deserve A Little Credit	2781380	Registered. Declined to file necessary declaration in 6th year to continue the filing process. This registration will lapse.	8/11/2008	Live	®
P since 1932 Pioneer Services	2892216	The Trademark Trial and Appeal Board has terminated a cancellation proceeding.	4/4/2007	Live	®
Pioneer Financial Services	2971628	Registered	7/19/2005	Live	®
Pioneer Financial	2925730	Registered	2/8/2005	Live	®
Bath Ready to Use	2922326	Registered	2/1/2005	Live	®
The Responsible Alternative	3178480	Registered	11/28/2006	Live	®
The Responsible Lending Alternative	3178481	Registered	11/28/2006	Live	®
Break the Debt Cycle	3178482	Registered	11/28/2006	Live	®
Pioneer Services	3205455	Registered	2/6/2007	Live	®
Military Loan Guarantee	3219192	Registered	3/13/2007	Live	®
Military Loan Guarantee Offered Since 1986	3237015	Registered	5/1/2007	Live	®
Military Scoring Model (MSM)	3237497	Registered	5/1/2007	Live	®
We Help The Military When Others Don't	3233512	Registered	4/24/2007	Live	®
Loans for Military Life	3405234	Received notice of publication, serial number: 77284991	5/6/2008	Live	®
Newpath Loan	3463805	Received notice of publication, serial number: 77237602	7/16/2008	Live	®
Newpath Savings Account	(NOT AVAILABLE)

Received notice of publication, serial number: 77237622 (TMO requires ad copy by Oct 1, 2008 - we can file up to 4 6-month extensions before our mark lapses). First 6-month extension filed 10/1/08 - ext by TMO to 4/1/09. Declined 2nd extension as there is a $150 filing fee.

			2/5/2009	Live	SM

SCHEDULE B

TO INTELLECTUAL PROPERTY SECURITY AGREEMENT

DEBTOR:	PIONEER FINANCIAL SERVICES, INC.

Patent Application
Applicant(s)	Filing Date	Title	Serial No.	Atty Docket No.
Thomas H. Holcom Kansas City, MO	5/18/2005	Automobile Insurance during Military Deployment	11/132,014	PIO001/108443

SCHEDULE C

TO INTELLECTUAL PROPERTY SECURITY AGREEMENT

DEBTOR:	PIONEER FINANCIAL SERVICES, INC.

Registered Copyrights

None Registered

SCHEDULE D

TO INTELLECTUAL PROPERTY SECURITY AGREEMENT

DEBTOR:	PIONEER FINANCIAL SERVICES, INC.

Copyright Applications

None

EXHIBIT J-2

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (the “Agreement”) is made as of June 12, 2009, between Pioneer Financial Services, Inc., a Missouri corporation (“Pledgor”) and UMB Bank, N.A., a national banking association (“UMB”), as Agent for the Banks (in such capacity herein “Secured Party”) party to the Lending Agreement (as herein defined).

WHEREAS, Pledgor, Pioneer Military Lending of Nevada, LLC, a Nevada limited liability company (“Nevada”), Pioneer Military Lending of Georgia, LLC, a Georgia limited liability company (“Georgia”), Military Acceptance Corporation, Inc., a Nevada corporation (“Acceptance”) and Pioneer Funding, Inc., a Nevada corporation (“Funding,” and together with Pioneer, Nevada, Georgia and Acceptance herein collectively, “Borrowers,” and individually, “Borrower”), MidCountry Bank, a federally chartered savings bank, Secured Party, UMB, Arvest Bank, an Oklahoma banking corporation (“Arvest”), Commerce Bank, N.A., a national banking association (“Commerce”), First Bank, a Missouri banking corporation (“FBM”), Texas Capital Bank, N.A., a national banking association (“Texas”), Southwest Bank, an M&I Bank, a Missouri banking corporation (“Southwest”), SolutionsBank, a Kansas banking corporation (“Solutions”) and BancFirst, an Oklahoma banking corporation (“BF”), and together with UMB, Arvest, Commerce, FBM, Texas, Southwest and Solutions each herein a “Bank” and collectively, “Banks”) are parties to that certain Secured Senior Lending Agreement (as hereafter modified, amended or restated, herein the “Lending Agreement”) dated of even date herewith, pursuant to which Banks agreed to make extensions of credit to Borrowers (terms used but not defined herein have the meanings ascribed thereto in the Lending Agreement); and

WHEREAS, to induce Banks to make Loans to Borrowers and to enter into the Lending Agreement and the other Loan Documents, Pledgor has agreed to grant Secured Party for the benefit of the Banks a security interest in Pledgor’s equity interests in certain of its Subsidiaries in order to secure the repayment of Borrowers’ Loans to Secured Party.

NOW, THEREFORE, based on these recitals, the mutual covenants, terms, and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         Grant of Security Interest, Etc. Pledgor hereby irrevocably grants, pledges, assigns and delivers to Secured Party for the benefit of the Banks and other holders of Notes a continuing first priority lien on and first perfected security interest in all of Pledgor’s equity interest in the Subsidiaries listed on Exhibit A attached hereto and incorporated by reference and all other Subsidiaries, except Pioneer Military Insurance Company, which may hereafter be acquired or come into existence and all proceeds, products, additions to, replacements of, substitutions for and accessions thereto (the “Collateral”). The security interest and lien hereby granted is given as security for the payment of (i) any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, indemnity obligations) of Borrowers to Secured Party or Banks evidenced by or arising under or in respect of the Lending Agreement, this Agreement or the other Loan Documents, (ii) any and all other indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of any Borrower to Secured Party or Banks arising under or in respect of the Lending Agreement, this Agreement or the other Loan Documents of every kind and character, now existing or hereafter arising, absolute or contingent, joint or several, otherwise secured or unsecured, due or not due, direct or indirect, expressed or implied, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether heretofore, now or hereafter incurred or given by such Borrower as principal, surety, endorser, guarantor or otherwise, and whether created directly or acquired by Secured Party or Banks by assignment or otherwise and (iii) any and all reasonable costs of collection, legal expenses and attorneys’ fees and expenses incurred by Secured Party or Banks upon the occurrence of an Event of Default under this Agreement, in collecting or enforcing payment of any such indebtedness, liabilities or obligations or in preserving, protecting or realizing on the security interest and lien granted under this Agreement or in representing Secured Party or Banks in connection with bankruptcy or insolvency proceedings of Pledgor or any of the Borrowers (hereinafter collectively referred to as the “Secured Obligations”).

2.         Representations and Covenants of Pledgor. Pledgor hereby represents and warrants to the Secured Party and the Banks, and covenants and agrees with Secured Party and the Banks, that:

(a)       Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Pledgor’s exact legal name is as set forth in the preamble of this Agreement and Pledgor has not during the past five (5) years conducted business under any other name. Pledgor does not now, nor will Pledgor at any time during the term of this Agreement, conduct business under any name other than its exact legal name. Pledgor’s organizational identification number is 00055239. Pledgor will not change its type of organization, its jurisdiction of organization, its name or its organizational identification number unless (i) Pledgor gives Secured Party at least thirty (30) days prior written notice of the same, (ii) such change is permitted pursuant to the terms of the Lending Agreement and the other Loan Documents and (iii) prior to making any such change, Pledgor executes (if necessary) and/or obtains and delivers to Secured Party any and all additional financing statements and/or amendments thereto and/or other agreements, documents or notices as may be required by Secured Party;

(b)       Pledgor has full corporate right, power and authority to execute, deliver and perform its obligations under this Agreement and to grant to Secured Party the security interest in and lien on the Collateral hereby stated to be granted;

(c)       The individual executing this Agreement on behalf of Pledgor has been duly elected and qualified and has been duly authorized and empowered to execute, deliver and perform the terms of this Agreement on behalf of Pledgor;

(d)       The execution, delivery and performance of this Agreement by Pledgor does not and will not violate any of the terms or provisions of the Articles of Incorporation or Bylaws of Pledgor;

(e)       The execution, delivery and performance of this Agreement by Pledgor does not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Pledgor or the

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terms of any indenture, agreement, document, instrument or undertaking to which Pledgor is a party or by which it or any of its properties is bound;

(f)        Pledgor’s chief executive office and all other places of business of Pledgor and locations of any of the Collateral owned by Pledgor and the locations of all offices where Pledgor keeps its books and records respecting the Collateral owned by it are listed on Exhibit A attached hereto and incorporated herein by reference;

(g)       Pledgor is, or, as to Collateral acquired by Pledgor after the date hereof, will be, the sole and absolute owner of all of the Collateral owned by Pledgor, free and clear of any and all liens and claims of any kind or nature whatsoever, is not acting as nominee for any Person with respect to the Collateral, and Pledgor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein;

(h)       Except for filings by Secured Party, no financing statement covering any of the Collateral is or will be on file in any public office at any time during the term of this Agreement other than such of the same as necessary to perfect Secured Party’s security interest in and lien on the Collateral and those of the same, if any, disclosed in the Lending Agreement;

(i)        Pledgor will not, without the prior written consent of Secured Party and the Banks, sell, transfer, lease, license or otherwise dispose of or offer to dispose of any of the Collateral or any interest therein;

(j)        Pledgor will permit Secured Party to examine and inspect the Collateral or any part thereof, wherever located, at any reasonable time or times; provided that in the exercise of this right, Secured Party agrees to use its best efforts to avoid material interference with each Pledgor’s business operations;

(k)       Pledgor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction initial financing statements and/or any amendments thereto;

(l)        Pledgor will reimburse Secured Party and the Banks upon demand for (i) all reasonable costs and expenses incident to perfecting, maintaining or terminating the security interest granted by this Agreement, including search fees, filing and recording fees, fees and expenses owing to third parties for services provided under any control agreement entered into to perfect the security interest herein granted in Collateral in electronic format and all taxes and legal and other out-of-pocket fees and expenses paid or incurred by Secured Party and the Banks in connection with any of the foregoing and (ii) all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by Secured Party and the Banks in seeking to collect or enforce any rights under this Agreement or incurred by Secured Party and the Banks in seeking to collect or enforce any of the Secured Obligations, all of which costs and expenses shall constitute a part of the Secured Obligations and be payable by Pledgor to Secured Party and the Banks on demand.

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(m)      Pledgor owns 100% of the outstanding equity interest in the Collateral and all of the Collateral is subject to a first priority security interest in favor of the Secured Party;

(n)       there are no outstanding options, warrants or other agreements with respect to the Collateral;

(o)       there are no actions, suits, proceedings or investigations pending or, to the best knowledge of Pledgor, threatened, against or affecting Pledgor or the Collateral that are likely to have a material adverse effect on the validity or enforceability of this Agreement.

(p)       Pledgor shall, at its sole cost and expense, perform and observe all of the terms, covenants, conditions and obligations required to be performed or observed by Pledgor as a shareholder or member of any Subsidiary the equity interest of which Pledgor has granted a lien and security interest to Secured Party that do not conflict with or are not inconsistent with Pledgor’s obligations under this Agreement and the Lending Agreement.

(q)       Pledgor shall not perform, authorize or enter into any transaction for the termination, dissolution or winding up of, any act or failure to act constituting a termination, dissolution or winding up of, or the merger or consolidation with another entity or entities by, any Subsidiary the equity interest of which Pledgor has granted a lien and security interest to Secured Party without the prior written consent of the Banks.

(r)        Pledgor shall notify Secured Party prior to the creation of any new operating Subsidiaries and will in connection with the creation of same execute and deliver to Secured Party a Pledge and Security Agreement in form and substance substantially similar to this Agreement granting Secured Party a lien on and security interest in any such new operating Subsidiary.

(s)       There are no unit certificates issued or to be issued to the Pledgor for its equity interest in any limited liability company Subsidiary.

3.         Registration of Pledge. In the event that the Pledgor’s equity interest in any Subsidiary shall be evidenced by an instrument or a certificate, the Pledgor shall or shall cause such Subsidiary to:

(a)       promptly deliver any such instrument or certificate, duly endorsed or subscribed by the Pledgor or accompanied by appropriate instruments of transfer or assignment duly executed in blank by the Pledgor, to the Secured Party as additional Collateral. Any such instruments or certificates received by the Pledgor shall be held by the Pledgor in trust, as agent for Secured Party.

(b)	Mark each instrument or certificate with a legend reading as follows:

“THE MEMBER INTERESTS EVIDENCED HEREBY ARE SUBJECT TO A MEMBER PLEDGE AND SECURITY AGREEMENT WHICH CONTAINS A GRANT OF IRREVOCABLE PROXY. BY ACCEPTING ANY INTEREST IN

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SUCH MEMBER INTERESTS THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID AGREEMENT.”

Pledgor shall cause each Subsidiary the equity interest in which it has granted Secured Party a security interest and lien to agree that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), the legend from any such instrument or certificate and will place or cause to be placed the legend on any new instrument or certificate issued to represent the Pledged Interest theretofore represented an instrument or certificate carrying a legend.

4.         Acknowledgment of Pledge. Pledgor shall cause each Subsidiary that is a limited liability company, whether now existing or hereafter created, the equity interest in which is uncertificated, to execute and deliver to Secured Party an acknowledgement of the pledge and security interest herein or hereafter granted in such equities interest in the form of Exhibit B attached hereto. The Pledgor hereby irrevocably grants to and directs each Subsidiary and each manager of each Subsidiary to comply with any written instructions from the Secured Party regarding the disposition of Debtor’s Collateral.

5.         Rights of Pledgor. So long as no Event of Default has occurred and is continuing and until the expiration of any applicable cure period following notice as required hereby or by the Lending Agreement, Pledgor shall be entitled to vote or consent with respect to the Collateral in any manner not inconsistent with this Agreement.

6.         Events of Default. An “Event of Default” shall exist if any of the following shall have occurred and be continuing beyond the expiration of any applicable cure period following notice as required by the Lending Agreement:

(a)       Any representation or warranty made herein that shall prove to have been incorrect in any respect on or as of the date made.

(b)       Pledgor shall default in the observance or performance of any covenant or agreement contained in this Agreement.

(c)       Any Event of Default by the Borrowers or the Guarantor under the Lending Agreement or the other Loan Documents which is not cured following any required notice within the grace period, if any provided therein.

7.	Remedies.

(a)       In the event of the occurrence of an Event of Default and the expiration of any cure period following any required notice pursuant hereto or pursuant to the Lending Agreement, the Secured Party shall have all of the rights and remedies granted under the Lending Agreement as well as all of the rights and remedies of a secured party under the Uniform Commercial Code of Missouri, RSMO §400.9-101 et seq. (the “UCC”). The Secured Party shall be entitled to pay to the Banks in accordance with the terms of the Lending Agreement all future distributions payable to the Pledgor and shall be entitled to sell any or all of the Collateral to any third party.

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(b)       Pledgor recognizes that Secured Party may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), or other relevant securities laws in any jurisdiction, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that Secured Party has no obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Act or other relevant securities laws in any jurisdictions. Pledgor agrees that a private sale or sales made under the foregoing circumstances shall not be deemed to be commercially unreasonable by virtue of such circumstances.

(c)       If any consent, approval or authorization of, or filing with, any governmental authority or any other person or entity shall be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, including, without limitation, under any federal or state securities laws, Pledgor agrees to execute all such applications, registrations and other documents and instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use commercially reasonable efforts to secure the same. Pledgor further agrees to use its best efforts to effectuate such sale, or other disposition of the Collateral, as Secured Party may deem necessary or desirable pursuant to the terms of this Agreement.

(d)       Upon any sale or other disposition, Secured Party shall have the right to deliver, endorse, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition, including Secured Party, shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption. Pledgor specifically waives, to the extent permitted by applicable law, all rights of stay or appraisal which the Pledgor had or may have under any rule of law or statute now existing or hereafter adopted.

(e)       Secured Party shall not be obligated to make any sale or other disposition unless the terms thereof shall be satisfactory to it. Secured Party may, without notice or publication, adjourn any private or public sale, and, upon five (5) Business Days’ prior notice to the Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall incur no liability in case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

(f)        If Secured Party conducts a secured party sale under the UCC or elects to retain all or any of the Collateral in satisfaction of any of the Pledgor’s obligations under this Agreement, the person or interest acquiring the equity interest at such sale or upon such retention may exercise all of the Pledgor’s rights as a member of the subject Subsidiary to manage the affairs, to make determinations, to exercise any election

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(including, but not limited to, election of remedies, the filing of any petition for reorganization or dissolution of such Subsidiary and the exercise of such Subsidiary’s rights as debtor-in-possession in the event such Subsidiary files a petition under Title 11 of the United States Code) or option or to give or receive any notice, consent, amendment, waiver or approval; together with full power and authority to demand, receive, enforce, execute, endorse or cash any checks or other payments, or other instruments or orders, to file any claims and to take any action that in the opinion of Secured Party may be necessary or advisable in connection with any of the foregoing, and at such person’s or entity’s sole option, be admitted as a member of such Subsidiary in full place of the Pledgor. Such acquisition of any or all of the Collateral shall not, to the extent permitted by law, effectuate a dissolution or winding up of the subject Collateral. Pledgor agrees and acknowledges that none of the obligations of Pledgor shall be or deemed to be paid, discharged or satisfied by reason of Secured Party’s exercise of any rights or remedies under this Agreement, or the UCC, except to the extent of cash proceeds actually received by Secured Party on account of its exercise of any of its rights or remedies under this Agreement.

8.         Power of Attorney. Following the occurrence and during the continuance of any Event of Default after the expiration of the applicable cure period following notice, if any, as required by this Agreement or the Lending Agreement, Pledgor hereby constitutes and irrevocably appoints Secured Party, with full power of substitution and revocation by Secured Party, as Pledgor’s true and lawful attorney-in-fact, for the purpose from time to time upon the occurrence and during the continuance of an Event of Default of carrying out the provisions of this Agreement and taking any action and executing any instrument that Secured Party deems necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to affix to certificates and documents representing any Collateral the endorsements or other instruments of transfer or assignment delivered with respect thereto and to transfer or cause the transfer of the Collateral, or any part thereof, on the books of any Subsidiary among the Collateral. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect Secured Party’s interest in the Collateral and shall not impose any duty upon the Lender to exercise any power. This springing power of attorney shall be irrevocable as one coupled with an interest until the Secured Obligations have been paid in full.

9.	Duration and Scope. This Agreement shall:
(a)	Create a continuing first perfected security interest in the Collateral.

(b)       Remain in full force and effect for so long as any of the Borrowers’ Loans are outstanding.

(c)	Be binding upon Pledgor and its successors and assigns.

(d)       Inure to the benefit of the Secured Party and its successors and assigns for the benefit of Banks and their successors and assigns.

10.       Expenses of Secured Party and Banks. All expenses (including, without limitation, reasonable attorneys’ fees and disbursements and specifically including, but not

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limited to, reasonable legal expenses and disbursements in the event of any case or proceeding under the United States Bankruptcy Code or similar state laws filed by or against any Borrower or Pledgor, which legal expenses shall be allowed to Secured Party or the Banks in addition to any claim of Secured Party or Banks arising out of the Lending Agreement or other Loan Documents) actually incurred by Secured Party or the Banks in connection with the failure by the Pledgor to perform or observe any provision of this Agreement, the exercise or enforcement of any rights of Secured Party under this Agreement and the custody or preservation of any of the Collateral and any actual or attempted sale or exchange of, or any enforcement, collection, compromise or settlement respecting, the Collateral, or any other action taken by Secured Party hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, shall be deemed an obligation of Pledgor and shall be deemed an Secured Obligation for all purposes of this Agreement and Secured Party or Banks may apply the Collateral to payment of or reimbursement of such liability.

11.       Irrevocable Proxy. Following the occurrence and during the continuance of any Event of Default after the expiration of the applicable cure period following notice, if any, as required by this Agreement or the Lending Agreement, solely with respect to any action, decision, determination or election by any Subsidiary the equity interest in which is pledged hereunder (the “Pledged Interest”) that is a limited liability company that the equity interests of such Subsidiary be, or cease to be, a “security” as defined in and governed by Article 8 of the Uniform Commercial Code (“Article 8 Matters”), Pledgor hereby irrevocably grants and appoints Secured Party, from the date of this Agreement until the termination of this Agreement (or the satisfactory cure of such Event of Default, if earlier) in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the Pledged Interest in such Subsidiary by Pledgor, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section 11 shall include the right to sign Pledgor’s name (as a member of such Subsidiary) to any consent, certificate or other document relating to an Article 8 Matter and the Pledged Interest that applicable law may permit or require, to cause the Pledged Interest to be voted in accordance with the preceding sentence. Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and the Pledged Interest that Pledgor may have granted or appointed. Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Pledged Interest with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect.

12.       THE PROXIES AND POWERS GRANTED BY PLEDGOR PURSUANT TO THIS AGREEMENT ARE COUPLED WITH AN INTEREST AND ARE GIVEN TO SECURE THE PERFORMANCE OF THE PLEDGOR’S OBLIGATIONS UNDER THIS AGREEMENT.

13.       Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery or refusal of delivery, if delivered in person, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

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If to Pledgor:	Pioneer Financial Services, Inc.

4700 Belleview, Suite 300

Kansas City, Missouri 64112

Attn: Laura Stack

If to Secured Party:	UMB Bank, N.A.

1010 Grand Boulevard

Kansas City, MO 64106

Attention: Douglas F. Page

or addressed as such party may from time to time designate by written notice to the other parties. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

14.       Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Missouri.

15.       CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. PLEDGOR HEREBY IRREVOCABLY (i) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN JACKSON COUNTY, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE WESTERN DISTRICT OF MISSOURI AS SECURED PARTY MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREE THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (iii) WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH PLEDGOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (iv) WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (v) WAIVE ALL RIGHTS OF ANY OTHER JURISDICTION WHICH PLEDGOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. PLEDGOR AUTHORIZES THE SERVICE OF PROCESS UPON IT BY REGISTERED MAIL SENT TO PLEDGOR AT ITS ADDRESS REFERENCED IN SECTION 10.

PLEDGOR AND SECURED PARTY HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH THE PLEDGOR OR SECURED PARTY ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

16.	Counterparts; Section Headings.

(a)       This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

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(b)       The section headings in this Agreement are for convenience of reference only and shall not affect the interpretation thereof.

17.       Inconsistencies with the Lending Agreement. To the extent any terms hereof are inconsistent with the terms of the Lending Agreement, the terms of the Lending Agreement will control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

PLEDGOR:

PIONEER FINANCIAL SERVICES, INC.

By:
Name:
Title:

SECURED PARTY:

UMB BANK, N.A., AS AGENT

By:
Name:
Title:

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EXHIBIT A

TO PLEDGE AND SECURITY AGREEMENT

SUBSIDIARIES

EXHIBIT B

TO PLEDGE AND SECURITY AGREEMENT

[SUBSIDIARY LETTERHEAD]

___________, 2009

UMB Bank, N.A.

1010 Grand Boulevard

Kansas City, Missouri 64106

Ladies and Gentlemen:

Reference is made to the Pledge and Security Agreement dated June 12, 2009 (the “Pledge Agreement”) given by Pioneer Financial Services, Inc., a Missouri corporation, as the Pledgor (“Pledgor”), in favor of you, as Agent for the Banks. Capitalized terms used but not defined herein have the meanings provided in the Pledge Agreement.

In connection with the pledge of the equity interest in the undersigned (the “Pledged Interest”) to you by Pledgor, the undersigned hereby represents, warrants and agrees with you as follows:

(i)        In accordance with Pledgor’s instructions, the undersigned has registered on its books and records your security interest in the Pledged Interest; no other lien on such Pledged Interest is registered on the books and records of the undersigned;

(ii)       The undersigned shall deliver directly to you at your address set forth in the Pledge Agreement, any and all instruments and/or certificates evidencing any right, option or warrant, and all new, additional or substituted securities issued to, or to be received by, Pledgor by virtue of its ownership of the Pledged Interest issued by the undersigned or upon exercise by Pledgor of any option, warrant or right attached to such Pledged Interest;

(iii)      The undersigned will not issue any additional membership interests or securities without the prior written consent of Banks;

(iv)      After receipt of notice from you of the occurrence and continuance beyond any applicable cure period of an Event of Default following notice as required by the Pledge Agreement, the undersigned shall pay directly to you any and all cash distributions which might be declared and payable (including any unpaid distributions accrued prior to the date hereof) on any of the Pledged Interests or any of the other Collateral issued by the undersigned;

(v)       At any time upon and during the continuance of an Event of Default, upon your written instructions, the undersigned shall register the transfer of such Pledged Interests to you or your nominee, as applicable;

(vi)      The Pledged Interest has been duly authorized and validly issued and is not subject to, nor will the undersigned at any time permit it to become subject to, any restrictions governing its issuance, transfer, ownership or control other than those currently set forth in its organizational documents; and

(vii)     The undersigned will comply with your instructions relating to the Pledged Interest without the need for further consent from Pledgor.

(viii)    The undersigned agrees that, if at any time you shall determine to exercise your right to sell all or any of the Collateral issued by the undersigned, the undersigned will, upon your request and at Pledgor’s expense:

(a)       to provide you with such other information and projections as may be necessary or, in your opinion, advisable to enable you to effect the sale of such Collateral;

(b)       to do or cause to be done all such other acts and things as may be necessary to make the sale of such Collateral or any part thereof valid and binding and in compliance with applicable law; and

(c)       to do or cause to be done all such other acts and things as may be necessary to constitute you or your designees or transferees a member of the undersigned.

You are hereby authorized, in connection with any sale of the Collateral issued by the undersigned, to deliver or otherwise disclose to any prospective purchaser of such Collateral (i) any information and projections provided to you pursuant to subsection (A) above and (ii) any other information in your possession relating to the undersigned or such Collateral.

This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of Missouri, without regard to its choice of law provisions.

Very truly yours,

[NAME OF SUBSIDIARY]

By:
Name:
Title:

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EXHIBIT J-3

SECURITY AGREEMENT FOR CUSTOMER NOTES

AND DEPOSIT ACCOUNTS

THIS SECURITY AGREEMENT (this “Agreement”) is dated as of June 12, 2009, is made by and between Pioneer Military Lending of Nevada, LLC, a Nevada limited liability company (“Nevada”), Pioneer Military Lending of Georgia, LLC, a Georgia limited liability company (“Georgia”), Military Acceptance Corporation, Inc., a Nevada corporation (“Acceptance”) and Pioneer Funding, Inc., a Nevada corporation (“Funding,” and together with Pioneer, Nevada, Georgia and Acceptance herein individually a “Debtor” and collectively, the “Debtors” and UMB Bank, N.A., a national banking association (“UMB”), in its capacity as Agent for the Banks (in such capacity, “Secured Party”) party to the Lending Agreement (as herein defined).

WITNESSETH:

WHEREAS, the Borrowers, MidCountry Bank, a federally chartered savings bank, Secured Party, UMB, Arvest Bank, an Oklahoma banking corporation (“Arvest”), Commerce Bank, N.A., a national banking association (“Commerce”), First Bank, a Missouri banking corporation (“FBM”), Texas Capital Bank, N.A., a national banking association (“Texas”), Southwest Bank, an M&I Bank, a Missouri banking corporation (“Southwest”), SolutionsBank, a Kansas banking corporation (“Solutions”) and BancFirst, an Oklahoma banking corporation (“BF”), and together with UMB, Arvest, Commerce, FBM, Texas, Southwest and Solutions each herein a “Bank” and collectively, “Banks”) are parties to that certain Secured Senior Lending Agreement (as hereafter modified, amended or restated, herein the “Lending Agreement”) dated of even date herewith and certain Loan Documents, pursuant to which Banks agreed to make extensions of credit to the Debtors and Pioneer Financial Services, Inc. (“Pioneer”) (the Debtors and Pioneer, collectively, the “Borrowers”) (terms used but not defined herein have the meanings ascribed thereto in the Lending Agreement);

WHEREAS, as a condition precedent to Secured Party and Banks entering into the Lending Agreement and the other Loan Documents, Secured Party and Banks have required that Debtor execute and deliver this Agreement to Secured Party; and

WHEREAS, in order to induce Secured Party and Banks to enter into the Lending Agreement, Debtor has agreed to execute and deliver this Agreement to Secured Party;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby covenant and agree with Secured Party, for the benefit of Banks, as follows:

1.         Grant of Security Interest. For value received, each Debtor hereby grants Secured Party for the benefit of the Banks and other holders of Notes a security interest in and lien on the following described personal property of each Debtor, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

All notes, Accounts, Chattel Paper, Electronic Chattel Paper, General Intangibles, including Payment Intangibles and Instruments payable to Debtor and Records and transferable records pertaining thereto, in each case whether in written or electronic format, whether originated by MCFC or another lender and purchased by Debtor or originated by Debtor, each a “Customer Note” and collectively,

“Customer Notes”, and all deposit accounts now or hereafter maintained and all equipment now owned or hereafter acquired, and all proceeds, products, additions to, replacements of, substitutions for and accessions thereto.

(the “Collateral”) to secure the payment of (i) any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, indemnity obligations) of Borrowers to Secured Party or Banks evidenced by or arising under or in respect of the Lending Agreement, this Agreement or the other Loan Documents, (ii) any and all other indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of any Borrower to Secured Party or Banks arising under or in respect of the Lending Agreement, this Agreement or the other Loan Documents, of every kind and character, now existing or hereafter arising, absolute or contingent, joint or several, otherwise secured or unsecured, due or not due, direct or indirect, expressed or implied, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether heretofore, now or hereafter incurred or given by such Borrower as principal, surety, endorser, guarantor or otherwise, and whether created directly or acquired by Secured Party or Banks by assignment or otherwise and (iii) any and all reasonable costs of collection, legal expenses and attorneys’ fees and expenses incurred by Secured Party or Banks upon the occurrence of an Event of Default under this Agreement, in collecting or enforcing payment of any such indebtedness, liabilities or obligations or in preserving, protecting or realizing on the Customer Notes and the other Collateral under this Agreement or in representing Secured Party or Banks in connection with bankruptcy or insolvency proceedings (hereinafter collectively referred to as the “Secured Obligations”). As used herein, (a) “Accounts,” “Chattel Paper,” “Electronic Chattel Paper,” “General Intangibles,” “Instruments” and “Payment Intangibles” have the meanings ascribed thereto in the Missouri Uniform Commercial Code, RSMO §400.9-101, et seq. (“Missouri UCC”) and “Records” and transferable records have the meaning ascribed thereto in the Missouri Uniform Electronic Transaction Act, RSMO §432.200, et seq.

2.         Representations and Covenants of Debtor. Debtor hereby represents and warrants to Secured Party and the Banks, and covenants and agrees with Secured Party and the Banks, that:

(a)       Each Debtor is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the state of its organization. Each Debtor’s exact legal name is as set forth in the preamble of this Agreement and Debtor has not during the past five (5) years conducted business under any other name. Each Debtor does now, nor will Debtor at any time during the term of this Agreement conduct business under any name other than its exact legal name. Each Debtor’s organizational identification number is Nevada C14264-1994, Georgia 08074796, Acceptance E0277442007-6, and Funding E0277482007-0. No Debtor will change its type of organization, its jurisdiction of organization, its name or its organizational identification number unless (i) Debtor gives Secured Party at least thirty (30) days prior written notice of the same, (ii) such change is permitted pursuant to the terms of the Lending Agreement and the other Loan Documents and (iii) prior to making any such change, Debtor executes (if necessary) and/or obtains and delivers to Secured Party any and all additional financing statements and/or amendments thereto and/or other agreements, documents or notices as may be required by Secured Party;

(b)       Each Debtor has full corporate or limited liability company right, power and authority to execute, deliver and perform its obligations under this Agreement and to grant to

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Secured Party the security interest in and lien on the Customer Notes and other Collateral hereby stated to be granted;

(c)       The individual executing this Agreement on behalf of each Debtor has been duly elected and qualified and has been duly authorized and empowered to execute, deliver and perform the terms of this Agreement on behalf of each Debtor;

(d)       The execution, delivery and performance of this Agreement by each Debtor does not and will not violate any of the terms or provisions of the Articles of Incorporation or Articles of Organization of each Debtor, as the case may be;

(e)       The execution, delivery and performance of this Agreement by Debtors does not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any Debtor or the terms of any indenture, agreement, document, instrument or undertaking to which any Debtor is a party or by which it or any of its properties is bound;

(f)        Debtors’ chief executive office and all other places of business of Debtors and locations of any of the Customer Notes owned by Debtors and the locations of all offices where Debtors keeps their books and records respecting the Customer Notes owned by them are listed on Exhibit A attached hereto and incorporated herein by reference;

(g)       Debtors are, or, as to Customer Notes and other Collateral acquired by Debtors after the date hereof, will be, the sole and absolute owner of all of the Customer Notes and other Collateral owned by Debtors, free and clear of any and all liens and claims of any kind or nature whatsoever, and Debtors will defend the Customer Notes and other Collateral against all claims and demands of all person at any time claiming the same or any interest therein;

(h)       Except for filings by Secured Party, no financing statement covering any of the Customer Notes and other Collateral is or will be on file in any public office at any time nor is or will any control agreement be executed covering Customer Notes and other Collateral during the term of this Agreement other than such of the same as necessary to perfect Secured Party’s security interest in and lien on the Customer Notes and other Collateral and those of the same, if any, disclosed in the Lending Agreement;

(i)        Debtors will not sell, transfer, lease, license or otherwise dispose of or offer to dispose of any of the Customer Notes or other Collateral except as expressly permitted under the terms of the Lending Agreement;

(j)        Debtors will permit Secured Party to examine and inspect the Customer Notes and other Collateral or any part thereof, wherever located, at any reasonable time or times; provided that in the exercise of this right, Secured Party agrees to use its best efforts to avoid material interference with each Debtors’ business operations;

(k)       Debtors hereby irrevocably authorize Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction initial financing statements and/or any amendments thereto;

(l)        Debtors will reimburse Secured Party and the Banks upon demand for (i) all reasonable costs and expenses incident to perfecting, maintaining or terminating the security

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interest granted by this Agreement, including search fees, filing and recording fees, fees and expenses owing to third parties for services provided under any control agreement entered into to perfect the security interest herein granted in Customer Notes in electronic format and all taxes and legal and other out-of-pocket fees and expenses paid or incurred by Secured Party and the Banks in connection with any of the foregoing and (ii) all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by Secured Party and the Banks in seeking to collect or enforce any rights under this Agreement or incurred by Secured Party and the Banks in seeking to collect or enforce any of the Secured Obligations, all of which costs and expenses shall constitute a part of the Secured Obligations and be payable by Debtors to Secured Party and the Banks on demand.

3.         Representations and Covenants of Debtors re: Customer Notes. Debtors represent and warrant to Secured Party and the Banks, and covenants and agrees with Secured Party and the Banks, that:

(a)       Debtors will from time to time, as Secured Party may from time to time reasonably request, prepare and deliver to Secured Party at Debtors’ expense such schedules, certificates, test verifications, and reports respecting the Customer Notes and the proceeds thereof as Secured Party may from time to time reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized member, manager or officer of Debtors and shall be in such form and detail as Secured Party may reasonably specify. Any such schedule identifying any Customer Notes shall be accompanied (if Secured Party so requests) by the originals or true and correct copies (as Secured Party requests) of the Customer Notes;

(b)       With respect to Debtors’ Customer Notes scheduled, listed or referred to on any report or other writing submitted by any of the Borrowers to Secured Party, Debtors represent and warrant to Secured Party that to the knowledge of Debtors after due inquiry, except as otherwise conspicuously disclosed on the applicable report or other writing: (i) they are genuine, in all respects what they purport to be and are not evidenced by a judgment; (ii) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the documents related thereto; (iii) the amounts thereof shown on the applicable report or other writing are actually and absolutely owing to the Debtors and are not contingent for any reason; (iv) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Debtors have not made any agreement with any maker thereof for any deduction therefrom; (v) to the best of Debtors’ knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount thereof as shown on the applicable report or other writing; (vi) to the best of Debtors’ knowledge, all makers thereof have the capacity to contract and are solvent; (vii) Debtors have no knowledge of any fact or circumstance which would impair the validity or collectability thereof, (viii) to the best of Debtors’ knowledge, there are no proceedings or actions which are threatened or pending against any maker thereof which could reasonably be expected to result in any material adverse change in such maker’s financial condition; and (ix) all of such Customer Notes are subject to a first priority perfected security interest in favor of Secured Party;

(c)       Any officers, employees or agents of Secured Party shall have the right, at any time or times hereafter, in the name of Secured Party or Debtors or in the name of a nominee of Secured Party, to verify the validity, amount or any other matter relating to any

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Customer Notes by mail, telephone, telegraph or otherwise. All reasonable costs, fees and expenses relating thereto incurred by Secured Party (or for which Secured Party becomes obligated) during the continuation of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default under this Agreement shall become part of the Secured Obligations and be payable by Debtors to Secured Party on demand;

(d)       Debtors will at all times annotate each and every Customer Note to reflect the pledge and assignment thereof to Secured Party;

(e)       Debtors will at all times maintain a record of Customer Notes at their chief executive office, keeping correct and accurate records itemizing and describing the names and addresses of makers of Customer Notes, whether in writing or in electronic format, due dates, collection histories and account agings, all of which records shall be available during Debtors’ usual business hours at the request of any of Secured Party’s officers, employees or agents. Debtors will cooperate fully with Secured Party and its officers, employees and agents who shall have the right at any time or times to inspect the Customer Notes and the records with respect thereto. Debtors will conduct a review (or cause its independent certified public accountants to conduct a review) of its bad debt reserves and collection histories at least once each year and promptly following such review shall supply Secured Party and the Banks with a report in a form and with such specificity as may be reasonably satisfactory to Secured Party and the Banks concerning such review of the Customer Notes (which report may consist of a management letter from Debtor’s independent certified public accountants if such accountants conduct such bad debt reserve review);

(f)        Debtors will at all times: (i) provide Secured Party with written notice of any assertion of any claims, offsets or counterclaims by the maker of any Customer Note with respect thereto any account and of any allowances, credits and/or other monies granted by such Debtor to any maker with respect to any Customer Note; and (ii) not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Customer Note, including any of the terms relating thereto without the prior written consent of Secured Party and the Banks;

(g)       Subject to the terms of the Lending Agreement, from and after the occurrence of any Event of Default under this Agreement, and the expiration of any applicable cure period following notice as required hereby or by the Lending Agreement, and so long as such Event of Default is continuing, Secured Party shall have the right, in its sole and absolute discretion, without notice thereof to Debtors: (i) to notify any or all makers that the Customer Notes have been assigned to Secured Party and that Secured Party has a security interest therein; (ii) to direct such makers to make all payments due from them to any Debtor upon the Customer Notes directly to Secured Party; and (iii) to enforce payment of and collect, by legal proceedings or otherwise, the Customer Notes in the name of Secured Party and/or any Debtor;

(h)       Debtors will, at their own expense, use commercially reasonable efforts to collect, as and when due, all amounts due with respect to Customer Notes in the ordinary course of its business.

4.         Additional Actions by Secured Party. Secured Party, at its option, may from time to time perform any agreement of Debtors hereunder which Debtors shall fail to perform and take any

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other action which Secured Party in good faith deems necessary for the maintenance or preservation of any of the Customer Notes or other Collateral or its interest therein (including, without limitation, the discharge of taxes or liens of any kind against the Customer Notes or other Collateral), and Debtors agree to forthwith reimburse Secured Party for all costs and expenses incurred by Secured Party in connection with the foregoing, together with interest thereon at a rate per annum equal to the lesser of (a) seven percent (7%) and (b) the highest rate of interest allowed by applicable law, from the date incurred until reimbursed by Debtors. Secured Party may for the foregoing purposes act in its own name or that of Debtors and may also so act for the purposes of endorsing any draft received in connection therewith, for all of which purposes each Debtor hereby grants to Secured Party its power of attorney, irrevocable during the term of this Agreement.

5.         Defaults. The occurrence of any of the following events or conditions which continues beyond the expiration of any applicable cure period following notice as required by the Lending Agreement, shall constitute an “Event of Default” under this Agreement: (a) Borrowers shall fail to pay any principal of, interest on or other amount due with respect to any of the Secured Obligations as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (b) Debtors shall fail to perform or observe any of the terms, provisions, covenants or agreements contained in this Agreement; (c) any representation or warranty made by Debtors in this Agreement shall prove to be untrue or incorrect in any material respect; (d) any “Event of Default” (as defined therein) shall occur under or within the meaning of the Lending Agreement or any of the other Loan Documents; or (e) any default or event of default shall occur under or within the meaning of any other agreement, document or instrument heretofore, now or hereafter executed by Debtors with or in favor of Secured Party and/or Banks (or any of them) which is not cured or waived within any applicable cure or grace period (if any).

6.         Remedies. pon the occurrence and during the continuation of any Event of Default under this Agreement beyond any applicable cure or grace period: (a) Secured Party shall have the right to notify any maker with respect to any Customer Note to make all payments under the accounts directly to Secured Party and demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose and realize on the accounts and all amounts due under the accounts as Secured Party may determine; (b) Secured Party shall have the right to exercise such of the other rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction or jurisdictions and any other applicable law upon default by a debtor as Secured Party may elect with respect to the Collateral; (c) Secured Party shall have the right to enter, with or without process of law and without breach of the peace, any premises where the books and records of any Debtor pertaining to the Customer Notes or the other Collateral may be located, and without charge or liability on the part of Secured Party therefor seize and remove said books and records from said premises or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Customer Notes or the other Collateral and/or for the purpose of identifying and locating any of the Customer Notes or the other Collateral; and (d) Secured Party may declare all or any portion of the Secured Obligations to be immediately due and payable and may proceed to enforce payment of the same, to exercise any or all rights and remedies provided herein, in the other Loan Documents, and by the UCC and otherwise available at law or in equity with respect to the Collateral.

7.         Standards for Exercising Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtors acknowledge and agree that it is not commercially unreasonable for Secured Party (a) to fail to obtain third party consents for access to the Customer Notes or other Collateral to be disposed of, or to obtain or, if not

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required by other law, to fail to obtain third party consents for the collection or disposition of the Customer Notes or other Collateral to be collected or disposed of, (b) to fail to exercise collection remedies against makers obligated on the Customer Notes or other Collateral or to remove liens or encumbrances on or any adverse claims against the Customer Notes or other Collateral, (c) to exercise collection remedies against makers obligated on the Customer Notes or other Collateral directly or through the use of collection agencies and other collection specialists, (d) to advertise dispositions of Customer Notes or other Collateral through publications or media of general circulation, (e) to contact other Persons, whether or not in the same business as any Debtor, for expressions of interest in acquiring all or any portion of the Customer Notes or other Collateral, (f) to dispose of the Customer Notes or other Collateral by utilizing Internet sites that provide for the auction of assets of the same type or that have the reasonable capability of doing so, or that match buyers and sellers of such assets, (g) to dispose of assets in wholesale rather than retail markets, (h) to disclaim disposition warranties, (i) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of the Customer Notes or other Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of the Customer Notes or other Collateral or (j) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Customer Notes or other Collateral. Debtor acknowledges that the purpose of this Section 7 is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party’s exercise of remedies against the Customer Notes or other Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7. Without limitation upon the foregoing, nothing contained in this Section 7 shall be construed to grant any rights to Debtors or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 7.

8.         Foreclosure. Foreclosure on all or any part of the Collateral may be had at public or private sale or sales, disposing of such portion or portions of the Collateral at each such sale, for cash or on credit, on such terms, at such place or places, all as Secured Party in its sole and absolute discretion exercised in a commercially reasonable manner shall determine from time to time. In the case of public sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall appear three (3) times in a newspaper published in the City or County wherein the sale is to be held, the first such publication being at least ten (10) days before such sale and the last such publication being not more than three (3) days before such sale. In the case of a private sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall be mailed to Debtors at their last known address provided in or pursuant to the Lending Agreement for the giving of notices ten (10) days before such sale. The enumeration of these methods of notice shall not be deemed or construed to render unreasonable any other method of notice which would otherwise be reasonable under the circumstances. Debtors agree that Secured Party may, in connection with any such sale, specifically disclaim any warranties of title or the like with respect to all or any portion of the Customer Notes or other Collateral being sold.

9.         Application of Proceeds and Deficiency. Secured Party will apply the net proceeds of any sale or other disposition of any of the Collateral or of any other collection of any of the Collateral or any proceeds of any of the Collateral, after deducting all reasonable costs and expenses of every kind actually incurred therein or incidental to the retaking, holding, selling or the like of the Collateral or in any way related to Secured Party’s rights hereunder (including, without limitation, reasonable attorneys’ fees and expenses, court costs, bonds and other legal expenses incurred in

9

connection with the holding of the Collateral, advertisements of sale of the Collateral) to the payment, in whole or in part, of the Secured Obligations pursuant to the terms of the Lending Agreement, whether due or not due, absolute or contingent, and only after payment by Secured Party of any other amounts required by any existing or future provision of law (including Section 9-615 of the Missouri Uniform Commercial Code or any comparable statutory provision of any jurisdiction where Debtor or any of the Collateral may at the time be located) and account to Debtor for the surplus, if any. If Secured Party sells any of the Collateral on credit, unless otherwise agreed by Secured Party in writing, the Secured Obligations will be credited only with payments actually received by Secured Party from the purchaser with respect to such credit obligation; and in the event the purchaser fails to pay for the subject Collateral, Secured Party may resell the Collateral and the Secured Obligations will be credited with the proceeds received from such resale. The proceeds of any sale(s) or other disposition(s) of any of the Collateral and/or of any collection(s) of any of the Customer Notes shall be applied by Secured Party in the following order: (a) first, to the payment of all reasonable costs, expenses, liabilities and advances actually made or incurred by Secured Party and the Banks in connection with the collection and enforcement of the Secured Obligations and the sale or other realization upon the Collateral; provided, however, that nothing herein is intended to relieve Debtor of its obligation to pay such costs, expenses, liabilities and advances; (b) second, subject to the terms of the Lending Agreement, to the payment of the Secured Obligations; and (c) third, to the payment of any surplus remaining after the payment of the amounts mentioned, to Debtors or to whomsoever may be lawfully entitled thereto. Debtors shall remain liable to Secured Party and the Banks for the payment of any deficiency, with interest.

10.       Secured Party’s Obligations and Duties. Notwithstanding any provision contained in this Agreement to the contrary, Debtors shall remain liable under each contract or agreement comprised in the Customer Notes to be observed or performed by Debtors thereunder. Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Secured Party of any payment relating to any of the Customer Notes, nor shall Secured Party be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any such Customer Note, to make inquiry as to the nature or sufficiency of any payment received by Secured Party in respect of the Customer Notes or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Secured Party or to which Secured Party may be entitled at any time or times. Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Customer Notes in its possession, under Section 9-207 of the Missouri Uniform Commercial Code, shall be to deal with such Customer Notes in the same manner as Secured Party deals with similar property for its own account. Debtors hereby acknowledge and agree that Secured Party shall have no duty as to the collection or protection of the Customer Notes or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto.

11.       Amendments; Waivers; Remedies Cumulative. No delay on the part of Secured Party in the exercise of any right or remedy under this Agreement shall operate as a waiver thereof and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Each and every right and remedy granted to Secured Party under this Agreement, under the Lending Agreement and under the other Loan Documents, or at law or in equity, shall be deemed cumulative and may be exercised from time to time. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under this Agreement and no waiver whatsoever shall be valid unless in writing and signed by Secured Party and then only to the extent therein set forth. A waiver by

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Secured Party of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any future occasion. This Agreement may not be amended except by a writing duly signed by Debtors and Secured Party. The headings of the paragraphs hereof shall not be considered in the construction or interpretation of this Agreement.

12.       Irrevocable Power of Attorney. Subject to and expressly limited by the provisions of the Lending Agreement, upon the occurrence and during the continuance of an Event of Default and the expiration of any applicable cure period following notice, as required by the Lending Agreement, Debtors hereby irrevocably make, constitute and appoint Secured Party (and all persons designated by Secured Party) as the true and lawful agent and attorney-in-fact of such Debtors with full power of substitution to (i) demand payment of any Customer Note, (ii) enforce payment of any Customer Note by legal proceedings or otherwise, (iii) exercise all of Debtor’s rights and remedies with respect to proceedings brought to collect any Customer Note, (iv) sell or assign any Collateral upon such terms, for such amounts and at such time or times as Secured Party and the Banks deem advisable, (v) settle, adjust, compromise, extend or renew Customer Notes, (vi) discharge and release Customer Notes, (vii) prepare, file and sign Debtors’ name on any proof of claim in bankruptcy or other similar document against a maker of a Customer Note, (viii) notify the postal authorities of any change of the address for delivery of Debtor’s mail to an address designated by Secured Party, and open all mail addressed to Debtor for the purpose of collecting accounts and the proceeds of Customer Notes (with all other mail to be promptly returned to Debtors), (ix) take control in any manner of any item of payment or proceeds of Collateral, (x) have access to any lockbox or postal box into which Debtors’ mail is deposited, (xi) endorse Debtors’ name upon any items of payment or proceeds thereof and deposit the same in the Secured Party’s account on account of the Secured Obligations, (xii) endorse Debtors’ name upon any chattel paper, document, instrument, invoice or similar document or agreement relating to Customer Note or other Collateral, (xiii) execute in Debtors’ name and on Debtors’ behalf any financing statements and/or continuations thereof and/or amendments thereto under the Uniform Commercial Code or other applicable law in any jurisdiction where Debtors may be located, (xiv) endorse Debtors’ name on any verification of Customer Note and notices thereof to any maker thereof and (xv) do any and all things necessary and take such actions in the name and on behalf of Debtor to carry out the intent of this Agreement, including, without limitation, the grant of the security interest granted under this Agreement and to perfect and protect the security interest granted to Secured Party in respect to the Collateral and Secured Party’s rights created under this Agreement. Debtors agree that neither Secured Party, the Banks nor any of their agents, designees or attorneys-in-fact will be liable for any acts of commission or omission (other than for acts of commission or omission which constitute negligence or misconduct as determined by a court of competent jurisdiction), or for any error of judgment or mistake of fact or law in respect to the exercise of the power of attorney granted under this Section. The power of attorney granted under this Section shall be irrevocable during the term of this Agreement.

13.       Marshalling. Secured Party shall not be required to marshal any present or future Collateral security (including, without. limitation, this Agreement and the Collateral) for, or other assurances of payment of, any or all of the Secured Obligations or to resort to such Collateral security or other assurances of payment in any particular order, and all of its rights and remedies under this Agreement and in respect of such Collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent not prohibited by applicable law, Debtors hereby agree that they will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of any of Secured Party’s rights and/or remedies under this Agreement or under any other instrument

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creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent not prohibited by applicable law, Debtors hereby irrevocably waive the benefits of all such laws.

14.       Notices. Except as otherwise specified in this Agreement, the giving and receiving of any notice, request, demand, consent or other communication under this Agreement shall be in accordance with Section 13.1 of the Lending Agreement.

15.       Applicable Law and Severability. It is the intention of the parties hereto that this Agreement is entered into pursuant to the provisions of the Missouri Uniform Commercial Code, RSMO §400.9-101, et seq. (“Missouri UCC”). Any applicable provisions of the Missouri UCC, not specifically included herein, shall be deemed a part of this Agreement in the same manner as if set forth herein at length; and any provisions of this Agreement that might in any manner be in conflict with any provision of the Missouri UCC shall be deemed to be modified so as not to be inconsistent with the Missouri UCC. In all respects this Agreement and all transactions, assignments and transfers hereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the substantive laws of the State of Missouri (without reference to conflict of law principles); provided, however, that the perfection, the effect of the perfection or non-perfection and the priority of the security interests and liens created by this Agreement shall in all respects be governed, construed, applied and enforced in accordance with the substantive laws of the applicable jurisdiction. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.

16.       Successors and Assigns; Other Secured Obligations; Duration of Security Interest. This Agreement shall be binding upon Debtors and their successors and shall inure to the benefit of Secured Party and its successors and assigns for the benefit of Banks. Debtors may not assign any of their rights or delegate any of their obligations under this Agreement. This Agreement shall continue in full force and effect and the security interest and lien granted by this Agreement and all of the representations, warranties, covenants and agreements of Debtors under this Agreement and all of the terms, conditions and provisions of this Agreement relating thereto shall continue to be fully operative until such time as (a) Borrowers shall have paid or caused to be paid, or otherwise discharged, all of the Secured Obligations, (b) there shall be no remaining commitment or obligation of Banks or their successors or assigns to advance funds, make loans or extend credit to, and/or issue letters of credit for the account of, Borrowers under the Lending Agreement, any of the other Loan Documents or otherwise, and (c) the Lending Agreement shall have expired or been terminated in accordance with its terms. If claim is ever made on Secured Party or any of the Banks for repayment or recovery of any amount or amounts received by Secured Party or any of the Banks in payment or on account of any of the Secured Obligations (including payment under a guaranty or from application of any of the Collateral) and Secured Party or the Banks or any of them repay all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Secured Party or the Banks or any of them or any property of any of the foregoing or (b) any settlement or compromise of any such claim effected by Secured Party or the Banks or any of them with any such claimant (including, without limitation, Debtors), then and in each such event Debtors agree that any such judgment, decree, order, settlement or compromise shall be binding on Debtors, notwithstanding any cancellation of any note or other instrument or agreement evidencing such Secured Obligations or of this Agreement, and this Agreement shall continue to be effective or be reinstated, as the case may be, and shall secure the payment of the

12

amount so repaid or recovered to the same extent as if such amount had never originally been received by Secured Party, the Banks or any of them. This Agreement shall continue to be effective or be reinstated, as the case may be, if (a) at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by Secured Party or Banks or any of them upon the insolvency, bankruptcy or reorganization of any Debtor or otherwise, all as though such payment had not been made or (b) this Agreement is released in consideration of a payment of money or transfer of Property or assets or grant of a lien by Debtors or any other person and such payment, transfer or grant is rescinded or must otherwise be returned by Secured Party or Banks or any of them upon the insolvency, bankruptcy or reorganization of such person or otherwise, all as though such payment, transfer or grant had not been made.

17.       CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. DEBTOR HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN JACKSON COUNTY, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE WESTERN DISTRICT OF MISSOURI, AS SECURED PARTY MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. DEBTOR AUTHORIZES THE SERVICE OF PROCESS UPON DEBTOR BY REGISTERED MAIL SENT TO DEBTOR AT THE ADDRESS REFERENCED FOR THE GIVING OF NOTICE TO DEBTOR IN THE LENDING AGREEMENT. DEBTOR AND SECURED PARTY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH DEBTOR AND SECURED PARTY ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

18.       Defined Terms. All terms defined in the Missouri UCC and used in this Agreement shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Missouri UCC differently than in another Article of the Missouri UCC, then the term shall have the meaning specified in Article 9 of the Missouri UCC.

19.       Inconsistencies with the Lending Agreement. To the extent any terms hereof are inconsistent with the terms of the Lending Agreement, the terms of the Lending Agreement will control.

IN WITNESS WHEREOF, Debtor has executed this Security Agreement the day and year first above written.

IN THE EVENT ANY OF THE SECURED OBLIGATIONS ARE PAYABLE ON DEMAND, NEITHER THIS AGREEMENT NOR ANYTHING CONTAINED HEREIN SHALL BE DEEMED TO ALTER OR IMPINGE UPON THE DEMAND CHARACTER OF SUCH OBLIGATION.

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MILITARY ACCEPTANCE CORPORATION, INC.	PIONEER MILITARY LENDING OF GEORGIA, LLC

By:	By:
Name:	Name:
Title:	Title:

PIONEER FUNDING, INC.	PIONEER MILITARY LENDING OF NEVADA, LLC

By:	By:
Name:	Name:
Title:	Title:

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EXHIBIT A TO SECURITY AGREEMENT

Chief Executive Office and Additional Locations of Places of Business of Debtors

and/or Additional Locations of Customer Notes, other Collateral and Books and Records

Chief Executive Office	Other Places of Business	Other Locations of Customer Notes and Books and Records

EXHIBIT J-4

OPINION OF BORROWER'S COUNSEL

June 12, 2009

UMB Bank, N.A. 1010 Grand Boulevard Kansas City, Missouri 64106	Southwest Bank, an M&I Bank 100 South 4th Street St. Louis, Missouri 63102
First Bank 11901 Olive Blvd. Creve Coeur, Missouri 63141	Commerce Bank, N.A. 1000 Walnut, 17th Floor Kansas City, Missouri 64106
Texas Capital Bank, N.A. 2100 McKinney Avenue, Suite 900 Dallas, Texas 75201	Arvest Bank P.O. Box 55500 Oklahoma City, Oklahoma 75155
BancFirst 101 North Broadway Oklahoma City, Oklahoma 73126-0788	SolutionsBank 7401 West 135th Street Overland Park, Kansas 66223

Re:	Pioneer Financial Services, Inc. and Subsidiaries

Ladies and Gentlemen:

You have requested our opinion as special counsel to Pioneer Financial Services, Inc., a Missouri corporation (“Pioneer”), Pioneer Military Lending of Nevada, L.L.C., a Nevada limited liability company (“Nevada”), Pioneer Military Lending of Georgia, L.L.C., a Georgia limited liability company (“Georgia”), Military Acceptance Corporation, Inc., a Nevada corporation (“Acceptance”) and Pioneer Funding, Inc., a Nevada corporation (“Funding”) (Pioneer, Nevada, Georgia, Acceptance and Funding are sometimes hereinafter referred to individually as a “Borrower” and collectively as the “Borrowers”) in connection with the Secured Senior Lending Agreement dated June 12, 2009, between the Borrowers and UMB Bank, N.A., a national banking association (“UMB”), Southwest Bank, an M&I bank, organized as a Missouri banking corporation (“Southwest”), Arvest Bank, an Oklahoma banking corporation (“Arvest”), Commerce Bank, N.A., a national banking association (“Commerce”), First Bank, a Missouri banking corporation (“FBM”), Texas Capital Bank, N.A., a national banking association (“Texas”), SolutionsBank, a Kansas banking corporation (“Solutions”) and BancFirst, an Oklahoma banking corporation (“BF”) (all of UMB, Southwest, Arvest, Commerce, FBM, Texas, Solutions and BF each being hereinafter referred to individually as a “Bank” and collectively as the “Banks”) to which this letter is addressed and UMB Bank, N.A., as agent for such Banks. As such counsel, we have supervised the taking of the corporate and company proceedings necessary to authorize the execution and delivery of, and have examined executed originals or certified copies of, the instruments and documents identified in Section I below. We have examined such other instruments and records and inquired into such other factual matters and matters of law as we deem necessary or pertinent to the formulation of the opinions hereinafter expressed.

I.	DOCUMENTS REVIEWED

In rendering the opinions expressed in this letter, we have examined and relied solely upon executed (as applicable) originals or photocopies of the following documents, together with any exhibits and schedules thereto:

1.         Secured Senior Lending Agreement (the “Lending Agreement”), dated as of June 12, 2009, among the Borrowers, and UMB Bank, N.A. individually as Agent and the Banks party thereto from time to time (the “Banks”). Capitalized Terms used herein and not otherwise defined shall have the same definition as set forth in the Lending Agreement.

2.         The Notes, the Subsidiary Revolving Grid Notes, the Control Agreement and the Security Agreements, all as defined in the Lending Agreement.

3.         Articles of Incorporation and Bylaws of Pioneer, Funding, Acceptance, certified to us to be complete and correct by an officer of each Borrower.

4.         Articles of Organization and Operating Agreements of Nevada and Georgia, certified to us to be complete and correct by an officer of each Borrower.

5.         Resolutions or Unanimous Consent in Lieu of Special Meetings of the Board of Directors or Members of the Borrowers authorizing the execution of the Lending Documents.

6.         Certificates of good standing with respect to each of the Borrowers (the “Good Standing Certificates”) in its state of organization or incorporation.

The documents identified in Items 1 – 2 above are sometimes collectively referred to herein as the “Lending Documents”, and individually as a “Lending Document”, and the documents referred to in Items 3 – 6 are sometimes collectively referred to herein as the “Constituent Documents”.

II.	ASSUMPTIONS

In rendering the opinions set forth in this letter, we have relied upon and assumed, without independent investigation or inquiry, the following to be true in all cases at all relevant times:

1.         All statements, representations, and warranties to the Lending Documents, and all addenda, schedules, and exhibits thereof as applicable, are true and correct with respect to the factual matters pertaining to this opinion letter, and all statements in the certificates relating to the Lending Documents or furnished in connection the transactions contemplated by the Lending Documents, the Promissory Notes, and the Security Agreements (the “‘Transactions”), including the Officer Certificate, pertaining to this opinion letter are true and correct.

2.         All signatures are genuine, all natural persons have the legal capacity to execute and deliver the documents signed by them, all documents submitted to us as originals are authentic and all documents submitted to us as certified or photostatic copies conform to the original documents.

3.         The Lending Documents have been duly authorized, executed and delivered on behalf of the Banks and the persons signing the Lending Documents on

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behalf of each of the Banks have been duly authorized to do so by all necessary corporate and banking action. The Lending Documents create legal, valid and binding obligations of each of the Banks,

4.         Any required consent, approval or authorization of notice or declaration to, license from, or filing or registration with, any governmental authority which any party to the Lending Documents is required to obtain, give or make has been duly obtained, given or made, as appropriate, and any applicable notice or appeal period has passed. In addition, to the extent that the assignment or encumbrance of any licenses, franchises, leases, plans, specifications, operating agreements, service contracts, accounts, contract rights, general intangibles, or other contracts, claims, property rights or interests which the Lending Documents, or any of them purport to assign or encumber requires the consent of another party, such consents have been obtained,

5.         Each of the Banks (i) has been duly organized and is validly existing under the laws of the jurisdiction of its organization, (ii) has the power and authority to execute, deliver and comply with the provisions of the Lending Documents.

6.         The proceeds of all of the loans to be made pursuant to the Lending Documents (collectively, the “Loans”) (i) will be advanced to Borrower in accordance with the Lending Documents, (ii) will be used for business purposes only, and not for consumer, family or household purposes, (iii) will be used for a business purpose of the Borrowers and not for the individual benefit of any person connected with the Borrowers.

7.         All Subsidiary Revolving Grid Notes have been duly endorsed by Pioneer in blank and delivered to the Agent Bank, and the Agent Bank will take and maintain continuous possession of, among other things, the Subsidiary Revolving Grid Notes, and the Security Agreements as collateral agent on behalf of all the Banks in the ordinary course of its business and will take such action without knowledge, that the Subsidiary Revolving Grid Notes, and the Security Agreements are subject to any lien, claim or encumbrance in favor of a third party.

8.         Each of the Security Agreements has been duly executed and delivered by the Borrowers to the Agent Bank.

9.         The Security Agreements, the Control Agreement, and the Financing Statements will adequately describe the applicable Collateral, and each of the Financing Statements is in a form suitable for filing in, and have been or will be duly filed in, the office of the Secretary of State of each of the Filing States.

10.       All applicable notices to, authorizations from, filings with, and approvals of, any governmental agency or body required for the consummation of the consummation of the Transactions have been obtained or made, and are in full force and effect. All public filings delivered to or obtained by us in connection with the Transactions pertaining to this letter, including the Certificates of Good Standing and the Financing Statements, are accurate, complete and authentic (including proper indexing and filing).

11.       There is no agreement, course of dealing or performance, or usage of trade defining, altering, supplementing, amending, modifying, waiving or qualifying relationships set forth in or the terms of any of the Lending Documents.

12.       All of the parties will at all times and in all respects that are material to the opinions expressed in this letter comply with all material provisions of the Lending

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Documents, as applicable, including the provisions relating to the delivery and custodial possession of the applicable Collateral. The terms and conditions of the Transactions as reflected in the Lending Documents have not been amended, modified or supplemented, directly or indirectly, by any other agreement or understanding of the parties or waiver of any of the material provisions of the Lending Documents. The Transactions will be effected in the future in accordance with the terms of the Lending Documents.

13.       The Lending Documents accurately reflect the complete understanding of the parties with respect to the Transactions and the rights and obligations of the parties thereunder.

14.       We have assumed (i) the absence of any circumstance (such as, but not limited to, fraud in the inducement, duress, waiver, estoppel, unintentional or intentional mistake, criminal activity, or failure of consideration) extrinsic to the Lending Documents that might give rise to a defense against enforcement of the Lending Documents and (ii) that the forms of the Lending Documents executed and delivered at the closing shall be the same forms as have been provided to us.

15.       The conduct of each of the parties to the Lending Documents has complied with any requirement of good faith, fair dealing and conscionability.

16.       Each of the opinion recipients has acted in good faith and without notice of any defense against enforcement of any rights created by, or any adverse claim to any Collateral or other property transferred as a part of or contemplated by, the Lending Documents.

III.	OPINIONS

Based upon the foregoing and upon our examination of the Constituent Documents of each of the Borrowers, we are of the opinion that:

1.         Each Borrower other than Nevada and Georgia is a corporation and Nevada and Georgia are each limited liability companies, in each case duly organized and validly existing and in good standing under the laws of the state of its incorporation or organization with full and adequate corporate or company power and authority to carry on its respective business as now conducted.

2.         Each of the Borrowers has full right, power and authority to borrow pursuant to the Lending Agreement, to execute and deliver the Lending Documents executed by it and to observe and perform all the matters and things therein provided for. The execution and delivery of the Lending Documents executed by each of the Borrowers does not, nor will the observance or performance of any of the matters or things therein provided for, contravene any provision of law or of the Constituent Documents of any of the Borrowers (to the best of our actual knowledge, there being no other agreements under which any of the Borrowers is organized) or of any covenant, indenture or agreement binding upon or affecting any of the Borrowers or any of their properties or assets.

3.         The Lending Documents executed by the Borrowers have been duly authorized by all necessary corporate or company action, have been executed and delivered by the proper officers of the Borrowers and the Lending Documents constitute valid and binding agreements of the Borrowers enforceable against them in accordance with their respective terms.

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4.         No order, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body, whether local, state or federal, is or will be required in connection with the lawful execution and delivery of the Lending Documents or the observance and performance by any of the Borrowers of any of the terms thereof.

5.         To the best of our actual knowledge, there is no action, suit, proceeding or investigation at law or in equity before or by any court or public body pending or threatened against or affecting any of the Borrowers or any of their respective assets and properties which, if adversely determined, would result in any material adverse change in the properties, business, operations or financial condition of the Borrowers.

IV.	LIMITATIONS AND ADDITIONAL QUALIFICATIONS

We call your attention to the fact that we did not conduct an investigation that independently confirms the facts upon which we render the opinions expressed in this letter and, with your permission, we have relied upon the Officer Certificates with respect to certain factual matters. We also have relied upon certain certificates, assurances, representations and statements made to us by authorized representatives of the Borrowers and by public officials, in each case as to factual matters material to the opinions expressed in this letter. Without any independent investigation or verification thereof, the attorneys and employees of our firm who worked on and possessed knowledge concerning the matters set forth in this letter have no actual independent knowledge that any such facts, representations or statements are untrue. Where our opinions indicate that they are “to our knowledge” or “known to us” it shall mean that they involve only the present, conscious, and actual independent knowledge of the attorneys and employees of our firm who worked on and possessed knowledge concerning the matters set forth in this letter, without any independent investigation or verification thereof. Specifically, but without limitation, we have made no inquiries of securities holders or employees (other than obtaining representations from certain officers of the Borrowers as described herein) of the Borrowers. No inference as to our knowledge of the existence or absence of any fact should be drawn from the fact of our representation of the Borrowers. Moreover, we have not, for purposes of our opinions below, (i) searched computerized or electronic databases tier the docket or records of any court, governmental agency, regulatory body, or other filing office in any jurisdiction; or (ii) undertaken any further inquiry other than as specifically described in this letter. Nothing in this letter should be taken to imply that we have conducted a general review of our files or made any inquiry or factual investigation (beyond the examination of documents specifically referred to herein) relating to the Borrowers or that any other lawyers in this firm have been consulted with respect to their knowledge regarding any matter referred to herein.

The opinions and statements expressed in this letter are subject to the following further qualifications, exceptions, and limitations:

1.         We have not made any investigation of the title to any assets of any of the Borrowers (and to the extent required for the opinions expressed in this letter, we have assumed that each of the Borrowers, as applicable, has good and marketable title to the Collateral), and we render no opinion with respect thereto.

2.         We have not made any investigation of the filing or priority of the Financing Statements, and we render no opinion with respect thereto.

3.         Our opinions are based upon the laws of the State of Missouri, and we express no opinion as to the law, or as to any matter that may be governed by the law, of any jurisdiction other than the State of Missouri. Federal law may limit the choice of

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Missouri law as the law governing the instruments referred to in this opinion letter to the extent that it preempts Missouri law. To the extent that the laws of any other jurisdiction apply, we express no opinion and we assume that the Lending Documents are valid, legally binding and enforceable under the laws of such other jurisdiction.

4.         We express no opinion regarding federal or state securities laws, including the treatment of the Transactions under the securities laws or regulations of the United States, the State of Missouri, or any other state.

5.         The legality, validity and binding effect of the Lending Documents or other documents or instruments referred to in this opinion letter may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, equitable subordination, receivership, arrangement, fraudulent transfers, moratorium or redemption, by other laws relating to or affecting generally the enforcement of creditors’ rights or the collection of debtors’ obligations, or by the valid exercise of the sovereign powers of the United States, the State of Missouri, or any other governmental entity.

6.         The legality, validity and binding effect of any of the Lending Documents or other documents or instruments referred to in this opinion letter, including the enforceability of any and all rights of acceleration and rights of payment on demand contained therein, are subject to and may be affected by general principles of equity (regardless of whether enforcement is sought in proceedings in equity or at law), including the inherent authority of a court of equity to deny enforcement of any provision thereof on equitable grounds.

7.         The enforceability of any of the Lending Documents or other documents or instrument referred to in this opinion letter may be further limited by (i) statutes or public policy limiting a persons right to waive the benefits of statutory provisions or common law rights; (ii) the unenforceability under certain circumstances of provisions in the Lending Documents to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of the right or remedy; or (iii) a court’s refusal to enforce, or limit the application of a contract or any clause of a contract which the court finds to have been unconscionable, result in a breach of the peace or otherwise be contrary to public policy, at the time it was made or at the time of enforcement.

8.         The enforceability of the Lending Documents may be subject to an implied covenant of good faith and fair dealing and is subject to standards of commercial reasonableness and statutes and judicial decisions affecting the enforcement of contracts generally.

9.         Any provision of the Lending Documents requiring that waivers must be in writing may not be binding or unenforceable if a non-executory oral agreement has been created, modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

10.       We express no opinion as to the enforceability of any provision in the Lending Documents that purports to (i) establish evidentiary standards or to make determinations conclusive, (ii) provide for liquidated damages, an increased rate of interest or any other charge upon a default; (iii) waive the right to notice of acceleration of any debt or of the sale of any Collateral; (iv) authorize forcible entry on any property encumbered by the Lending Documents or Financing Statements, or other self-help remedies for default; (v) provide for the payment of a yield maintenance, prepayment consideration or any penalty upon a prepayment of’ a Loan, whether by acceleration,

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realization upon the Collateral, voluntary prepayment or otherwise; (vi) provide for repayment of any interest charge in excess of usury limitations; (vii) purport to appoint one or more attorneys-in-fact for a Borrower; (viii) select a forum or manner of adjudication or resolution of disputes or bind a Borrower to submit to the jurisdiction of any court; (ix) waive a Borrower’s right to trial by jury; or (x) disclaim any liability of the Banks to third parties. We express no opinion with respect to the availability of the remedy of specific performance or other remedies requiring the exercise of judicial discretion.

11.       Certain provisions of the Lending Documents referred to in this opinion may be invalid, in whole or in part, but the inclusion of such provisions does not affect the overall validity of the Lending Documents.

12.       The perfection of any security interest in proceeds is limited to the extent set forth in Section 9-315 of the Uniform Commercial Code (“UCC”).

13.       We call to your attention that the security interest of the Agent Bank and the Banks in any of the Collateral that constitutes a loan to a Subsidiary or to an obligor of a Subsidiary may he subject to (i) the rights of such Subsidiaries or obligors, as applicable, with respect to such loans, (ii) claims and defenses of such Subsidiaries or obligors, as applicable, and (iii) the terms of agreements with such Subsidiaries or obligors, as applicable.

14.       We express no opinion as to any actions that may be required to be taken periodically under the UCC or other applicable law in order for the effectiveness of the Financing Statements, or the validity or perfection of any security interest in any of the Collateral, to be maintained.

15.       We express no opinion as to the priority of any security interest with respect to any other liens, encumbrances or other interests of any kind in any Collateral, including with respect to (i) liens for the payment of federal, state or local taxes or charges which are given priority by operation of law, including under Sections 6321 and 6323(c)(2) and (d) of the Internal Revenue Code; (ii) claims of the United States of America under the federal priority statutes (31 U.S.C. Section 3713 et seq.); (iii) liens in favor of the United States of America, any state or local governmental authority or any agency or instrumentality thereof; including, without limitation, liens arising under Title IV of ERISA, which are given priority by operation of law; (iv) liens of a collecting bank under Section 4-210 of the UCC; (v) the rights of a “lien creditor” as defined in Section 9-102(52) of the UCC which is entitled to priority under Section 9-323(b) of the UCC; (vi) security interests in respect of proceeds of the Collateral; (vii) the rights of a “purchaser” of instruments, documents, and securities who is entitled to priority under Section 9-331 of the UCC; (viii) any other liens, claims or other interests that arise by operation of law and do not require any filing or possession in order to take priority over security interests perfected through the filing of a financing statement or the possession of collateral; (ix) a security interest which was perfected automatically upon attachment pursuant to Section 9-309 of the UCC prior to the perfection of the Banks’ security interest in the Collateral under the Lending Documents; (x) a security interest temporarily perfected without filing or possession under Section 9-312(e), (f) or (g) of the UCC; (xi) a security interest in deposit accounts, electronic chattel paper, investment property or letter of credit rights which is perfected by control under Section 9-314 of the UCC; and (xii) the rights any entity or person to whom any of the Collateral has been released or

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reassigned or in whose favor the security interest of any of the Banks has been subordinated.

16.       We note that a security interest in the Promissory Notes and the Security Agreements may be perfected either by taking possession of those items or by the Financing Statements filings contemplated in connection with the Transactions. We note further that, with respect to perfection by possession, the local law of the jurisdiction where the Promissory Notes, or the Security Agreements, as applicable, are located will govern (i) the perfection, the effect of perfection or nonperfection, and the priority of a possessory security interest in such property and (ii) the effect of perfection or nonperfection and the priority of a nonpossessory security interest in such property. Finally, we note that perfection of such a security interest by possession will take priority over any competing security interest in the same collateral that is perfected only by the filing of a UCC financing statement in the proper recording office of the state in which the applicable debtor is “located” under the UCC.

17.       We note specifically that Section 552 of the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by such debtor before the commencement of the case.

This letter is rendered only to and for the benefit of the Banks that are the addressees of this letter and only for use by them in connection with the Transactions. This letter is not to be quoted in whole or in part or otherwise referred to, furnished, used, reproduced, distributed or disclosed (except to parties involved in the Transactions and their attorneys in the closing set related to the Transactions and except that any of the Banks may provide copies of this letter to its auditors and to regulatory authorities in connection with regulatory examinations), nor is it to be filed with any governmental agency or any other person without, in each instance, the prior written consent of this law firm. We express no opinion as to any matter other than as expressly set forth in this letter, and no other opinion is intended to be implied nor may be inferred. We have conducted no investigation or review of the business of the Banks or the Borrowers except as specifically described in this letter. The information and opinions set forth in this letter are based on actual matters of which we are aware as of the date of this letter and the applicable laws, regulations, rules and judicial decisions in effect as of the date of this letter. We undertake no obligation or responsibility to update or supplement this letter in response to, or to make you aware of, factual changes or events occurring or coming to our attention after the date of this letter, or any changes to the applicable body of laws, regulations, rules and judicial decisions occurring after the date of this letter, in any case notwithstanding that such changes or events may effect the views, beliefs or opinions expressed in this letter.

Respectfully submitted,

SONNENSCHEIN NATH & ROSENTHAL, LLP

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CERTIFICATE REGARDING OPINION

This Certificate (the “Opinion Certificate”) is furnished to Sonnenschein Nath & Rosenthal LLP (the “Law Firm”) by the undersigned Pioneer Financial Services, Inc., a Missouri corporation (“Pioneer”), Pioneer Military Lending of Nevada, L.L.C., a Nevada limited liability company (“Nevada”), Pioneer Military Lending of Georgia, L.L.C., a Georgia limited liability company (“Georgia”), Military Acceptance Corporation, Inc., a Nevada corporation (“Acceptance”) and Pioneer Funding, Inc., a Nevada corporation (“Funding”) (Pioneer, Nevada, Georgia, Acceptance and Funding are sometimes hereinafter referred to individually as a “Borrower” and collectively as the “Borrowers”) in connection with the Law Firm’s opinion dated June 12, 2009 (the “Opinion Letter”) as counsel for Borrowers addressed to UMB Bank, N.A., a national banking association (“UMB”), Southwest Bank, an M&I bank, organized as a Missouri banking corporation (“Southwest”), Arvest Bank, an Oklahoma banking corporation (“Arvest”), Commerce Bank, N.A., a national banking association (“Commerce”), First Bank, a Missouri banking corporation (“FBM”), Texas Capital Bank, N.A., a national banking association (“Texas”), SolutionsBank, a Kansas banking corporation (“Solutions”) and BancFirst, an Oklahoma banking corporation (“BF”), all of UMB, Southwest, Arvest, Commerce, FBM, Texas, Solutions and BF each being hereinafter referred to individually as a “Bank” and collectively as the “Banks” in connection with the transactions (the “Transactions”) contemplated by certain Secured Senior Lending Agreement dated June 12, 2009 by and between the Borrowers and the Banks (as so amended, the “Lending Agreement”) and pursuant to certain other Lending Documents, as defined in the Opinion Letter (“Lending Documents”).

Each Borrower and each of the undersigned officer(s) of Borrower(s), hereby certifies, represents and warrants to the Law Firm as follows:

All matters of fact or existence of conditions referred to in the Opinion Letter of the Law Firm and all such matters upon which such opinions contained in the Opinion Letter are based, are true and correct as of the date hereof. The undersigned representatives of the Borrowers have reviewed the Lending Agreement, the other Lending Documents and the Opinion Letter to which this Certificate is attached and each has had an opportunity to ask questions of, and receive answers from, the Law Firm concerning the content of the Lending Agreement, the other Lending Documents and the Opinion Letter.

The execution and delivery by Borrowers of the Lending Agreement and other Lending Documents has been duly authorized by the Board of Directors of each of the Borrowers and the performance of the Borrowers’ obligations thereunder will not conflict with or result in a breach of the provisions of any agreement to which any Borrower is a party. The Lending Agreement and each of the Lending Documents has been duly executed and delivered by the Borrowers.

Except as specifically disclosed on Schedule A hereto or in the Lending Agreement and other Lending Documents: (a) no judgments are outstanding against the Borrowers (b) there is not now pending or threatened any litigation, contested claim or governmental or regulatory proceeding by or against the Borrowers, (c) the Borrowers are not in default with respect to any order, writ, injunction or decree of any court or under any law, order, regulation or demand of any governmental or regulatory body, instrumentality, authority, agency or official, a default

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under which could reasonably be expected to have a Material Adverse Effect (as defined in the Lending Agreement), and (d) there are no defaults by any Borrowers under any contract, lease, agreement, document, instrument or commitment to which such Person is a party or by which such Person is bound, a default under which could reasonably be expected to have a Material Adverse Effect.

Except as specifically disclosed on Schedule A hereto or in the Lending Agreement and other Lending Documents, Borrower has obtained all necessary federal, state and local governmental approvals, licenses and permits necessary, if any, to comply with any conditions to the Closing of the Transactions described in the Lending Agreement or Lending Documents.

The execution, delivery and performance by the Borrowers of the Lending Documents do not violate any order, writ, judgment, injunction, decree, determination or award presently in effect which affects or binds the Borrowers or any Property or assets of the Borrowers nor do they conflict with, or result in the breach of, or constitute a default under, any other indenture, mortgage, deed of trust, lease, contract, agreement, document or instrument to which any of the Borrowers, is a party or by which any of the Borrowers is bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Property or assets of any of the Borrowers thereunder (other than in favor of the Banks under the Lending Documents).

All representations, warranties, covenants and agreements of the Borrowers contained in or given in connection with the Lending Agreement and other Lending Documents are true and correct.

No order, consent, permit or approval of any state, federal or other governmental or regulatory agency authority applicable to Borrowers described in the Lending Agreement or the other Lending Documents is required on the part of the Borrowers for the execution and delivery of, and performance of its obligations under, the Lending Agreement and other Lending Documents, except for such as have already been obtained.

The undersigned has delivered this Certificate to the Law Firm to induce the Law Firm to issue its Opinion Letter in connection with the Transactions. The undersigned acknowledges and agrees that this Certificate is being materially relied upon by the Law Firm in issuing such Opinion Letter and that the Opinion Letter would not be delivered by the Law Firm without this Certificate.

Attached to this Opinion Certificate are Certified Board of Directors Resolutions for each of the Borrowers (the “Authorizing Certificate”). The person(s) whose names are set forth on the Authorizing Certificate, including the person(s) executing this Opinion Certificate, are duly elected, qualified and acting officers of the Borrowers, each holding on the date hereof the office(s) set forth opposite his or her name. The resolutions of the Board of Directors of the Borrower contained in the Authorizing Certificates (the “Resolutions”) were duly adopted. The person(s) authorized in such Resolutions are authorized to execute and deliver this Certificate and the Lending Agreement and all other Lending Documents on behalf of the Borrowers and all other documents required in connection with the execution, delivery and performance of the Lending Agreement and other Lending Documents.

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IN WITNESS WHEREOF, each of the undersigned has executed this Certificate Regarding Opinion effective as of the date of the Opinion Letter.

BORROWERS:

Pioneer Financial Services, Inc., a Missouri corporation	Military Acceptance Corporation, Inc., a Nevada corporation

By:	By:
Name:	Name:
Title:	Title:

Pioneer Military Lending of Nevada, LLC, a Nevada limited liability company	Pioneer Funding, Inc., a Nevada corporation

By:	By:
Name:	Name:
Title:	Title:

Pioneer Military Lending of Georgia, LLC, a Georgia limited liability company

By:
Name:
Title:

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SCHEDULE A TO CERTIFICATE REGARDING OPINION

DISCLOSURES BY PIONEER FINANCIAL SERVICES, INC.,

AND ITS SUBSIDIARIES

None.

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EXHIBIT K

SECURED SINGLE PAY TERM NOTE

PIONEER FINANCIAL SERVICES, INC.

AND CERTAIN SUBSIDIARIES

SENIOR NOTE

$ __________________________ and interest	___________________, __________

FOR VALUE RECEIVED, each of the undersigned, promise to pay to ____________________________ (herein the “Bank”), or order, on the Single Pay Term Note Expiry Date (“Expiry Date”) shown in the Credit Facility Letter described below, the principal amount of ___________________________________________ ($________________) or such lesser aggregate amount of advances as have been made by Bank pursuant to the Credit Facility Letter described below and which remain outstanding, which amount shall be due and payable in lawful money of the United States of America in immediately available funds on the Expiry Date. Each of the undersigned further promise to pay interest and principal when due, to the Bank at the Bank’s office located at _______________________ or such other office of the Bank as the Bank may direct in writing.

Each of the undersigned further promise to pay interest on the unpaid principal balance from the date hereof until paid in full at the rates and at the times as follows:

An advance will bear interest __________________________, as determined by the Bank, in its sole discretion for fixed periods selected by the undersigned (but not to extend beyond the Expiry Date). Interest is payable monthly in arrears on the tenth day of each month, or on the date of any payment or part payment of any advance. Any amount which is not paid when due hereunder shall bear interest until paid in full at the Bank’s prime rate of interest plus two percent per annum.

Interest hereunder shall be computed on the basis of days elapsed and assuming a 360-day year.

Unless otherwise defined herein, all terms defined or referenced in that certain Secured Senior Lending Agreement dated as of June 12, 2009 (the “Lending Agreement”) among each of the undersigned, the Banks, and certain other financial institutions, will have the same meanings herein as therein.

This Note is a “Note” referred to in the “Credit Facility Letter” dated ___________, _______, and is one of the Single Pay Term Notes referred to in the Lending Agreement among each of the undersigned, the Bank, and certain other financial institutions reference to which is hereby made for a complete statement of all terms and conditions applicable to this Note which are hereby incorporated by reference.

The makers, endorsers, sureties and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party’s liability hereunder.

EXPIRY DATE:__________	PIONEER FINANCIAL SERVICES, INC.

a Missouri Corporation

By:
Name:
Title:
4700 Belleview, Suite 300
Kansas City, MO 64112
Tax Identification No. 44-0607504

Note No. ________

PIONEER MILITARY LENDING OF NEVADA, LLC, a Nevada Limited Liability Company	PIONEER MILITARY LENDING OF GEORGIA, LLC, a Georgia Limited Liability Company

By:	By:
Name:	Name:
Title:	Title:

PIONEER FUNDING, INC., a Nevada Corporation	MILITARY ACCEPTANCE CORPORATION, INC., a Nevada Corporation

By:	By:
Name:	Name:
Title:	Title:

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EXHIBIT L

PIONEER FINANCIAL SERVICES SUBSIDIARY LISTING

(OPERATING SUBSIDIARIES)

AS OF THE EFFECTIVE DATE

Pioneer Military Lending of Nevada, LLC

Pioneer Military Lending of Georgia, LLC

Military Acceptance Corporation, Inc.

Pioneer Funding, Inc.

Pioneer Military Insurance Company

Pioneer Sales Services GMBH

Armed Services Benefits

EXHIBIT M

SECURED SUBSIDIARY REVOLVING GRID NOTE

$______________________ and Interest	June 12, 2009

PAYMENTS, DISBURSEMENTS AND INTEREST

FOR VALUE RECEIVED, the undersigned “Maker” promises to pay to the order of Pioneer Financial Services, Inc., a Missouri corporation, (hereinafter called “Lender”), at its main office, ON DEMAND, the principal sum of _______________________________ or such other lesser amount as shall be noted on the Schedule of Disbursements and Payments of Principal included herein or attached hereto pursuant to the authority set forth herein, together with interest on the unpaid principal balance hereof from time to time outstanding from date(s) of disbursement(s) until paid, at the rate of nine percent per annum with all interest calculated and payable monthly in arrears, based on the month-end balance. Unless Lender, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder. This note shall bear interest after maturity, whether by reason of acceleration or otherwise, at a rate of interest equal to two percent (2%) in excess of the rate stated above until paid in full, and such interest shall be compounded annually if not paid annually. Any part of the outstanding principal balance hereof may be paid prior to maturity and if less than the full amount due hereunder is paid, the undersigned may from time to time until maturity receive, but the Lender has no commitment to make, further disbursements hereunder; provided, however, the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount of this Note; and provided further, that each and every disbursement made under this Subsidiary Revolving Grid Note shall be at the Lender’s sole discretion. In the event the undersigned pays any part of the principal balance hereof prior to maturity or, in accordance with the terms hereof, receives any additional disbursements of principal hereunder, the principal amount due hereunder shall presumptively be the last amount stated to be the Unpaid Principal Balance of Note on the Schedule of Disbursements and Payments of Principal, and the undersigned hereby authorize(s) the Lender to make notations on the Schedule of Disbursements and Payments of Principal (or Lender’s computer-generated grid) from time to time to evidence payments and disbursements hereunder.

COLLATERAL

The term “Collateral” as used herein includes (but without limitation) all of the property listed below now owned and hereafter acquired, all proceeds and products thereof, and all accessions thereto.

Description of Collateral: All cash, deposit accounts, notes receivable (whether in paper or electronic form), accounts, accounts receivable, instruments, payment intangibles, intellectual property, equipment, reserve for loss and dealer reserve for loss.

GRANT OF SECURITY INTEREST

The Maker hereby grants to Lender a security interest in the Collateral and pledges and assigns the Collateral to Lender for the payment of all amounts due under this Note, and all renewals and extensions thereof, and for the payment of all other present and future obligations to the holder, direct or contingent, secured or unsecured, whether or not due, of Maker (all of which amounts and obligations are hereinafter referred to as “Secured Obligations”), and Lender may accordingly retain the Collateral or any part thereof as security after the payment of all amounts due under this Note. The Maker agrees to give to Lender upon Lender’s request, from time to time, such other and further security as Lender, in its sole discretion, may deem necessary or appropriate, such additional security to become “Collateral” under the provisions hereof.

RIGHTS RESPECTING COLLATERAL

After maturity, the holder may (1) transfer all or any part of the Collateral into the name of the holder hereof or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder; (2) notify the parties obligated on any of the Collateral to make payment to the holder hereof of any amounts due or to become due thereunder; (3) enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness secured thereby; (4) take control of any proceeds of the Collateral; (5) endorse any Collateral in the name of Maker whenever, in the opinion of the holder, such endorsement may facilitate the handling of, or realization upon, the Collateral, and an irrevocable power of attorney therefor is hereby granted to the holder hereof; however, any such action must comply fully with the Lending Agreement described below executed by Lender if holder is other than Lender.

The Maker hereby agrees to take any and all steps necessary to preserve any rights in the Collateral against prior parties except lenders party to the Lending Agreement described below and the holder hereof shall not be bound to take any such steps. Notwithstanding any other provisions herein, the Maker shall not give, transfer, sell, encumber or otherwise dispose of any of the Collateral, or any interest therein, without Lender’s advance written consent.

ACCELERATION AND EVENTS OF DEFAULT

Without limitation on the ON DEMAND maturity of this Note, the holder may, without demand or notice of any kind, declare this Note and any other of the Secured Obligations immediately due and payable in full at any time that the holder deems itself insecure for any reason whatsoever in respect of any Secured Obligation. Upon the occurrence of any of the following events of default: (1) failure of Maker to pay or perform any other obligation of the Maker; (2) dissolution of, or termination of existence of the Maker; (3) the failure of the Maker to pay debts as they mature; (4) appointment of a receiver of or for any part of the property of the Maker, an assignment for the benefit of creditors by the Maker; or the commencement of any proceedings under bankruptcy or insolvency laws by or against the Maker then this Note and all other obligations of the Maker to the holder hereof shall immediately become due and payable in full without notice or demand; provided, however, that all such actions must be in accordance with the Secured Senior Lending Agreement dated as of June 12, 2009, among Lender and certain Banks therein listed (the “Lending Agreement”) if holder is other than Lender.

MISSOURI LAW

The interpretation of this instrument and the rights and remedies of the parties hereto shall be governed by the laws of the State of Missouri.

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COLLECTION EXPENSES

To the extent permitted by applicable law, the undersigned agrees to pay all expenses of the holder in collecting this Note and enforcing rights respecting and realizing upon any of the Collateral, including reasonable attorneys’ fees.

NO WAIVERS

Any failure by the holder hereof to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter.

HEADINGS

All headings or titles appearing in this Note are used as a matter of convenience only and shall not affect the interpretation of the provisions hereof.

ASSIGNMENT

Lender may assign this Note together with all Collateral and all rights hereunder without notice to or consent of the undersigned.

Dated: June 12, 2009

By:
Name:
Title:

Pioneer Financial Services, Inc. hereby assigns all of its right, title and interest in the above Note to UMB Bank, N.A., as Agent for the Banks which are parties to the above-described Lending Agreement as collateral security for payment of all Senior Debt outstanding under such Lending Agreement.

PIONEER FINANCIAL SERVICES, INC.

Dated: June 12, 2009	By:
Name:
Title:

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EXHIBIT N

PIONEER UCC

See attached

EXHIBIT O

SUBSIDIARY UCCS

See attached

EXHIBIT P

SUBORDINATION AGREEMENT

This Subordination Agreement (the “Agreement”), dated as of June 12, 2009, is made by MidCountry Financial Corp., a Georgia corporation (the “Subordinated Creditor”), for the benefit of UMB Bank, N.A. and other lenders (the “Banks”) which are parties to that certain Secured Senior Lending Agreement, dated as of June 12, 2009, including all future amendments thereto, if any (the “Lending Agreement”), between the Banks and Pioneer Financial Services, Inc., a Missouri corporation and certain of its Subsidiaries (the “Borrowers”).

The Borrowers are now and hereafter may be indebted to the Banks on account of loans or the other extensions of credit or financial accommodations from the Banks to the Borrowers.

The Subordinated Creditor has made or may make loans or grant other financial accommodations to one or more of the Borrowers.

As a condition to making any loan or extension of credit to the Borrowers, the Banks have required that the Subordinated Creditor subordinate the payment of the Subordinated Creditor’s loans and other financial accommodations to the payment of any and all indebtedness of the Borrowers to the Banks outstanding at any time under the Lending Agreement. Assisting the Borrowers in obtaining credit accommodations from the Banks and subordinating its interests pursuant to the terms of this Agreement are in the Subordinated Creditor’s best interests.

ACCORDINGLY, in consideration of the loans and other financial accommodations that have been made and may hereafter be made by the Banks for the benefit of the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditor hereby agrees as follows:

1.         Definitions. As used herein, the following terms have the meanings set forth below:

“Borrower Default” means a default or Event of Default as defined in the Lending Agreement, any Loan Documents (as defined in the Lending Agreement) or any instrument evidencing, governing, or issued in connection with the Senior Debt, under or pursuant to the Lending Agreement, as the same may hereafter be amended or supplemented from time to time.

“Collateral” means all collateral now or hereafter securing payment of the Senior Debt, including all proceeds thereof.

“Lien” means any security interest, pledge, lien, charge, encumbrance or analogous instrument or device, in, of or on any assets or properties of a person or entity, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Senior Debt” means each and every debt, liability and obligation of every type and description which the Borrowers may now or at any time hereafter owe to the Banks under or pursuant to the Lending Agreement, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy insolvency or reorganization of the Borrowers, whether or not allowed in such proceeding or other action), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.

“Subordinated Indebtedness” means all obligations arising under the Subordinated Note and each and every other debt, liability and obligation of every type and description which any of the Borrowers may now or at any time hereafter owe to the Subordinated Creditor, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

“Subordinated Note” means the Promissory Note of ___________________, in the form of Exhibit A attached hereto dated as of ___________________, 2009, payable to the order of the Subordinated Creditor in the original principal amount of $__________, together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefor.

2.         Subordination. The payment of all of the Subordinated Indebtedness is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the payment in full of the Senior Debt; and regardless of any priority otherwise available to the Subordinated Creditor by law or by agreement, the Banks shall hold a first priority Lien in the Collateral, and any Lien claimed therein by the Subordinated Creditor shall be and remain fully subordinate for all purposes to the Lien of the Banks therein for all purposes whatsoever. The Subordinated Indebtedness shall continue to be subordinated to the Senior Debt even if the Senior Debt is subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law. The Subordinated Creditor agrees that promptly upon the written request of the Banks, it will take such other action as may be reasonably requested by the Banks to protect the rights of the Banks under this Agreement or effectuate the subordination provided herein, and the Subordinated Indebtedness will not at any time be secured by any lien or security interest on property of the Borrowers.

3.         Payments. Until all of the Senior Debt has been paid in full and the Banks have released their Lien in the Collateral, the Subordinated Creditor shall not, without the Banks’ prior written consent, demand, receive or accept any payment (whether of principal, interest or otherwise) from the Borrowers in respect of the Subordinated Indebtedness, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness; provided, however, so long as an Event of Default has not occurred and is continuing under the Lending Agreement the Borrowers may make regularly scheduled payments of interest on the Subordinated Indebtedness.

4.         Receipt of Prohibited Payments. If the Subordinated Creditor receives any payment on the Subordinated Indebtedness that the Subordinated Creditor is not entitled to receive under the provisions of this Agreement, the Subordinated Creditor will hold the amount so received in trust for the Banks and will forthwith turn over such payment to the Banks in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to then-existing Senior Debt (whether or not due), in such manner of application as

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the Banks may deem appropriate. If the Subordinated Creditor exercises any right of setoff which the Subordinated Creditor is not permitted to exercise under the provisions of this Agreement, the Subordinated Creditor will promptly pay over to the Banks, in immediately available funds, an amount equal to the amount of the claims or obligations offset. If the Subordinated Creditor fails to make any endorsement required under this Agreement, UMB Bank, N.A., acting as Agent on behalf of the Banks, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Subordinated Creditor to make such endorsement in the Subordinated Creditor’s name.

5.         Action on Subordinated Indebtedness. The Subordinated Creditor will not commence any action or proceeding against the Borrowers to recover all or any part of the Subordinated Indebtedness, or join with any creditor (unless the Banks shall so join) in bringing any proceeding against any Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or take possession of, sell, or dispose of any Collateral, or exercise or enforce any right or remedy available to the Subordinated Creditor with respect to any such Collateral, unless and until the Senior Debt has been paid in full and the Banks have released their Lien in the Collateral.

6.	Action Concerning Collateral.

(a)       Notwithstanding any Lien now held or hereafter acquired by the Subordinated Creditor, the Banks may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to them with respect to the Borrowers or the Collateral, all without notice to or consent of the Subordinated Creditor except as specifically required by applicable law. This Section 6(a) does not and is not intended to authorize the Subordinated Creditor to hold any Lien on all or any part of the Collateral.

(b)       The Banks shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall the Banks be deemed the Subordinated Creditor’s agent with respect to the Collateral. All proceeds received by the Banks with respect to any Collateral may be applied, first, to pay or reimburse the Banks for all costs and expenses (including reasonable attorneys’ fees) incurred by the Banks in connection with the collection of such proceeds, and, second, to any Senior Debt secured by the Banks’ Lien in that Collateral, in any order that it may choose.

7.         Bankruptcy and Insolvency. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of any Borrower, dissolution, liquidation or any other marshalling of the assets or liabilities of any Borrower, the Subordinated Creditor will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of such Borrower in respect of the Subordinated Indebtedness and will hold in trust for the Banks and promptly pay over to the Banks in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to the then-existing Senior Debt, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness,

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unless and until the Senior Debt has been paid in full and the Banks’ Lien in the Collateral has been terminated. If the Subordinated Creditor shall fail to take any such action, UMB Bank, N.A., acting as Agent on behalf of the Banks, as attorney-in-fact for the Subordinated Creditor, may take such action on the Subordinated Creditor’s behalf. The Subordinated Creditor hereby irrevocably appoints UMB Bank, N.A., acting as Agent on behalf of the Banks, as the attorney-in-fact for the Subordinated Creditor (which appointment is coupled with an interest) with the power, but not the duty, to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, to vote claims comprising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension and to take such other action in the Banks’ own names or in the name of the Subordinated Creditor as UMB Bank, N.A., acting as Agent on behalf of the Banks, may deem necessary or advisable for the enforcement of the agreements contained herein; and the Subordinated Creditor will execute and deliver to UMB Bank, N.A. such other and further powers-of-attorney or instruments as UMB Bank, N.A. may reasonably request in order to accomplish the foregoing. If the Banks desire to permit the use of cash collateral or to provide post-petition financing to the Borrowers, the Subordinated Creditor shall not object to the same or assert that its interests are not being adequately protected.

8.         Restrictive Legend; Transfer of Subordinated Indebtedness. The Subordinated Creditor will cause the Subordinated Note and all other notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness or any part thereof to contain a specific statement thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement, and the Subordinated Creditor will mark its books conspicuously to evidence the subordination effected hereby. Attached hereto is a true and correct copy of the Subordinated Note bearing such legend. The Subordinated Creditor is the lawful holder of the Subordinated Note and has not transferred any interest therein to any other person. Without the prior written consent of the Banks, the Subordinated Creditor will not assign, transfer or pledge to any other person any of the Subordinated Indebtedness or agree to a discharge or forgiveness of the same.

9.         Continuing Effect. This Agreement shall constitute a continuing agreement of subordination, and the Banks may, without notice to or consent by the Subordinated Creditor, modify any term of the Senior Debt in reliance upon this Agreement. Without limiting the generality of the foregoing, the Banks may, at any time and from time to time, without the consent of or notice to the Subordinated Creditor and without incurring responsibility to the Subordinated Creditor or impairing or releasing any of the Banks’ rights or any of the Subordinated Creditor’s obligations hereunder:

(a)	increase or decrease the principal amount of the Senior Debt;

(b)       change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Senior Debt or any instrument evidencing the same in any manner;

(c)       sell, exchange, release or otherwise deal with any property at any time securing payment of the Senior Debt or any part thereof;

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(d)       release anyone liable in any manner for the payment or collection of the Senior Debt or any part thereof;

(e)       exercise or refrain from exercising any right against the Borrowers or any other person (including the Subordinated Creditor); and

(f)        apply any sums received by the Banks, by whomsoever paid and however realized, to the Senior Debt in such manner as the Banks shall deem appropriate.

The Subordinated Creditor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the Banks’ remedies permitted by applicable law or agreement.

10.       No Commitment. None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Banks to make any future loans or other extensions of credit or financial accommodations to the Borrowers.

11.       Notice. All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below:

If to the Banks:
UMB Bank, N.A.
1010 Grand Boulevard
Kansas City, Missouri 64106
	Telecopier:	(816) 860-7143
	Attention:	Douglas F. Page Executive Vice President

If to the Subordinated Creditor:
MidCountry Financial Corp
201 Second Street, Suite 950
Macon, Georgia 31201
	Telecopier:	(478) 746-8005
	Attention:	Robert F. Hatcher President and Chief Executive Officer

or at such other address as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (a) the date received if delivered personally, (b) three (3) days after the date of posting if delivered by mail, or (c) the date of transmission if delivered by confirmed telecopy.

12.       Conflict in Agreements. If the subordination provisions of any instrument evidencing Subordinated Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Banks and the Subordinated Creditor.

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13.       No Waiver. No waiver shall be deemed to be made by the Banks of any of their rights hereunder unless the same shall be in writing signed on behalf of the Banks, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Banks or the obligations of the Subordinated Creditor to the Banks in any other respect at any time.

14.       Binding Effect; Acceptance. This Agreement shall be binding upon the Subordinated Creditor and the Subordinated Creditor’s legal representatives, successors and assigns and shall inure to the benefit of the Banks and their participants, successors and assigns irrespective of whether this or any similar agreement is executed by any other Subordinated Creditor of the Borrowers. Notice of acceptance by the Banks of this Agreement or of reliance by the Banks upon this Agreement is hereby waived by the Subordinated Creditor.

15.       Counterparts. This Agreement may be executed in one or more counterparts each of which when taken together shall constitute but one agreement.

16.       Facsimile Signatures. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

17.       Agent for Banks. The Subordinated Creditor hereby acknowledges and agrees that UMB Bank, N.A., or its successor, if any, as Agent for the Banks under the Lending Agreement, may act in all respects on behalf of any and all Banks at any time party to the Lending Agreement in connection with, concerning or with respect to any matter involving or pertaining to this Agreement.

18.       Miscellaneous. The paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

19.       Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Missouri. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Missouri in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement may be venued in either the state or federal courts located in the City of Kansas City and County of Jackson, Missouri.

20.       Jury Trial Waiver. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

21.       Inconsistencies with the Lending Agreement. To the extent any terms hereof are inconsistent with the terms of the Lending Agreement, the terms of the Lending Agreement will control.

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IN WITNESS WHEREOF, the Subordinated Creditor has executed this Agreement as of the date and year first above-written.

MIDCOUNTRY FINANCIAL CORP., a Georgia corporation

By:
		Name:	Robert F. Hatcher
		Title:	Chief Executive Officer
Accepted:

UMB BANK, N.A., individually and on behalf of all Banks which are parties to the Lending Agreement

By:
Name:	Douglas F. Page
Title:	Executive Vice President

Dated:	June 12, 2009

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ACKNOWLEDGMENT BY BORROWERS

The undersigned, being the Borrowers referred to in the foregoing Subordination Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agree to all of the terms and provisions thereof, (iii) agree to and with the Banks that it shall make no payment on the Subordinated Indebtedness that the Subordinated Creditor would not be entitled to receive under the provisions of the Agreement, (iv) agree that any such payment will constitute a default under the Senior Debt, and (v) agree to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

PIONEER MILITARY LENDING OF NEVADA, LLC, a Nevada Limited Liability Company	PIONEER FINANCIAL SERVICES, INC., a Missouri corporation

By:	By:
Name:	Name:
Title:	Title:
Dated:	Dated:

PIONEER MILITARY LENDING OF GEORGIA, LLC, a Georgia Limited Liability Company	PIONEER FUNDING, INC., a Nevada corporation

By:	By:
Name:	Name:
Title:	Title:
Dated:	Dated:

MILITARY ACCEPTANCE CORPORATION, INC., a Nevada corporation	PIONEER MILITARY INSURANCE COMPANY, a Nevada corporation

By:	By:
Name:	Name:
Title:	Title:
Dated:	Dated:

PIONEER SALES SERVICES GMBH, a _______________________	ARMED SERVICES BENEFITS, a _______________________

By:	By:
Name:	Name:
Title:	Title:
Dated:	Dated:

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EXHIBIT A

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY MIDCOUNTRY FINANCIAL CORP. IN FAVOR OF UMB BANK, N.A. AND OTHER BANKS DATED AS OF ______________, 2009

SUBORDINATED NOTE

$__,000,000.00	__________, 2009
Macon, Georgia

FOR VALUE RECEIVED, the undersigned, _______________________________, a __________________________ (the “Borrower”), hereby promises to pay to MIDCOUNTRY FINANCIAL CORP., a Georgia corporation (the “Lender”), at its principal office located at 201 Second Street, Suite 950, Macon, Georgia 31201, in lawful money of the United States of America and in immediately available funds, the principal amount of ____________ Million Dollars ($__,000,000.00), and all accrued but unpaid interest thereon.

Interest on unpaid principal shall accrue at [trust preferred rate], and accrued interest shall be payable on the first day of each month, beginning ______________, 2009. The principal amount hereof shall be due and payable in full on __________, ______. If any installment of interest or principal is not paid within ten (10) days of its due date, the Borrower shall pay to the Lender a late charge equal to five percent (5%) of the amount of such installment.

All payments and prepayments shall, at the option of the Lender, be applied first to any costs of collection, second to any late charges, third to accrued interest, and lastly to principal.

Time is of the essence hereof. In the event of default in the payment of any interest or principal hereunder, the Lender at its option and without further notice, demand, or presentment for payment to the Borrower, may declare immediately due and payable the principal and all accrued interest.

The Borrower agrees to pay all expenses of collection, including reasonable attorneys’ fees, if this Subordinated Note is collected by law or through an attorney at law.

The Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Subordinated Note.

The rights of the Lender hereunder are subordinate in all respects to the rights of the lenders under that certain Secured Senior Lending Agreement dated as of June 12, 2009, including all future amendments thereto, if any, between Pioneer Financial Services, Inc. and UMB Bank, N.A., and other Banks, as defined therein, the terms of such subordination being set forth in a Subordination Agreement of even date herewith between the Lender and UMB Bank, N.A. for itself and as Agent of certain Subsidiaries and the other Banks.

This Subordinated Note has been delivered in Macon, Georgia, and shall be governed by and construed under the laws of the State of Georgia.

IN WITNESS WHEREOF, the Borrower, intending to be legally bound hereby, has duly executed this Subordinated Note on the date first written above.

By:
[Name and Corporate Title]

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EXHIBIT Q

ELECTRONIC COLLATERAL CONTROL AGREEMENT

This Electronic Collateral Control Agreement (“Agreement”), dated as of June 12, 2009, by and among UMB Bank, N.A., a national banking association, with an address at 1010 Grand Boulevard, Kansas City, Missouri 64106 as Agent for itself and other lenders (“Secured Party”); Pioneer Financial Services, Inc., a Missouri corporation, with an address at 4700 Belleview, Kansas City, Missouri 64112; Pioneer Military Lending of Nevada, LLC, a Nevada limited liability company; Pioneer Military Lending of Georgia, LLC, a Georgia limited liability company; Military Acceptance Corporation, Inc., a Nevada corporation and Pioneer Funding, Inc., a Nevada corporation (collectively, the “Debtors” and individually, a “Debtor”); and eOriginal, a Delaware corporation, with an address at 351 W. Camden Street, Suite 800, Baltimore, Maryland 21201 (“Custodian”).

WITNESSETH:

WHEREAS, Debtors have granted Secured Party a security interest in all notes, Chattel Paper, Electronic Chattel Paper, General Intangibles, including Payment Intangibles, Instruments and Records and transferable records, as well as other collateral by Debtors (“Pledged Collateral”) pursuant to the terms of those Security Agreements executed by Debtor in favor of Secured Party, as Agent, dated June 12, 2009 (all terms used but not defined herein have the meaning ascribed thereto in such Security Agreement);

WHEREAS, Debtors maintain part of the Pledged Collateral in electronic format (“Electronic Collateral”);

WHEREAS, Debtors and Custodian have entered into an eCore® On Demand Services Agreement with an effective date of May 22, 2009 (the “Service Agreement”) for purposes of the management of, and access to, electronic Transactions (as defined in the Service Agreement), certain of which constitute Electronic Collateral subject to the Security Agreement;

WHEREAS, Secured Party, in order to perfect its first priority security interest in the Electronic Collateral, has requested that Custodian serve as a third party agent for the purpose of exercising control over the Electronic Collateral;

WHEREAS, Debtors, Secured Party and Custodian agree that they will be bound by the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtors, Secured Party and Custodian agree as follows:

SECTION 1.    The Electronic Account. Custodian represents and warrants to Secured Party that:

1.1       After Debtors assign those Transactions which constitute Pledged Collateral to Secured Party, Custodian shall store certain rights to payment which comprise the Electronic Collateral, on behalf of Secured Party, in an electronic vault (the “Electronic Account”) in the name of Secured Party, with a designation indicating that the Electronic Collateral contained therein has been assigned by Debtors to Secured Party. The Electronic Account and all Pledged Collateral held in it at any time shall be subject to this Control Agreement. Custodian shall maintain the Electronic Account in accordance with the following:

(a)        the Electronic Collateral, held in the Electronic Account, shall contain single authoritative copies of the rights to payment which are unique, identifiable and unalterable (“Authoritative Copy”);

(b)        each right to payment shall be evidenced by a single Authoritative Copy that identifies the Secured Party as the assignee of the right to payment;

(c)        each Authoritative Copy of a right to payment, which is pledged as part of the Electronic Collateral, shall be maintained in the Electronic Account by Custodian;

(d)        any copy or revision to a right to payment that would change the identification of the assignee or change an Authoritative Copy shall be made only with the participation and consent of the Secured Party;

(e)        any copy of the Authoritative Copy shall be readily identifiable as a copy that is not the Authoritative Copy; and

(f)        any revision of an Authoritative Copy shall be readily identifiable as either an authorized or unauthorized revision.

1.2       Secured Party, Debtors and Custodian acknowledge that the Electronic Collateral held in the Electronic Account shall fluctuate on a daily basis in accordance with the ordinary course of Debtors’ business.

1.3       Only Secured Party will have any claim or interest in the Electronic Collateral held in the Electronic Account, provided, however, such interest will be governed by the this Agreement as set forth in Section 4.

1.4       All Electronic Collateral stored in the Electronic Account is being held for the purpose of giving Secured Party control over the Electronic Collateral to facilitate perfection under Article 9 of the Uniform Commercial Code, UETA (defined below) and E-SIGN (defined below), as applicable.

1.5       Custodian and Debtors shall not amend the Services Agreement without the prior written consent of the Secured Party; provided, however, that fee modifications permitted under Section 5 of the Service Agreement shall not require the consent of Secured Party.

SECTION 2.    Control by Secured Party. Custodian will comply with all notifications originated by and which it receives from Secured Party directing it to terminate Debtors’ access to the Electronic Account without further consent by Debtors.

SECTION 3.    Subordination of Custodian’s Security Interest. Custodian subordinates in favor of Secured Party any security interest, lien or right of setoff Custodian may have, now or in the future, against the Electronic Account or Electronic Collateral in the Electronic Account, except that Custodian be allowed a lien on the Electronic Collateral in the Electronic Account to secure payment for unpaid commissions and fees for the Electronic Account.

SECTION 4.    Debtors’ Rights in Electronic Account. Secured Party consents to Vault Managers (as defined in the Service Agreement) designated by Debtors having regular access to the Electronic Collateral held in the Electronic Account, which is maintained by Custodian. Secured Party’s consent shall remain effective until such time when consent is withdrawn. Such consent shall be withdrawn by Secured Party notifying Custodian that Secured Party will exercise exclusive control over the Electronic Account (a “Notice of Exclusive Control”). Upon receiving a Notice of

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Exclusive Control, Custodian will cease to allow Vault Managers designated by Debtors access to the Electronic Collateral and the Electronic Account and Custodian will not comply with any directive or order originated by any Vault Manager designated by Debtors regarding the Electronic Collateral or Electronic Account until such time, if any, as Secured party relinquishes its Notice of Exclusive Control. Until Custodian receives a Notice of Exclusive Control, Custodian may allow Vault Managers designated by Debtors regular access to the Electronic Collateral and Electronic Account without further consent of Secured Party to enable Debtors to conduct their business in the ordinary course in which it is being conducted.

Upon Secured Party giving Custodian a Notice of Exclusive Control, Custodian, on behalf of the Secured Party, and the Secured Party, including representatives designated by the Secured Party, shall become the sole and exclusive Vault Managers of the Electronic Account and this Control Agreement shall be Debtor’s designation to Custodian of same.

Prior to Custodian’s receipt of a Notice of Exclusive Control, Secured Party consents to Debtors’ regular access to the Electronic Collateral in order to facilitate Debtors’ day to day business, as Debtors’ business requires regular access to the Electronic Account for the purpose of relinquishing, terminating, or otherwise releasing its right to payment evidenced by the Electronic Collateral. Further, as the case may be, Debtors shall have access to the Electronic Account in order to supplement, replace and replenish the Electronic Collateral, as new rights to payment are created in the ordinary course of Debtors’ business. However, in no case may Debtors amend or revise any part of the Electronic Collateral held in the Electronic Account, except as set forth in Section 1.1(d).

SECTION 5.    No Third Party Control. Custodian represents and warrants that no party, other than Secured Party, has a right to claim a priority interest to the Electronic Collateral held in the Electronic Account. Custodian will not allow any party access to the Electronic Account or the Electronic Collateral than those Vault Managers designated by Secured Party.

SECTION 6.    Statements, Confirmations and Notices of Adverse Claims. Custodian will send copies of all activity reports and billing statements for the Electronic Account simultaneously to Debtors and Secured Party. Custodian and Debtors will use reasonable efforts to promptly notify Secured Party if any other person claims that it has a property interest in the Electronic Collateral held in the Electronic Account and to notify any such person that it is a violation of Debtors’ and Secured Party’s rights for anyone else to hold, transfer, deal with, or make claim to the Electronic Collateral.

SECTION 7.	Custodian’s Responsibility.

7.1       Custodian will not be liable to Secured Party for allowing Debtors regular and constant access to the Electronic Account and Electronic Collateral before Custodian receives and has a reasonable opportunity (not to exceed two (2) Business Days) to act on a Notice of Exclusive Control originated by Secured Party. Custodian will not be liable to Debtors for complying with a Notice of Exclusive Control, even if Debtors notify Custodian that Secured Party is not legally entitled to issue the Notice of Exclusive Control, unless (i) Custodian takes the action after it is served with an injunction, restraining order or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process, or (ii) Custodian acts in collusion with Secured Party in violating Debtors’ rights.

7.2       This Agreement does not create any obligation of Custodian except for those expressly set forth in this Agreement. In particular, Custodian need not investigate whether Secured

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Party is entitled under Secured Party’s agreements with Debtors to give a Notice of Exclusive Control. Custodian may rely on notices and communications it believes given by the appropriate party.

SECTION 8.    Indemnity. Debtors will indemnify Custodian, its officers, directors, employees, and agents against claims, liabilities and expenses arising out of this Agreement (including reasonable attorneys’ fees and disbursements), except to the extent the claims, liabilities, or expenses are caused by Custodian’s gross negligence or willful misconduct.

SECTION 9.	Termination.
9.1	Service Agreement.

9.1.1.   Right to Cure Applicable. In the event either party to the Service Agreement sends notice of termination pursuant to Section 7.1 of the Service Agreement, such party shall also provide Secured Party with such notice. In the event any such termination notice is sent by Custodian, and Licensee (as defined in the Service Agreement) has a right to cure under the Service Agreement, Custodian shall also notify Secured Party in the event Licensee fails to timely effect such cure and such notice shall describe the nature of the cure required. Secured Party shall have ten (10) days from receipt of Custodian’s notice to effect such cure and, upon such cure, Secured Party may, in its sole discretion as to all Electronic Collateral in the Electronic Account as of the date the cure is made, either: (i) assume all of Licensee’s rights and obligations under the Service Agreement or (ii) exercise the rights of Licensee in the Winding Down provision Section 7.2 of the Service Agreement. If Secured Party fails to timely cure, the Service Agreement shall terminate and this Agreement shall concurrently terminate, and Section 7.3 of the Service Agreement shall apply as to all Electronic Collateral in the Electronic Account.

9.1.2.   No Right to Cure Applicable. In the event of automatic termination of the Service Agreement due to Licensee’s assignment for the benefit of creditors, bankruptcy, insolvency or reorganization, Custodian shall notify Secured Party of such termination of the Service Agreement and Secured Party shall have ten (10) days from receipt of Custodian’s notice to elect, in its sole discretion as to all Electronic Collateral in the Electronic Account as of the date the cure is made, either to: (i) assume all of Licensee’s rights and obligations under the Service Agreement or (ii) exercise the rights of Licensee in the Winding Down provision Section 7.2 of the Service Agreement. If Secured Party fails to timely make its election, this Agreement shall automatically terminate and Section 7.3 of the Service Agreement shall apply as to all Electronic Collateral in the Electronic Account.

9.2       Agreement. After giving Custodian a Notice of Exclusive Control, Secured Party may terminate this Agreement by notice to Custodian and Debtors. Custodian may terminate this Agreement on thirty (30) days’ notice to Secured Party and Debtors. If Secured Party notifies Custodian that Secured Party’s security interest in the Electronic Account has terminated, this Agreement will immediately terminate. In the event of any termination of this Agreement as described in this Section 9.2 which does not effect a termination of Secured Party’s security interest in the Electronic Collateral, Secured Party may elect to utilize the Winding Down Period under Sections 7.2 and 7.3 of the Service Agreement as to all Electronic Collateral in the Electronic Account as of the date the Agreement is terminated; provided, however, that Secured Party pays in advance to Custodian its Time and Materials Rate (as defined in the Service Agreement) associated with transitioning the Electronic Collateral from the Electronic Account. Any termination of this Agreement shall effect a termination of the Service Agreement solely as to the Electronic Collateral

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in the Electronic Account. Sections 7, “Custodian’s Responsibility,” and 8, “Indemnity,” will survive termination of this Agreement.

SECTION 10.  Complete Agreement; Amendments. This Agreement and the Service Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter; provided, however, that this Agreement shall not alter or affect any mandatory arbitration provision, if any, currently in effect between Secured Party and Debtors pursuant to a separate agreement. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

SECTION 11.  Governing Law. This Agreement will be governed by the laws of the State of Missouri.

SECTION 12.  Applicable Law and Severability. It is the intention of the parties hereto that this Agreement is entered into pursuant to the provisions of the Missouri Uniform Commercial Code, RSMO §400.9-101, et seq. (“Missouri UCC”) the Uniform Electronic Transactions Act (as adopted by Missouri) (“UETA”) and the Federal Electronic Signatures in Global and National Commerce Act (“E-SIGN”). Any applicable provisions of the Missouri UCC not specifically included herein shall be deemed part of this Agreement in the same manner as if set forth herein at length; and any provisions of this Agreement that might in any manner be in conflict with any provision of the Missouri UCC, UETA or E-SIGN shall be deemed to be modified so as not to be inconsistent with the same. To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.

SECTION 13.  Successors and Assigns. A successor to or assignee of Secured Party’s rights and obligations under the security agreement between Secured Party and Debtors will succeed to Secured Party’s rights and obligations under this Agreement. In such event, Secured Party shall provide prompt written notice to Custodian of the name and contact information of Secured Party’s successor or assignee.

SECTION 14.  Notices. All notices and other communications hereunder shall be in writing (except that [1] entitlement orders may be given orally if confirmed by subsequent email and [2] a notice of exclusive control may be communicated via e-mail or other electronic means in addition to any of the other methods proscribed for notice herein), will be, in each case addressed to the party to whom notice is being given and sent to the party’s address set forth below or to such other address as the party may notify the other parties and will be effective on receipt and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, (iii) transmitted by nationally recognized express courier, or (iv) transmitted by telecopy:

Pioneer Financial Services, Inc. (for itself and the other Debtors) 4700 Belleview, Suite 300 Kansas City, Missouri 64112 Attention: Thomas H. Holcom, Jr. Facsimile No.: (816) 561-9333
UMB Bank, N.A. 1010 Grand Boulevard Kansas City, Missouri 64106 Attention: Douglas F. Page Facsimile No.: (816) 860-7143

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eOriginal, Inc. 351 W. Camden Street, Suite 800 Baltimore, Maryland 21201 Attention: Elizabeth S. McClure, General Counsel Facsimile No.: (410) 727-1923

or at such other address as may hereafter be designated in writing by that party.

SECTION 15.  Consent to Jurisdiction; Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY (i) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN JACKSON COUNTY, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE WESTERN DISTRICT OF MISSOURI AS THE AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREE THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (iii) WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE PARTIES MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (iv) WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (v) WAIVE ALL RIGHTS OF ANY OTHER JURISDICTION WHICH THE DEBTORS MAY NOW OR HEREAFTER HAVE BY REASON OF THEIR PRESENT OR SUBSEQUENT DOMICILES. THE PARTIES AUTHORIZE THE SERVICE OF PROCESS UPON THE DEBTORS BY REGISTERED MAIL SENT TO THE DEBTORS AT THEIR ADDRESS REFERENCED IN SECTION 15.

THE PARTIES HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH THE DEBTORS, SECURED PARTY OR CUSTODIAN ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 16.  Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

SECTION 17.  Facsimile Signatures. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

SECTION 18. Limitation of Liability. THE TOTAL LIABILITY OF CUSTODIAN TO SECURED PARTY UNDER THIS AGREEMENT SHALL NOT EXCEED $100,000.00. CUSTODIAN SHALL HAVE NO LIABILITY TO DEBTORS UNDER THIS AGREEMENT. IN NO EVENT SHALL CUSTODIAN OR SECURED PARTY BE LIABLE IN ANY MANNER TO THE OTHER PARTY OR TO DEBTORS UNDER THIS AGREEMENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LEGAL FEES AND EXPENSES), INCLUDING WITHOUT

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LIMITATION, DAMAGES RELATING TO LOSS OF BUSINESS, PROFITS, ASSETS, INFORMATION, DATA, DOCUMENTS, SAVINGS, GOODWILL, BUSINESS REPUTATION, OR FALSE OR ERRONEOUS INFORMATION TRANSMITTED VIA THE INTERNET, WHETHER THE RELATED CLAIM IS UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

UMB BANK, N.A., as the Secured Party	eORIGINAL, Inc., as the Custodian

By:	By:
Name:	Name:	Stephen F. Bisbee
Title:	Title:	President and CEO

PIONEER FINANCIAL SERVICES, INC., as a Debtor	PIONEER MILITARY LENDING OF GEORGIA, LLC, as a Debtor

By:	By:
Name:	Name:
Title:	Title:

PIONEER MILITARY LENDING OF NEVADA, LLC, as a Debtor	MILITARY ACCEPTANCE CORPORATION, INC., as a Debtor

By:	By:
Name:	Name:
Title:	Title:

PIONEER FUNDING, INC., as a Debtor

By:
Name:
Title:

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EXHIBIT R

PENSION / WELFARE PLANS

None

EXHIBIT S

OTHER DEBT AND GUARANTEES

Any Subordinated Debt including, but not limited to the following (i) Junior Subordinated Debentures reflected in the consolidated financial statements of the Borrowers with a current aggregate outstanding principal balance of approximately $33,000,000; and (ii) any other Subordinated Debt, including proposed Senior Subordinated Debentures, to be issued in the future by Pioneer Financial Services, Inc. so long as such debentures are expressly subordinate and junior to the Senior Debt, all of which Subordinated Debt is authorized under this Agreement.

EXHIBIT T

INTELLECTUAL PROPERTY

See Schedules A, B, C and D to Exhibit J-3

EXHIBIT U

ENVIRONMENTAL, SAFETY AND HEALTH MATTERS

None

EXHIBIT V

MIDCOUNTRY BANK, PIONEER MILITARY LENDING DIVISION

AMENDED AND RESTATED

NON-RECOURSE LOAN SALE AND MASTER SERVICES AGREEMENT

This Amended and Restated Loan Sale and Master Services Agreement (the “Agreement”) is made between MidCountry Bank, through its Pioneer Military Lending Division (“MidCountry Bank”), Pioneer Funding, Inc. (“Funding”) and the other affiliated entities which are signatories hereto (Funding and such other entities being collectively referred to as “Pioneer”) and UMB Bank, N.A. (“Agent”) is made effective as of June 12, 2009 (the “Effective Date”).

1.	Overview

Agent is a party to that certain Secured Senior Lending Agreement dated as of June 12, 2009 (the “Lending Agreement”) between Pioneer, Agent, and certain other lenders pursuant to which Agent and the other lenders have agreed to provide financing to Pioneer to finance acquisition of consumer loans made to military personnel. This Agreement is an Exhibit to the Lending Agreement and is executed in connection therewith and it states the terms and conditions by which MidCountry Bank, WITHOUT RECOURSE to MidCountry Bank, will sell such consumer loans, to Funding and provide various services to Pioneer, including consumer loan servicing and retail installment contract servicing (collectively, the “Services”). This Agreement is intended to cover any and all Services requested by Pioneer and provided by MidCountry Bank during the term of this Agreement. Defined terms used herein, but not otherwise defined herein shall have the meanings given to them in the Lending Agreement.

2.	Term of Agreement; Termination

(a)        The term of this Agreement will begin on the Effective Date and, unless terminated as provided herein, will expire five years later; provided, however, on each anniversary of the Effective Date, the term hereof shall be extended automatically for an additional one-year period.

(b)       Any party may terminate this Agreement upon not less than one hundred eighty (180) days advance written notice to the other parties. Any termination of this Agreement will not affect the obligation to pay for Services actually provided during the remainder of the term.

(c)        MidCountry Bank may also terminate this Agreement or suspend service upon thirty (30) days notice to Pioneer and to Agent, or its successor as Agent under the Lending Agreement in the event of (i) a payment default by Pioneer, or (ii) Pioneer’s breach or failure to materially comply with any other obligation of Pioneer under this Agreement and such breach or failure is not cured within thirty (30) days after receipt of written notice of the same.

(e)        Pioneer may also terminate this Agreement if MidCountry Bank breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of same to the other parties hereto.

(f)        Notwithstanding anything stated in this Agreement to the contrary, the Agent may also terminate this Agreement at any time upon written notice thereof to MidCountry Bank and Pioneer, (i) in the event MidCountry Bank or MCFC is closed for any reason or is made the subject of a bankruptcy, conservatorship, receivership or similar proceeding or control of which is otherwise taken over by any government regulatory authority, (ii) military consumer loans will no longer be purchased by Pioneer from MidCountry Bank or (iii) ownership of MidCountry Bank is transferred to an owner which is not reasonably acceptable to the Agent and the Required Banks.

3.	Sale of Loans

MidCountry Bank will, WITHOUT RECOURSE to MidCountry Bank, originate for sale, to Funding military consumer loans (the “Loans”) made by MidCountry Bank in the ordinary course of business as previously conducted by Pioneer, and in accordance with (i) MidCountry Bank’s lending policy, and (ii) the continuing lending guidelines of Pioneer, as both may be amended from time to time. Funding will have the exclusive right to purchase, WITHOUT RECOURSE to MidCountry Bank, all of such Loans offered for sale by MidCountry Bank, and payment for such Loans shall be settled on a daily basis or on such other periodic basis as the parties may from time to time determine. All Loan sales will be upon fair and reasonable terms no less favorable to Pioneer than would be obtained in a comparable arm’s-length transaction with a third party that is not an affiliate of MidCountry Bank. MidCountry Bank may also originate for its own account loans which are not deemed to be military consumer loans made in the ordinary course of business as previously conducted by Pioneer.

4.	Delivery of Services

During the term of this Agreement, MidCountry Bank shall provide to Pioneer or Agent all of the Services, as more fully described in Exhibit A attached hereto and made a part hereof. Pioneer agrees to accept and pay for the Services and for any additional Services which may be requested by Pioneer or Agent and provided pursuant to amendments to this Agreement.

5.	Fees and Payment

Pioneer will pay all fees due pursuant to Exhibit A as provided therein. Other Services may be billed on a monthly or other periodic basis. Any payment not received by MidCountry Bank within five (5) business days of its due date will accrue interest at a rate of one and one-half percent (1.5%) per month, or the highest rate allowed by applicable law, whichever is lower. Pioneer will be responsible for and will pay all taxes and similar fees now in force or enacted in the future imposed on the delivery of Services.

6.	Duties of MidCountry Bank

MidCountry Bank will provide all of the Services in accordance with all applicable laws and regulations and such standards of service as generally prevail in the financial services industry. MidCountry Bank shall indemnify Pioneer and Agent and hold Pioneer and Agent harmless from and against any and all liability, damages, and costs, including reasonable attorney fees, resulting from MidCountry Bank’s failure to comply with the provisions of this Agreement.

7.	Other Benefits to Certain Parties

In further consideration of the mutual benefits to MidCountry Bank and Pioneer under this Agreement:

(a)        Pioneer hereby grants MidCountry Bank for the period ending upon termination of this Agreement, unless otherwise extended as provided herein, (i) the non-exclusive rights to use the intellectual properties, including trade names and service marks, of Pioneer, and (ii) the right to use the Daybreak system or such other system or systems as may be in use by MidCountry Bank from time to time and all hardware and software associated with it. Notwithstanding the foregoing, Pioneer shall retain all ownership rights.

(b)       During the term hereof, Pioneer hereby grants to MidCountry Bank the right to market additional products and services to Pioneer’s borrowers. Pioneer shall retain all other borrower relationship rights.

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8.	Rights of Agent under Lending Agreement Upon Termination

Following the occurrence of an Event of Default under the Lending Agreement which is not cured within the applicable cure period, if any, following notice as provided in the Lending Agreement, should any Senior Debt then be outstanding, MidCountry Bank agrees for itself and its successors and assigns, that upon the written request of the Agent, it will:

(a)        perform loan maintenance and collection services, on all Customer Notes securing Senior Debt for the Agent for a service charge equal to one hundred ten percent (110%) of MidCountry Bank’s actual cost of providing such services as the Agent may request, for the period commencing upon the date requested by the Agent and ending on the earlier of (i) when all of the Customer Notes owned by Pioneer have been collected; (ii) collection efforts for such Customer Notes have been terminated at the direction of the Required Banks or (iii) the Agent, at the direction of the Required Banks, gives a written notice of termination to MidCountry Bank and Pioneer. Upon request from time to time by the Agent, but in no event not more than once in every twelve (12) month period commencing upon the date MidCountry Bank begins performing services under the Lending Agreement for the Agent, MidCountry Bank shall, upon the request of the Agent, provide the Agent with such information as it may reasonably request to determine the basis upon which MidCountry Bank has calculated its actual cost of providing services to the Agent under the Lending Agreement.

(b)       transfer possession and use of the Daybreak system, or other system or systems being used by MidCountry Bank if the Daybreak system is not then in use, and all hardware and software associated with it and all documents, instruments and records pertaining to outstanding notes securing payment of Senior Debt to the Agent or its designee at the expense of the Agent, and allow the Agent to employ or otherwise use the services of all of MidCountry Bank’s employees working in the Pioneer Military Lending Division of MidCountry Bank and which are reasonably necessary, in the judgment of the Agent, to service and collect outstanding notes securing payment of Senior Debt to be employed by the Agent or its designee; and/or

(c)        cooperate with the Agent to the extent reasonably requested in the sale or transfer of all or any part of the outstanding Customer Notes securing payment of Senior Debt to one or more third parties. For purposes of Section 11.2(ii) of the Lending Agreement, Pioneer hereby agrees that any and all rights given to MidCountry Bank in Section 7(a) of this Agreement shall be given to the Agent, or its designee including MidCountry Bank, for a period extending until all Customer Notes securing payment of Senior Debt have been collected or, in the judgment of the Agent, be deemed to be uncollectible.

If MidCountry Bank performs loan maintenance and collection services at the request of the Agent pursuant to Section 11.2(ii) of the Lending Agreement, MidCountry Bank hereby agrees that the Agent shall have the same indemnity protection which is provided to Pioneer in Section 6 of this Agreement and the fees set forth in Exhibit A attached hereto shall not apply. The foregoing provisions shall apply and not be affected by the termination of this Agreement.

If the Agent elects to proceed pursuant to Section 11.2(ii) of the Lending Agreement, MidCountry Bank shall have no obligation to maintain the Daybreak system, or other system or systems being used by MidCountry Bank if the Daybreak system is not then in use, and hardware, software, documents, or instruments associated with it after such one (1) year period or such shorter period if the Agent selects a shorter period, unless otherwise agreed in writing between MidCountry Bank and the Agent. MidCountry Bank agrees to cooperate with the Agent to effect a smooth transition of such services and the Daybreak system, or other system or systems being used by MidCountry Bank if the Daybreak system is not then in use and related items described in the immediately preceding sentence to the Agent or its designee at the end of the period described in the immediately preceding sentence.

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9.	Amendments

This Agreement may not be amended except in writing with the written consent of MidCountry Bank, Pioneer and Agent or its successor as Agent under the Lending Agreement and the Required Banks.

10.	Miscellaneous

MidCountry Bank shall not be deemed to be in default of any provision of this Agreement or be liable for any delay, failure of performance or interruption of the provision of Services to Pioneer or Agent resulting solely from any event of force majeure. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of Nevada and applicable federal laws and regulations. Exclusive venue for all disputes arising out of or relating to this Agreement shall be the state and federal courts in Nevada and each party irrevocably consents to such personal jurisdictions and waives all objections thereto. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party. No party may sell, assign or transfer its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of the other parties, and any attempted assignment or delegation without such consent will be void; provided, however, if MidCountry Bank is performing Services for the Agent pursuant to Section 8 hereof, the Agent, upon prior notice to MidCountry Bank and Pioneer, may assign all of its rights hereunder to any person or entity at the direction of the Required Banks (as such term is defined in the Lending Agreement) and upon any such assignment the assignee will be entitled to all of the rights previously provided to the Agent hereunder. All notices, demands, requests or other communications required or permitted under this Agreement shall be deemed given when delivered personally to the last known address of each party hereto, sent by facsimile to the last known address of each party hereto upon confirmation, sent and received by return receipt e-mail to the last known address of each party hereto, or upon receipt of delivery to the last known address of each party hereto of overnight mail. MidCountry Bank, Pioneer and Agent are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between MidCountry Bank, Pioneer or Agent. None of MidCountry Bank, Pioneer or Agent will have any power to bind the other or incur obligations on another’s behalf without the other’s prior written consent, except as otherwise expressly provided herein. Except as expressly provided in this Agreement, this Agreement may be changed only by a written document signed by authorized representatives of MidCountry Bank, Pioneer and Agent.

This Agreement amends and restates in its entirety that certain Loan Sale and Master Services Agreement dated June 1, 2007, as previously amended.

[SIGNATURE PAGE TO FOLLOW]

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The authorized officers of MidCountry Bank, Pioneer and the Agent hereby execute this Agreement as of the Effective Date.

MIDCOUNTRY BANK, BY AND THROUGH ITS PIONEER MILITARY LENDING DIVISION	UMB BANK, N.A., AS AGENT

By:	By:
Name:	Name:
Title:	Title:

PIONEER FINANCIAL SERVICES, INC.	PIONEER MILITARY LENDING OF GEORGIA, LLC

By:	By:
Name:	Name:
Title:	Title:

PIONEER MILITARY LENDING OF NEVADA, LLC	MILITARY ACCEPTANCE CORPORATION, INC.

By:	By:
Name:	Name:
Title:	Title:

PIONEER FUNDING, INC.	PIONEER MILITARY INSURANCE COMPANY

By:	By:
Name:	Name:
Title:	Title:

PIONEER SALES SERVICES GMBH	ARMED SERVICES BENEFITS

By:	By:
Name:	Name:
Title:	Title:

5

EXHIBIT A

Fees for Services

1.	Annual Relationship Fee

An annual fee of $33.86 for each loan and retail installment contract in the Customer’s portfolio on the last day of each fiscal month. The fee is intended to fairly reimburse the Bank for the costs associated with maintaining its customers’ relationships and it will be paid in equal monthly installments beginning on the 5th day after the Effective Date and on the 5th business day of each month thereafter. The fee for the partial first year will be prorated and based on the Customer’s portfolio on the day before the Effective Date. This fee will also be adjusted annually on the basis of the annual increase or decrease in the Consumer Price Index.

2.	Loan Origination Reimbursement Fee

A fee of $35.00 for each loan (not including retail installment contracts) originated by the Bank and purchased by Funding. The fee is intended to fairly reimburse the Bank for the costs associated with its loan origination expenses and it will be paid at the time of loan purchase. This fee will be adjusted annually on the basis of the annual increase or decrease in the Bank’s FAS 91 cost analysis.

3.	Servicing Fee

A servicing fee in an amount equal to 8.4% of the outstanding principal balance of the Customers’ Loans serviced as of the last day of each month. The fee will be paid on or before the 5th business day of each month. The Bank will retain all ancillary revenue, including late charges and NSF fees. This fee will be adjusted annually on the basis of the annual increase or decrease in the Consumer Price Index.

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EXHIBIT W

FORM OF AMENDMENT TO

SENIOR LENDING AGREEMENT TO

ADD BANKS OR OTHER FINANCIAL INSTITUTIONS

Amendment No.    to Senior Lending Agreement

This Amendment to that certain Secured Senior Lending Agreement dated as of June 12, 2009, a copy of which is attached hereto (hereinafter referred to as the “Senior Lending Agreement”) is made as of ____________, 20____ by and between all banks or other financial institutions which are, as of the date hereof, parties to such Senior Lending Agreement; Pioneer Financial Services, Inc. (hereinafter referred to as “Pioneer”) certain of its Subsidiaries and __________________, a ________________ corporation with offices located at _____________________________________ (hereinafter referred to as “New Bank”).

WHEREAS, Pioneer has requested New Bank to extend credit to it and New Bank is willing to extend such credit; and

WHEREAS, Pioneer is prohibited from receiving credit from New Bank unless New Bank becomes a party to the Senior Lending Agreement; and

WHEREAS, New Bank desires to become a party to the Senior Lending Agreement.

NOW, THEREFORE, in consideration of the mutual agreement of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed by and between Pioneer, New Bank and all of the banks and financial institutions which are presently parties to the Senior Lending Agreement as follows:

1.         The Senior Lending Agreement is hereby amended pursuant to Section 12 thereof to add New Bank as a party thereto on the eleventh (11th) business day following delivery by Pioneer of a copy hereof executed by both Pioneer and New Bank to each of the banks and financial institutions which are presently parties to the Senior Lending Agreement if none of the said banks or financial institutions objects to New Bank becoming a party to the Senior Lending Agreement.

2.         Upon the effective date hereof which shall be determined by paragraph 2 of Section 12 of the Senior Lending Agreement, New Bank agrees to be bound by all terms and conditions of the Senior Lending Agreement and further agrees that all credit which is extended by New Bank to Pioneer shall be subject to all terms and agreements of the Senior Lending Agreement.

3.         Section 1 of the Senior Lending Agreement is hereby amended to add a new paragraph numbered ____ which shall state the following: “___________” shall mean _______________________ of ________________, __________________.”

4.         Paragraph 5 of Section 1 of the Senior Lending Agreement is hereby amended to add New Bank within the definition of “Banks”.

5.         Paragraph 13.1 of Section 13 of the Senior Lending Agreement is hereby amended to add the following:

“_____________________________

______________________________

______________________________”.

6.         All terms of the Senior Lending Agreement, unless expressly amended hereby, shall remain in full force and effect as if this Amendment had not been adopted.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Senior Lending Agreement as of the day and year first above written.

PIONEER FINANCIAL SERVICES, INC. a Missouri corporation individually and on behalf of its Subsidiaries listed on Exhibit L to the Senior Lending Agreement

By:
Name:
Title:

[_____________________________________]

By:
Name:
Title:

2

EXHIBIT X

DEPOSIT ACCOUNTS

Bank	Account Number
Charles Schwab	9145-8911
Commerce Bank	68-0128-01-4	(Pioneer Military Insurance Company Account)
Commerce Bank	32448
First National Bank	980536
JPMorgan Chase Bank, N.A.	10222712
JPMorgan Chase Bank, N.A.	686801333
UMB Bank, N.A.	9801049275
UMB Bank, N.A.	9801112066
UMB Bank, N.A.	9871675432
UMB Bank, N.A.	5008005958
Wells Fargo Bank	20012200